                                                                     EXHIBIT 2.5

                             GROVE OPERATING, L.P.

                          SOLICITATION OF CONSENT AND
                               OFFER TO EXCHANGE
                              CERTAIN OUTSTANDING
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                                       IN
                  GROVE-COASTAL ASSOCIATES LIMITED PARTNERSHIP
                              FOR CONSIDERATION OF
                 3,435.5 COMMON UNITS OF GROVE OPERATING, L.P.
        with an option to holders to instead receive cash consideration

             THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
   AT 5:00 P.M., NEW YORK TIME, ON FRIDAY, AUGUST 15, 1997, UNLESS EXTENDED.

     Grove Operating, L.P., a recently formed Delaware limited partnership (the "OPERATING PARTNERSHIP"), is offering to exchange certain outstanding units of limited partnership interest ("UNITS") in Grove-Coastal II Associates Limited Partnership (the "PROPERTY PARTNERSHIP"), for consideration per Unit of 3,435.5 COMMON UNITS of the Operating Partnership or, at the option of the holder of a limited partnership interest in the Property Partnership who votes in favor of the transactions described herein but is either not qualified or elects not to tender its Units for Common Units, consideration per Unit of $33,476 (the "CASH CONSIDERATION") in cash, in each case to be pro rated in respect of fractional Units, upon the terms and subject to the conditions set forth in this Exchange Offer dated June 19, 1997 (including the annexes hereto, the "OFFER TO EXCHANGE") and in the related Letter of Transmittal, as each may be supplemented or amended from time to time (all of which constitute the "EXCHANGE OFFER").
The Exchange Offer is made to all limited partners of record of Grove-Coastal Associates Limited Partnership (the "LIMITED PARTNERS") as of the date of this Exchange Offer.

     A LIMITED PARTNER MUST TENDER ALL OF THE UNITS OWNED BY IT IN THE PROPERTY PARTNERSHIP IF IT WISHES TO TENDER ANY UNITS. A Limited Partner must also complete and return an Accredited Investor Questionnaire in order to participate in the Exchange Offer. See "THE EXCHANGE OFFER" Section 3. Procedures for Tendering Property Partnership Units."

     The General Partner of the Operating Partnership is Grove Property Trust, a Maryland real estate investment trust. See "THE EXCHANGE OFFER" Section 8. Certain Information Concerning the Purchaser" and "Section 9. Interests of Certain Persons and Certain Transactions."

     The Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time: (i) to extend the period of time during which this Exchange Offer is open

JUNE 19, 1997
and thereby delay the acceptance for payment of, and the payment for, any Units;
(ii) to terminate this Exchange Offer and not accept for payment any Units not theretofore accepted for payment or paid for if any of the conditions referred to in Section 11 have not been satisfied or upon the occurrence of the events specified in Section 12; (iii) upon the occurrence of any of the conditions specified in Section 11, to delay the acceptance for payment of, or payment for, any Units not theretofore accepted for payment or paid for, and (iv) to amend this Exchange Offer. See "THE EXCHANGE OFFER."

THE COMMON UNITS IN THE OPERATING PARTNERSHIP OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THIS OFFER TO EXCHANGE HAS NOT BEEN FILED WITH OR REVIEWED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION PRIOR TO ITS ISSUANCE AND USE.
NEITHER THE COMMISSION NOR ANY STATE'S SECURITIES LAW ADMINISTRATOR HAS REVIEWED THE ACCURACY OR ADEQUACY OF THE INFORMATION PRESENTED HEREBY OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE COMMON UNITS IN THE OPERATING PARTNERSHIP ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


EACH LIMITED PARTNER IS URGED TO READ CAREFULLY THIS ENTIRE OFFER TO EXCHANGE, THE LETTER OF TRANSMITTAL AND RELATED DOCUMENTS.

                               TABLE OF CONTENTS

                                                                                                        PAGE
     INTRODUCTION                                                                                           1
     FORWARD LOOKING STATEMENTS                                                                             5
     DISCLOSURE MATERIALS                                                                                   6
     THE CONSOLIDATION TRANSACTIONS                                                                         7
          Background                                                                                        7
          The Consolidation                                                                                 7
          Reasons for the Consolidation                                                                    10
          Opportunity for Growth                                                                           13
          Increased Marketability/Liquidity                                                                13
          Alternatives to the Consolidation                                                                13
          Valuation of Properties and Other Assets; Allocation of Common Units                             14
     SPECIAL FACTORS                                                                                       16
          Ownership of Common Units                                                                        16
          Risk Factors Common Units                                                                        18
     RISK FACTORS                                                                                          20
          Generally                                                                                        20
          Potential Adverse Effects of the Exchange Offer; Risk Factors                                    22
     BENEFITS TO RELATED PARTIES                                                                           29
     CONFLICTS OF INTEREST                                                                                 31
     THE COMPANY                                                                                           33
          The Grove Companies                                                                              33
          Grove Property                                                                                   33
          Trust Managers and Executive Officers                                                            34
          Common Units Issued to Executive Officers in Connection with Consolidation                       39
          Security Ownership of Certain Beneficial Owners and Management                                   40
          Compensation of the Trust Managers                                                               45
          Non-Competition Agreements                                                                       45
          Property Management Services                                                                     46
          Management Division Operations                                                                   47
          Accounting Services                                                                              47
          Property Marketing                                                                               47
          Construction Services                                                                            48
          Business Operations and Operating Strategies                                                     48
          Acquisition and Development Strategy                                                             49
          Redevelopment                                                                                    50
          Future Acquisitions                                                                              50
          Markets                                                                                          51
          Multifamily                                                                                      51
          Rental Rates and Occupancy                                                                       52
          Competition                                                                                      52
     PROPERTY INFORMATION                                                                                  52
          Description of the Properties                                                                    52
          New Acquisitions                                                                                 53

     FINANCIAL INFORMATION                                                                                 55
          Selected Financial and Operating Data                                                            55
     VALUATION OF PARTNERSHIP UNITS                                                                        55
     SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES                                                            57
          Gain or Loss on the Exchange for Common Units                                                    57
          Gain or Loss on an Exchange for Cash Consideration                                               59
          Federal Income Tax Consequences of Holding Common Units in the Operating                         60
           Partnership
          State and Other Tax Considerations                                                               61
     SUMMARY OF ERISA CONSIDERATIONS                                                                       61
          Plan Assets---In General                                                                         62
          Application of DOL Regulation to GROVE PROPERTY                                                  62
          Application of DOL Regulation to the Purchaser                                                   63
     THE OP PARTNERSHIP AGREEMENT                                                                          64
          Management                                                                                       64
          Indemnification                                                                                  64
          Transferability of Interests                                                                     65
          Issuance of Additional Common Units                                                              66
          Capital Contribution                                                                             66
          Awards Under Stock Incentive Plan                                                                66
          Distributions                                                                                    67
          Limited Partner Redemption/Exchange Rights                                                       67
          Tax Matters                                                                                      67
          Operations                                                                                       67
          Certain Limited Partner Approval Rights                                                          67
          Term                                                                                             68
     ADDITIONAL INFORMATION                                                                                68
     GLOSSARY                                                                                              68
     THE EXCHANGE OFFER                                                                                    76
          Section  1.  Terms of this Exchange Offer                                                        76
          Section  2.  Acceptance of and Payment for Property Partnership Units                            76
          Section  3.  Procedures for Tendering Property Partnership Units                                 77
          Section  4.  Withdrawal Rights                                                                   79
          Section  5.  Extension of Tender Period; Termination; Amendments                                 80
          Section  6.  Certain Federal Income Tax Consequences                                             81
          Section  7.  Certain Information Concerning the Property Partnership                             81
          Section  8.  Certain Information Concerning the Purchaser                                        81
          Section  9.  Interests of Certain Persons and Certain Transactions                               82
          Section 10.  Sources of Funds                                                                    83
          Section 11.  Conditions of this Exchange Offer                                                   83
          Section 12.  Certain Legal Matters                                                               84
          Section 13.  Fees and Expenses                                                                   85
          Section 14.  Other Matters                                                                       85


     APPENDIX A.    TEXT OF AMENDMENTS TO THE AMENDED AND RESTATED LIMITED
PARTNERSHIP AGREEMENT OF GROVE-COASTAL ASSOCIATES LIMITED PARTNERSHIP, TOGETHER WITH LEGAL OPINION

     APPENDIX I.    FINANCIAL INFORMATION RELATING TO GROVE PROPERTY TRUST, ITS
FORM 10-QSB FOR THE QUARTER ENDED MARCH 31, 1997, ITS FORM 8-K DATED MAY 30, 1997, AND OTHER MATERIALS AVAILABLE UPON REQUEST

                                  INTRODUCTION

          One of the purposes of this offer is to solicit the consent of limited partners of Grove-Coastal Associates Limited Partnership ("GROVE-COASTAL") to a series of transactions which, if approved, ultimately would divide Grove-Coastal's assets into two separate limited partnerships, with one of such partnerships being liquidated and either cash or Common Units being distributed to, or exchanged with, partners in the liquidating partnership. The other limited partnership would continue to own four of Grove-Coastal's existing seven properties, and would continue to list all four properties for sale.

          Grove-Coastal Associates Limited Partnership is a Connecticut limited partnership, formed in 1990, which currently owns seven properties. The general partner of Grove-Coastal is seeking limited partner approval to do a tax free division of Grove-Coastal into two separate Connecticut limited partnerships. One of these partnerships, which could be named Grove-Coastal Associates I Limited Partnership, would own the Bridge Building located in Mystic, Connecticut, the Holdridge Building in Mystic, Connecticut, the Sailways Building in Mystic, Connecticut and the Larkin Square building in Watch Hill, Rhode Island (collectively, the "MYSTIC PROPERTIES"). The second limited partnership, which could be named Grove-Coastal Associates II Limited Partnership (hereinafter sometimes referred to as the "PROPERTY PARTNERSHIP"), would own the Wharf Building in Martha's Vineyard, Massachusetts, the Corner Block Building in Martha's Vineyard, Massachusetts and the Harbor View Apartments in Warwick, Rhode Island (collectively, the "VINEYARD PROPERTIES"). Each existing partner in Grove-Coastal would have a limited partnership interest in each of these two partnerships, with allocations and cash distributions identical to their sharing percentages currently in Grove-Coastal. Limited Partners would also have the same number of limited partnership units ("UNITS") in each of these new partnerships as they have in Grove-Coastal.

          Grove Operating, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP" or the "PURCHASER") is hereby offering to exchange 3,435.5 units of limited partnership interests ("COMMON UNITS") in the Operating Partnership for certain of the limited partnership Units in the Property Partnership that would be issued to existing limited partners of Grove-Coastal if these transactions are approved by the requisite vote of the Limited Partners. In order to qualify for such exchange, a limited partner must qualify as an "ACCREDITED INVESTOR," as defined under Regulation D. Limited partners of the Property Partnership who either do not qualify as an accredited investor or whom elect to receive cash in liquidation for their respective interest in the Property Partnership would receive CASH OF $33,476 for each limited partnership Unit owned by such partner in the Property Partnership.

          In order to accomplish the transactions contemplated above, the Operating Partnership intends to form a new Connecticut limited partnership named Wharf Holdings Limited Partnership. The general partner of Wharf Holdings Limited Partnership would be Wharf Holdings, Inc., a Connecticut corporation in the process of formation, which will be wholly-owned by Grove Property Trust. The sole limited partner of Wharf Holdings Limited

Partnership would be the Operating Partnership. If accredited limited partners of the Property Partnership exchange their limited partnership interest in the Property Partnership for Common Units, the Operating Partnership would contribute such limited partnership interests, together with sufficient cash to accomplish the other transactions contemplated herein, to Wharf Holdings Limited Partnership. If this proposed transaction is approved, Wharf Holdings Limited Partnership would then contribute additional cash to the Property Partnership in consideration for the issuance of additional limited partnership interests in the Property Partnership. Provided the general partner of the Property Partnership and limited partners owning at least 66-2/3% of the limited partnership interests necessary to liquidate the Property Partnership consent to a liquidation of the Property Partnership, the Property Partnership would then be liquidated. Nonaccredited limited partners of the Property Partnership, as well as accredited limited partners who elect to receive cash for their interest in the Property Partnership, would receive cash in the amount of $33,476 per Unit for their interest in the Property Partnership. In connection with the liquidation of the Property Partnership, the Vineyard Properties would be distributed in kind to Wharf Holdings Limited Partnership.

          All existing limited partners of Grove-Coastal would remain as partners of Grove-Coastal Associates I Limited Partnership, which would own the Mystic Properties, and would continue to list such properties for sale. When and if the Mystic Properties are sold, the proceeds would be distributed to the limited partners of Grove-Coastal Associates I Limited Partnership. The partnership agreements for the two partnerships resulting from the tax free division would be substantially identical to the existing limited partnership agreement of Grove-Coastal.

          In order to accomplish these transactions, all limited partners of Grove-Coastal will be asked to vote on a number of actions and amendments to the limited partnership agreement of Grove-Coastal (the "GROVE-COASTAL PARTNERSHIP AGREEMENT"), as follows:

1. To approve a tax free division of Grove-Coastal into two partnerships, one of which would own the Mystic Properties and one of which would own the Vineyard Properties;

2. To approve the amendment of the Partnership Agreement of Grove-Coastal to permit the sale of additional limited partnership interests to Wharf Holdings Limited Partnership, which would contribute sufficient cash to pay $33,476 per Unit to Limited Partners other than Wharf Holdings Limited Partnership upon the liquidation of the Property Partnership; and

3. To approve the liquidation of the Property Partnership, the distribution of $33,476 per Unit for limited partners who are non-accredited or who elect the cash alternative described below, and the distribution of the Vineyard Properties, in kind, to Wharf Holdings Limited Partnership.

          The remainder of this Exchange Statement describes the proposed exchange of Common Units for limited partnership Units in the Property Partnership, premised upon the assumption that the proposed amendments to Grove-Coastal's Partnership Agreement will be approved by the requisite number of limited and general partners. There can be no assurance that the limited and general partners of Grove-Coastal will approve the amendments described herein, which will be a condition precedent to the Exchange of Common Units for Partnership Units.

  PURPOSE OF THIS EXCHANGE OFFER. The Exchange Offer by the Operating Partnership is being made to the limited partners of Grove-Coastal who would become limited partners of Grove-Coastal II Associates Limited Partnership (each, a "LIMITED PARTNER" and, collectively, the "LIMITED PARTNERS"). On March 14, 1997, the Operating Partnership completed the "Consolidation Transactions" described below. As a result of the Consolidation Transactions, Grove Property Trust, a Maryland real estate investment trust ("GROVE PROPERTY"), became a self-administered and self-managed real estate investment trust ("REIT") with control over a portfolio of 26 multifamily residential projects and a neighborhood shopping center in the Northeastern United States. Grove Property is the sole general partner of the Operating Partnership. The properties that would be owned by the Property Partnership appear attractive to the Operating Partnership and satisfy the Operating Partnership's growth strategy to acquire additional multifamily housing in the Northeastern United States. This Exchange Offer provides Limited Partners of the Property Partnership with an opportunity to either currently liquidate their interest in the Property Partnership, or to acquire an interest in the Operating Partnership on a tax-free basis, which may provide greater risk diversification and enhance the opportunity for additional growth, with an enhanced ability to liquidate their interest in the Operating Partnership within one year following the completion of this Exchange Offer.

  CONDITIONS. The Exchange Offer is conditioned upon the approval of the transactions contemplated herein by the holders of 66-2/3% of the outstanding Units of Grove-Coastal and/or the receipt of proxies representing 66-2/3% of the outstanding Units so that, together with the Units the Purchaser is acquiring concurrently with the expiration of the Exchange Offer, the Purchaser has obtained the requisite consent of Limited Partners to liquidate the Property Partnership as described in this Exchange Offer. See "--Liquidation of Property Partnership." A Limited Partner must tender all of its Units in the Partnership if it wishes to tender Units, and may not tender only a portion of its Units.

  EQUITY CONSIDERATION. Each tendering Limited Partner other than a Non-Accredited Participant will receive, upon consummation of the Exchange Offer, 3,435.5 COMMON UNITS for each Unit so tendered in total consideration for the exchange of such Unit, unless such holder elects to receive Cash Consideration. Notwithstanding the foregoing, if a tendering Limited Partner is a "BENEFIT PLAN INVESTOR," as defined in 29 CFR Section 2510.3-101, and the Purchaser determines, in its sole discretion, that the ownership of Common Units by benefit plan investors should be restricted to avoid having its assets deemed to be "plan assets" for purposes of the fiduciary requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the prohibited transaction provisions of ERISA and/or Internal Revenue Code ("CODE") Section 4975, (a) the number of Common Units received by such tendering Limited Partner will be limited to the extent that the Purchaser, in its sole discretion, deems necessary or appropriate, and (b) such Limited Partner will receive Cash Consideration (described below) for any Units tendered pursuant to the Exchange Offer for which it does not receive Common Units.

  CASH CONSIDERATION. If the Partnership Amendments are approved by the requisite vote specified above, each Limited Partner which is not an Accredited Investor, and each Accredited Investor which otherwise elects, will receive, upon consummation of the Exchange Offer and the transactions contemplated above, $33,476 IN CASH CONSIDERATION for each Unit. The amount of Cash Consideration represents the value placed on the Equity Consideration, assuming $10.50 per Common Unit, less 7.2%, which the Purchaser estimates is its cost attributable to the New Equity Investment.

  THE EQUITY CONSIDERATION AND THE CASH CONSIDERATION ASSUME THAT THE VALUE OF A COMMON SHARE IN GROVE PROPERTY WILL BE $10.50, THEREBY PLACING A VALUE OF $10.50 ON A COMMON UNIT. PLEASE NOTE THAT THE VALUE OF A COMMON UNIT IS FIXED FOR PURPOSES OF THIS EXCHANGE OFFER, AND THE AMOUNT OF EQUITY CONSIDERATION AND THE CASH CONSIDERATION TO BE RECEIVED BY THE PARTICIPANTS WILL NOT DECREASE OR INCREASE IF THE ACTUAL MARKET PRICE OF GROVE PROPERTY COMMON SHARES IS MORE OR LESS THAN $10.50 PER COMMON SHARE.

  LIQUIDATION OF PROPERTY PARTNERSHIP. Each limited partner of Grove-Coastal is being asked to vote on a number of amendments that would ultimately, if approved by the requisite vote of Limited Partners and the general partner of the Property Partnership, result in the liquidation of the Property Partnership. In connection with the Exchange Offer, Limited Partners of the Property Partnership are being asked to consent to (i) an amendment to the Property Partnership Agreement to permit the "in-kind" distribution of the Partnership Property to Wharf Holdings Limited Partnership and its affiliates in connection with the liquidation of the Property Partnership, and (ii) authorize the liquidation and dissolution of the Property Partnership.

  See Appendix A to this Exchange Offer for the complete text of the proposed amendment to the Grove-Coastal's Partnership Agreement.

     PROPERTY PARTNERSHIP'S POSITION WITH RESPECT TO THIS EXCHANGE OFFER.

The general partner of Grove-Coastal, Grove Investment Group, Inc., and the general partner of the Property Partnership, Wharf Holdings, Inc., are Connecticut corporations wholly owned by Grove Property Trust, Affiliates of Grove Companies and the general partner of the Operating Partnership. Because of affiliations between the Purchaser and the general partner of the Property Partnership, Grove-Coastal and the Property Partnership has advised the Purchaser that Grove-Coastal, the Property Partnership and the respective general partners of Grove-Coastal and the Property Partnership make no recommendation, and are remaining neutral, as to whether a Limited Partner of Grove-Coastal and the Property Partnership should approve the transactions contemplated herein or tender its Units in this Exchange Offer. See "THE EXCHANGE OFFER-Section 9. Interests of Certain Persons and Certain Transactions" and "CONFLICTS OF INTEREST." However, the general partner of Grove-Coastal and the Property Partnership hereby recommends that each Limited Partner vote in favor of the Partnership Amendments, regardless of whether such Limited Partner participates in the Exchange Offer, so that Limited Partners which elect to do so are able to participate in this Exchange Offer and receive the benefits thereof.

     In the event the transactions contemplated in this Exchange Offer are approved by the requisite partner vote, Springfield Development Corporation, the existing co-general partner of Grove-Coastal, also an affiliate of the Grove Companies, intends to resign as a general partner of the Property Partnership, convert its general partner interest to that of a limited partner, and subsequently accept the offer of the Operating Partnership to tender such limited partnership interest for Common Units in the Operating Partnership.

          Limited Partners who vote against the proposed Partnership Amendments or who elect not to tender their Units should be aware that there are certain potential detriments to this Exchange Offer. In addition to the risk factors described elsewhere in this Exchange Offer Statement relating to an investment in Common Units and Common Shares, Limited Partners who elect not to tender their Units should consider the following: Wharf Holdings Limited Partnership will vote (i) to amend the Property Partnership Agreement to permit an "in-kind" distribution to Wharf Holdings Limited Partnership in connection with the liquidation of the Property Partnership, and (ii) to liquidate the Property Partnership and distribute its assets. Wharf Holdings Limited Partnership or its affiliates will contribute funds to the Property Partnership to enable it to make cash distributions to the other Limited Partners upon liquidation, and the Vineyard Properties will then be distributed to Wharf Holdings Limited Partnership or its affiliate and a cash distribution will be made to the other Limited Partners.

  LIMITED PARTNERS WHO ELECT NOT TO TENDER THEIR UNITS SHOULD BE AWARE THAT THE GENERAL PARTNER OF THE PROPERTY PARTNERSHIP AND WHARF HOLDINGS LIMITED PARTNERSHIP, AS A LIMITED PARTNER OF THE PROPERTY PARTNERSHIP, INTEND TO VOTE IN FAVOR OF THE ABOVE-DESCRIBED AMENDMENT TO THE PROPERTY PARTNERSHIP AGREEMENT AND TO LIQUIDATE THE PROPERTY PARTNERSHIP. LIMITED PARTNERS OTHER THAN WHARF HOLDINGS LIMITED PARTNERSHIP WILL RECEIVE A CASH DISTRIBUTION OF APPROXIMATELY $33,476 PER UNIT WHEN THE PROPERTY PARTNERSHIP IS LIQUIDATED. THE OPERATING PARTNERSHIP EXPECTS THAT THIS CASH DISTRIBUTION AND LIQUIDATION WILL OCCUR PROMPTLY AFTER CONSUMMATION OF THIS EXCHANGE OFFER AND THE TRANSACTIONS CONTEMPLATED HEREIN.

                           FORWARD LOOKING STATEMENTS

     THIS EXCHANGE OFFER, INCLUDING MATERIALS ATTACHED, OR REFERENCED IN APPENDIX I HERETO, CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF CERTAIN UNCERTAINTIES SET FORTH BELOW AND ELSEWHERE IN THIS EXCHANGE OFFER STATEMENT.

     THE FORWARD LOOKING STATEMENTS INCLUDED IN THIS EXCHANGE OFFER, INCLUDING MATERIALS ATTACHED, OR REFERENCED IN APPENDIX I HERETO, CONCERNING, AMONG OTHER THINGS, FUTURE RESULTS OF OPERATIONS, CASH AVAILABLE FOR DISTRIBUTION, SOURCES OF GROWTH, ECONOMIC CONDITIONS AND TRENDS AND PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS ARE NECESSARILY SUBJECT TO

VARIOUS RISKS AND UNCERTAINTIES. ACTUAL OUTCOMES ARE DEPENDENT UPON THE COMPANY'S SUCCESSFUL PERFORMANCE OF INTERNAL PLANS, ECONOMIC CONDITIONS IN THE SUBMARKETS IN WHICH THE COMPANY'S PROPERTIES ARE LOCATED SUCH AS OVERSUPPLY OF RESIDENTIAL MULTIFAMILY HOUSING OR A REDUCTION IN THE DEMAND FOR SUCH HOUSING, THE AVAILABILITY OF ACQUISITION FINANCING, COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS AND THE SUCCESSFUL MANAGEMENT OF OTHER ECONOMIC, LEGAL, FINANCIAL AND GOVERNMENTAL RISKS AND UNCERTAINTIES.

                              DISCLOSURE MATERIALS

     Included with this Exchange Offer Statement are certain disclosure materials attached, referenced or identified on Appendix I hereto (together with the materials in this Exchange Offer Statement under the captions "Introduction," "The Consolidation Transactions," "Special Factors," "The Company," "Property Information," "Financial Information," "Summary of Federal Income Tax Consequences" and "Summary of ERISA Considerations," the "DISCLOSURE MATERIALS") which contain descriptions of the Operating Partnership, the Common Units, Grove Property Trust, the Redemption/Exchange Rights (defined below) and other matters. The information in this Exchange Offer Statement is qualified in its entirety by the more detailed information in Grove Property's Proxy Statement, dated February 13, 1997 (the "PROXY STATEMENT"). A Limited Partner should review the Disclosure Materials with regard to the Property Partnership, and to the business, properties and financial condition of the Operating Partnership which are subsumed generally in the descriptions of Grove Property, including the sections entitled "Selected Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the pro forma and historical financial statements of Grove Property, the Property Partnerships and the former management company and the notes thereto included in the Proxy Statement. With respect to the Common Units, a Limited Partner should review carefully the sections in the Proxy Statement entitled "The Company General," "The Company Policies with Respect to Certain Activities," "Approval of the Consolidation Transactions (Proposal
1) Potential Adverse Effects of the Consolidation Transactions; Risk Factors," "Federal Income Tax Considerations Tax Aspects of the Operating Partnership" and "ERISA Considerations." The information regarding the Common Shares is important in relation to the Redemption/Exchange Rights. This information is found principally in the Proxy Statement, particularly in the sections thereof entitled "Description of Capital Stock," "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws," "Shares Available for Future Sale," "Federal Income Tax Considerations" and "ERISA Considerations." The Disclosure Materials set forth certain aspects of various agreements entered into as of the closing of the Consolidation Transactions, including the Operating Partnership's Partnership Agreement. Copies of these agreements are available upon request. Limited Partners should refer to such documents for more complete information and this Exchange Offer Statement is qualified in its entirety by this reference. See "ADDITIONAL INFORMATION."

                         THE CONSOLIDATION TRANSACTIONS

BACKGROUND

     Grove Property Trust (formerly Grove Real Estate Asset Trust, "GREAT") is a self-administered real estate investment trust formed pursuant to the Maryland Real Estate Investment Act, engaged principally in multifamily property management, acquisition and redevelopment. Since the end of 1996, the Company has undergone significant changes in its business and operations, as described below under "The Consolidation," in order to seek to maximize future growth potential.

     GREAT owned and operated three multifamily properties (the "ORIGINAL PROPERTIES") since its inception and acquired a fourth property ("CAMBRIDGE") in January of 1996 (collectively, the "GREAT PROPERTIES"). The GREAT Properties are comprised of the Dogwood Hills Apartments comprising 46 multifamily apartment homes on Evergreen Avenue in Hamden, Connecticut, the Hamden Center Apartments comprising 65 multifamily apartment homes on School Street in Hamden, Connecticut, the Baron Apartments comprising 54 multifamily apartment homes on Queen Street in Southington, Connecticut, and Cambridge Estates, comprising 92 multifamily apartment homes located in Norwich, Connecticut. The GREAT Properties had an aggregate weighted average occupancy rate of 97.6% during 1996.

     Grove Property was formed in 1994 to continue the multifamily property acquisition, management and marketing operations and related business objectives and strategies of Grove Investment Group, Inc., a Southern New England real estate company formed in 1980 by Damon and Brian Navarro, and the three limited partnerships from which Grove Property acquired the Original Properties upon completion of Grove Property's initial public offering in June 1994.


THE CONSOLIDATION

       On March 14, 1997, Grove Property completed the Consolidation Transactions described below. As a result of the Consolidation Transactions, Grove Property is now a self-administered and self-managed REIT which management believes to be one of the largest public owners of multifamily residential properties in Southern New England. Grove Property is the sole general partner of the Operating Partnership. The Operating Partnership was formed to act as the vehicle for the Consolidation Transactions and is the entity through which Grove Property conducts substantially all of its business and owns (either directly or indirectly through subsidiaries) all of its assets. Grove Property currently holds approximately 61% of the Operating Partnership partnership units. This structure is commonly referred to as an umbrella partnership REIT or UPREIT. The Operating Partnership is governed by the Operating Partnership Agreement.

     Grove Property owns, directly or indirectly, 100% of the interests in the four GREAT Properties, in each of eight properties acquired from certain limited partnerships through the Consolidation Transactions, and in each of two properties acquired in June 1997. Further, Grove Property controls thirteen additional properties as general partner or through ownership of 100% of the general partner of the limited partnerships that own such properties, twelve of which were acquired in the Consolidation Transactions, and one of which was acquired in June 1997. All such properties are collectively referred to as the "PROPERTIES," all such limited partnerships are collectively referred to as the "PROPERTY PARTNERSHIPS," and all the properties owned by such Property Partnerships are collectively referred to as the "PARTNERSHIP PROPERTIES." Grove Property provides property management services to the Properties and other real property controlled by certain companies and individuals which are affiliated with Grove Property (the "GROVE COMPANIES") using certain acquired assets and liabilities of Grove Property Services, L.P. ("GPS"). National Realty Services, L.P., an affiliate of Grove Property, is the exclusive provider of real estate brokerage services to Grove Property.

     An exchange offer was made (the "INITIAL EXCHANGE OFFER") by the Operating Partnership for the tender of any or all of the limited partnership interests of eighteen of the Property Partnerships (the "PROPERTY PARTNERSHIP UNITS") in exchange for limited partnership units in the Operating Partnership. A total of 1,091,521 Common Units were issued pursuant to the Initial Exchange Offer.
These Common Units are redeemable, at the option of the holders thereof, commencing one year after their issuance for cash, based on the fair market value of Grove Property's Common Shares, or, at Grove Property's option, it may exchange Common Shares for Common Units on a one-for-one basis, subject to certain antidilution adjustments and exceptions.

     The Grove Companies, pursuant to a contribution agreement among Grove Property, certain individuals including affiliates of Grove Property and the Operating Partnership (the "CONTRIBUTION AGREEMENT"), then contributed to Grove Property and/or the Operating Partnership certain assets and liabilities of GPS arising from or used in connection with property management related services, and their general and limited partnership interests in each Property Partnership (or the assets thereof), in exchange for an aggregate of 904,867 Common Units issued by the Operating Partnership and the payment of $177,669 by Grove Property to the Grove Companies.

     A private placement of equity securities (the "NEW EQUITY INVESTMENT") took place, pursuant to which Grove Property sold to a group of investors (the "NEW EQUITY INVESTORS") Common Shares totaling, in the aggregate, 3,333,333 Common Shares, in exchange for total gross proceeds to Grove Property of $30.0 million.

     Grove Property contributed to the Operating Partnership: (a) the GREAT Properties and related assets in exchange for a partnership interest in the Operating Partnership represented by 620,102 Common Units; and (b) the gross proceeds of the New Equity Investment received by Grove Property, in exchange for a number of Common Units equal to the number of Common Shares issued by Grove Property in the New Equity Investment.

     The Operating partnership issued a total of 6,067,875 Common Units in the Consolidation Transactions. As a result of the Consolidation, Grove Property acquired approximately 65% of the Common Units. In connection with the June 1997 acquisition of two additional properties and 100% of the general partnership interest and certain limited partnership interests in a third property, the Operating Partnership issued an additional 426,188 Common Units, and as a result, Grove Property currently holds approximately 61% of the Common Units.

     In conjunction with the Consolidation Transactions, Grove Property and certain Property Partnerships have entered into two new credit facilities (together, the "Credit Facility") consisting of (a) a three-year secured revolving acquisition and working capital facility of approximately $25.0 million and (b) an approximately $15.1 million ten-year term mortgage loan. The Operating Partnership used the net proceeds of the New Equity Investment and borrowings under the Credit Facility to refinance the outstanding mortgage indebtedness of certain of the Property Partnerships and to acquire certain minority interests in certain of the Property Partnerships.

     Persons receiving Common Units in the Initial Exchange Offer are restricted from transferring such Common Units for a period of one year from the completion of the Consolidation Transactions (March 14, 1997). Persons receiving Common Units pursuant to the Contribution Agreement (including the Grove Companies and the Executive Officers) are restricted from transferring such Common Units for a period of two years from the completion of the Consolidation Transactions. Each Common Unit is redeemable, at the option of the holder thereof, commencing March 15, 1998 for cash (based on the fair market value of the Common Shares at the time of such redemption) or, at Grove Property's option, it may exchange Common Shares for Common Units on a one-for-one basis, subject to certain antidilution adjustments and exceptions. Grove Property has granted certain entities and individuals receiving Common Units in connection with the Consolidation Transactions certain registration rights with respect to the Common Shares which such holders of Common Units may receive upon the exchange of their Common Units. Pursuant to a registration rights agreement with certain holders of Common Units, Grove Property has agreed to file and generally keep continuously effective, beginning one year after the completion of the Consolidation Transactions, a registration statement covering the issuance of Common Shares upon exchange of Common Units and the resale of such Common Shares.

     Grove Property declared a 5% stock dividend to shareholders of record March 10, 1997, payable March 28, 1997 and declared a 1.125 to 1.0 stock split with respect to all Common Shares outstanding on March 10, 1997, effective March 14, 1997 (together, the "Stock Split"). As a result of the Stock Split, Grove Property issued, on a pro rata basis, a total of 95,102 Common Shares to the holders of the issued and outstanding 525,000 Common Shares. Grove Property did not issue fractional shares in connection with the Stock Split, but rather paid cash in lieu of fractional shares.

     In connection with the Consolidation Transactions, Grove Property changed its distribution policy. The Board concluded that enhancement of shareholder value could better be achieved through growth in Grove Property's asset value, which management believes will be reflected in the market price of the Common Shares, rather than by maintaining or increasing the distribution yield on the Common Shares. Therefore, the Board voted to reduce the annual cash distributions to shareholders, from $.78 per Common Share to $.63 per Common Share ($.92 and $.74 respectively per Common Share prior to giving effect to the Stock Split). Grove Property intends to continue to comply with the REIT requirements under the Internal Revenue Code of

1986, as amended, that 95% of the Company's REIT taxable income be distributed annually, while retaining for reinvestment in Grove Property the maximum amount permitted under the Code.

REASONS FOR THE CONSOLIDATION AND THE EXCHANGE OFFER

     Grove Property's decision to pursue the Consolidation, and the Exchange Offer to Grove-Coastal II Associates Limited Partnership is based, among other things, upon their belief that the benefits of the Consolidation Transactions and similar acquisitions outweigh the detriments to the Limited Partners.

     The benefits of the Consolidation Transactions and this Exchange Offer, including the benefits of Grove Property's REIT status and structure as opposed to the status and structure of the Property Partnerships, include the following:

     . ACCESS TO CAPITAL. Grove Property's structure will, in the judgment of Grove Property, provide Grove Property with greater access to capital for refinancing and growth. Sources of capital include the securities sold in the New Equity Investment and possible future issuances of debt or equity through public offerings or private placements. The financial strength of Grove Property should enable it to obtain financing at better rates and on better terms than would otherwise be available to the Property Partnership which owns seven parcels.

     . GROWTH OF GROVE PROPERTY. Grove Property's structure will allow shareholders, including the Equity Participants through their ownership of Common Units, an opportunity to participate in the growth of the real estate market through an ongoing business enterprise. In addition to the existing portfolio of Properties, Grove Property gives shareholders an interest in all future acquisitions by Grove Property and in the fee-producing service businesses being contributed by the Grove Companies to Grove Property. The availability of Common Units for future acquisitions will enable potential sellers of properties to Grove Property to defer taxable gain, if any.

     . RISK DIVERSIFICATION. The Company's structure provides holders of Common Units of the Operating Partnership a diversification of risk not available in single asset entities by providing them with an equity interest in an Operating Partnership in which there has been a pooling together of similar properties and by consolidating the operating business and future acquisitions.

     . DELEVERAGING. The consummation of the Consolidation Transactions has substantially reduced the debt encumbering the Properties. This reduction, with a consequent reduction in debt service, will increase the aggregate amount of cash available for distribution to Unit holders and shareholders and to fund the Company's future growth. Grove Property also believes that the Consolidation

          Transactions will permit the Company to refinance its existing indebtedness at more favorable rates.

     . LIQUIDITY. The equity interests in the Property Partnerships are typically not marketable. Grove Property's structure allows shareholders, including the Equity Participants, the opportunity to liquidate their capital investment through the disposition of Common Shares or Common Units for cash (based on the fair market value of an equivalent number of Common Shares at the time of such redemption) or, at Grove Property's option, it may exchange Common Units for Common Shares on a one-for-one basis, subject to certain antidilution adjustments and exceptions. See "The OP Partnership Agreement Limited Partner Redemption/Exchange Rights."

     . PUBLIC MARKET VALUATION OF REAL ESTATE ASSETS. Grove Property's structure may allow investors to benefit potentially from the current public market valuation of REITs, which Grove Property believes is favorable in light of the current private market valuation of comparable assets.

     . TAX DEFERRAL. The Consolidation Transactions and Exchange Offers like this offer provide to the Equity Participants the opportunity to defer the tax consequences that would arise from a sale of their respective properties or contribution of their interests in the Partnership Properties to the Company.

     The detriments of the Consolidation Transactions and exchange offers like this Exchange Offer, including the detriments of Grove Property's REIT status and structure as opposed to the status and structure of the Property Partnership, include the following (see also "SPECIAL FACTORS" and "RISK FACTORS"):

     . CONFLICTS OF INTEREST. Management of the Company has been and will continue to be subject to a number of conflicts of interest in the operation of the Operating Partnership, as well as the formation of Grove Property and the current Exchange Offer. Among other conflicts, there was no independent valuation or appraisal of the Consolidated Assets or of the property owned by the Property Partnership, and there can be no assurance that the value given by the Operating Partnership for such assets in connection with the Consolidation Transaction, the current Exchange Offer or future acquisitions from related partnerships, are or will be equal to their fair market value.
          Because certain owners of the Grove Companies are trust managers or officers of Grove Property, they will have a conflict of interest with respect to enforcing the agreements transferring their interests in certain assets to the Company. In addition, because the Grove Companies and officers of the Company may suffer different tax consequences than other limited partners of the Operating Partnership upon the sale or refinancing of any of the Partnership Properties, their interests regarding the timing and pricing of such sale or refinancing may conflict with those of such other partners and the Operating Partnership.

     . LOSS OF INDIVIDUAL ASSET GROWTH OPPORTUNITY. Any given asset may over time outperform the Common Shares and Common Units. Any investor who exchanges an interest in a single asset for a smaller interest in a group of assets will receive a lower return on investment if the asset from which the investor traded outperforms the Common Shares and Common Units.

     . NO ANTICIPATED DISTRIBUTIONS FROM ASSET SALES. Unlike the Property Partnerships, in which the net proceeds from the sale of assets were generally to be distributed to the partners, the Operating Partnership is not expected to have significant asset sales. Moreover, the Operating Partnership may decide to reinvest the proceeds from asset sales rather than distribute them to holders of Common Units. Although shareholders will have the ability to sell their Common Shares (subject to certain restrictions discussed herein), they would not be able to rely upon the mere passage of time to realize their share of the gains, if any, that might be recognized at any point in time from a liquidation of all or part of the assets of the Operating Partnership.

     . PUBLIC MARKET VALUATION. Although the Company has been advised that the public market currently values real estate assets on a basis that is attractive in relation to private market real estate values, there is no assurance that this will be a permanent condition. In the 1980s, REIT shares generally traded at a discount to the underlying private market values of the REIT properties, rather than at a premium. This condition could return. In addition, an increase in interest rates could adversely affect the market value of the Common Shares.

     . COSTS OF THE TRANSACTION. Both the Operating Partnership and the Property Partnership will incur transaction costs in connection with the Exchange Offer, which will impact the valuation of the Property Partnership's properties for purposes of this Exchange Offer.

     . COSTS OF OPERATING A PUBLIC COMPANY. Grove Property expects to incur increased expenses in connection with the requirements of being a public company, including, without limitation, preparation of financial statements and proxies, printing and filing costs and fees paid to the Company's certified public accountants. The Property Partnerships, including Grove-Coastal Associates Limited Partnership, have not had similar expenses.

     One or more of the Grove Companies is also a general partner of 6 limited partnerships which were not included in the Consolidation or subsequent offers similar to this Exchange Offer. Although each of these partnerships owns a multifamily project or a retail project in Connecticut, Massachusetts or Rhode Island, the Grove Companies and the Company have concluded that these properties are not attractive acquisitions for the Operating Partnership at this time because of the property type, the condition of the project, the high degree of leverage or the volatility of occupancy applicable to such properties. The Operating Partnership may seek to acquire interests in one or more of these partnerships in the future, and may offer cash, Common Units or other consideration therefor. The Operating Partnership is currently seeking to exchange Common Units in the Operating Partnership with three other related partnerships, Farmington Summit Associates Limited Partnership, Heritage Court Associates Limited partnership, and River Grove Associates Limited partnerships. See "SPECIAL FACTORS Conflicts of Interest."

OPPORTUNITY FOR GROWTH

     As a result of the Consolidation Transactions and the June 1997 acquisitions, the Company has become a fully integrated, diversified real estate company, with a controlling interest in a portfolio of 26 multifamily properties containing a total of 2,347 apartments and a neighborhood shopping center, and should be provided with access to new capital. In addition, the structure of the Consolidation Transactions may facilitate additional property acquisitions through the ability to acquire properties with Common Units and thereby defer all or a portion of the seller's taxable gain.

INCREASED MARKETABILITY/LIQUIDITY

     A number of Limited Partners have expressed a desire to achieve greater marketability and liquidity with respect to their investments in the Property Partnership. Limited Partners who exchange their Units for Common Units will, following the first anniversary of the consummation of the Consolidation Transactions or their respective Exchange Offer, be able to redeem those Common Units for cash (or, at the option of Grove Property, such Common Units will be exchanged for Common Shares). Following this one-year period, Equity Participants will have the flexibility of maintaining an interest in multifamily projects and continuing to defer the federal income tax on the transfer of their Units, or redeeming their Common Units for cash (or, at the option of the Company, receiving Common Shares in exchange for Common Units). The Exchange Offer provide immediate liquidity to Limited Partners who receive cash on the exchange of their Units.

     Notwithstanding the possibility for improved marketability, the Common Units should still be viewed as an illiquid investment, particularly for the first year following the consummation of this Exchange Offer. The Common Units have not been registered under the Securities Act or any state securities or "blue sky" laws, nor is any registration rights agreement in effect with respect to the Common Units. The Common Units are subject to significant restrictions on transfer, including a one year holding period prior to exercising redemption rights, and it is not expected that any market for the sale of Common Units will develop. The Common Shares issued in exchange for Common Units will also be subject to restrictions on resale under the Securities Act. See "SPECIAL FACTORS Ownership of Common Units."

ALTERNATIVES TO THE CONSOLIDATION

     The Grove Companies examined several alternatives to the Consolidation and this Exchange Offer, each of which they rejected. The first alternative, maintaining the status quo, was not pursued because it would not provide any additional liquidity or opportunity for diversification of the Grove Companies or the Limited Partners. A second alternative, refinancing of the Partnership Properties, would not create material distributable proceeds for Limited Partners in the Property Partnership, and the balance of the invested capital in the other Property Partnerships would continue to remain as a long-term, illiquid and relatively less marketable investment. The Grove Companies believed that none of the Property Partnerships would be able at such time to refinance their Properties on the more favorable basis that is available to Grove Property because of the New Equity Investment and the cross-collateralization of the Properties, and therefore would not be able to increase cash available for distribution to Limited Partners. The Grove Companies did not explore a complete liquidation of the various Property Partnerships because of their belief that, because of the continuing slow recovery of the real estate markets in which the Partnership Properties are located, the valuations that would be placed on the Partnership Properties in a liquidation would be less than the values that can be achieved through the continued ownership of the Partnership Properties as part of a fully integrated multifamily investment and management company.

VALUATION OF PROPERTIES AND OTHER ASSETS; ALLOCATION OF COMMON UNITS

     Allocation of Common Units. Set forth below is a description of the methods used by the Company and the Grove Companies to determine the value of the Properties and other assets (the "CONSOLIDATED ASSETS") contributed to the Operating Partnership in connection with the Consolidation Transactions (the "CONSOLIDATION VALUATIONS"). The Consolidation Valuations were used to determine the allocation of Common Units (or cash, in the case of Non-Accredited Participants and Cash Election Participants) among the owners of the Consolidated Assets, with the Common Units being allocated based upon the value of each party's contribution as a percentage of the value of the total contribution. A similar but not identical method was used by the Operating Partnership to determine the value of the Properties to be distributed by Grove-Coastal II Associates Limited Partnership to Wharf Holdings Limited Partnership. See "VALUATION OF PARTNERSHIP UNITS." Although the General Partner of the Operating Partnership has the discretion and right to alter such valuation method in connection with future acquisitions, it is anticipated that a similar method will be used in connection with future acquisitions.

     Property Partnerships. The Consolidation Valuations for the Property Partnerships were determined by valuing their respective Properties using the direct capitalization method. Under this approach, a single year's income is converted into a market value for a property through the application of a market-derived capitalization rate (the lower the capitalization rate applied to a property's income, the higher its value). The Consolidation Valuation for each Partnership Property was determined by (i) capitalizing pro forma net operating income for that partnership, less a reserve for capital expenditures, as of September 30, 1996, at a capitalization rate ranging from 9.0% to 11.0%, (ii) deducting the amount of debt on the Partnership Property, (iii) adding other assets of the Property Partnership, net of liabilities (such as cash, accounts receivable, accounts payable and security deposits), and (iv) deducting any transfer taxes due upon the restructuring of the Property Partnership. The Company and the Grove Companies determined the appropriate capitalization rate for each Partnership Property based upon their experience in real estate matters. They sought local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated the Partnership Property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The Company and the Grove Companies believe that arm's-length purchasers would base their purchase offers on capitalization rates substantially similar to those used to calculate the above Consolidation Valuations. The Grove Companies owned from less than 1.0% to 32.0% of the interests in the Property Partnerships prior to the Consolidation Transactions.

     The number of Common Units to be issued in exchange for a limited partnership interest in each Property Partnership was determined on the basis of the applicable Property Partnership Agreement, assuming (i) that the underlying Partnership Property was sold on September 30, 1996 for an amount equal to the Consolidation Valuation of that Property and (ii) a valuation of $9.00 per Common Unit. The Cash Consideration (as defined in the Exchange Offer) payable to Limited Partners who are not Accredited Investors (and certain other Limited Partners) for each Property Partnership Unit is an amount equal to the number of Common Units per Property Partnership Unit to which the Limited Partner would otherwise be entitled times $9.00 per Unit, less 7.2%, which the Company estimates to be its costs attributable to raising the requisite capital for the cash purchase.

     The number of Common Units to be issued in connection with the Consolidation Transactions in exchange for a Property Partnership Unit, as well as the Cash Consideration and the cash distribution to Limited Partners of the Liquidating Partnerships upon the liquidation thereof, was subject to adjustment if the purchase price per Common Share in the New Equity Investment was less than or more than $9.00. In connection with this Exchange Offer, the number of Common Units to be issued in exchange for a limited partnership unit in Grove-Coastal Associates Limited Partnership has been determined upon an assumed value of $10.50 per Common Share, but will not be adjusted in the event the market value of such Common Shares are greater or less than $10.50 at the time this Exchange Offer is consummated. See "VALUATION OF PARTNERSHIP UNITS".

     GREAT Properties Valuation. The Company established approximately $5,581,000 as the Consolidation Valuation of the net GREAT Assets for the purposes of the Consolidation Transactions. This Consolidation Valuation is equivalent to the number of Common Shares which were outstanding immediately prior to consummation of the Consolidation Transactions (giving effect to the Stock Split) times the $9.00 purchase price per Common Share in the New Equity Investment. The Company believed that this aggregate Consolidation Valuation for the GREAT Assets at such time was consistent with what aggregate valuations for the GREAT Properties would be, applying the direct capitalization method used for valuing the Partnership Properties, together with a "going concern" value of the Company itself.

     Management Company Valuation. The Company established a Consolidation Valuation of approximately $6,184,000 for the Management Company. The Consolidation Valuation for the Management Company was also determined by the direct capitalization method, determined by capitalizing pro forma net operating income for the Management Company as of

September 30, 1996, with pro forma adjustments to give effect to the Consolidation Transactions, at a capitalization rate of 13.0%. All of the Management Company's income was generated by property management agreements with the Company, the Property Partnerships and other limited partnerships controlled by the Grove Companies or their affiliates (which own the properties not acquired in either the Consolidation Transactions or the June 1997 acquisitions). Accordingly, the Company believes that the proper capitalization rate to be applied to value the Management Company was the rate applicable to the properties managed by it, which would be a capitalization rate of 9.0% to 11.0%. However, the Company and the Grove Companies agreed to apply a 13.0% capitalization rate, resulting in a more favorable purchase price to the REIT.



     No independent real estate appraisals or other third-party valuations were obtained with respect to any of the Consolidated Assets. See "RISK FACTORS - Generally." The Company and the Grove Companies believe that the Consolidation Valuations were fair and consistently applied among all of the Properties and other assets contributed to the Operating Partnership pursuant to the Consolidation Transactions (directly or through acquisition of Property Partnership interests). The income approach to valuation involves converting the anticipated economic benefits of a property or other asset into a value estimate through capitalization; because this approach is based on investor expectations for income producing properties, the Company and the Grove Companies believe that it provides the best value indication for multifamily residential projects and neighborhood retail centers, and the related property management services. The value of the Common Units will depend on the value of the Common Shares generally.


                                SPECIAL FACTORS

OWNERSHIP OF COMMON UNITS

     The business in which an Equity Participant will be investing by participating in the Exchange Offer is the business of the Operating Partnership described in the Disclosure Materials. The partnership agreement for the Operating Partnership (the "OP PARTNERSHIP AGREEMENT") is available upon request from the Purchaser. See "ADDITIONAL INFORMATION" and "The OP PARTNERSHIP AGREEMENT." The OP Partnership Agreement will govern the rights and restrictions relating to Common Units. Among the significant features of owning Common Units are the following:

       TRANSFERABILITY. The Common Units will be issued to Equity Participants in a private placement transaction, without registration or qualification under federal or state securities laws. Accordingly, the Common Units may not be resold except in a transaction registered with the Securities and Exchange Commission (the "SEC") or pursuant to an exemption from such registration. The Operating Partnership has no intention or obligation to effect such a registration. In addition, there will be substantial restrictions on the transfer of the Common Units. SEE "SUMMARY OF ERISA CONSIDERATIONS." It is extremely unlikely that any market will develop for the Common Units. In the enclosed Letter of Transmittal, each Equity Participant will represent, among other things, its intention to acquire the Common Units for investment purposes and acknowledge its awareness of these limitations on transferability. An Equity Participant's principal source of liquidity will be its exercise of the Redemption/Exchange Rights as described in the Disclosure Materials and in the OP Partnership Agreement.

       DISTRIBUTIONS. Grove Property has made, and intends to continue to make, regular quarterly distributions to its shareholders. In connection with the Consolidation Transactions, Grove Property reduced the amount of its quarterly distribution. The principal source of cash for such distributions will be distributions to Grove Property as general partner of the Operating Partnership. The principal source of cash for distributions by the Operating Partnership will be distributions to it from the Property Partnerships. Generally speaking, each such distribution to Grove Property will be accompanied by a concurrent pro rata distribution to the Equity Participants and the other limited partners of the Operating Partnership. The distribution rate per Common Unit is expected to be the same as the distribution rate per Common Share. Although there can be no assurance that operations will generate sufficient cash flow to permit periodic distributions to its limited partners, the Operating Partnership currently expects to make an annual distribution of $.63 per Common Unit. Grove Property's long term goal is to distribute the minimum amount of cash required to qualify as a REIT under the Code. See "The Company - Business Objectives and Operating Strategies."

       MANAGEMENT OF THE OPERATING PARTNERSHIP. Grove Property is the sole general partner of the Operating Partnership. As such, it exercises virtually complete control over the Operating Partnership and has the authority to enter into a wide range of transactions, as described in the OP Partnership Agreement. Accordingly, the matters described in "Risk Factors- Potential Adverse Effects of the Exchange Offer" will generally apply to the Operating Partnership as well. Grove Property has fiduciary duties to the holders of Common Units as a general partner, but it will also have duties to Grove Property's shareholders. While the consent of a majority of the limited partners is required with respect to a limited number of types of actions by the Operating Partnership, Grove Property will, for the foreseeable future, control a majority of the Common Units and thereby effectively be able to control the granting or withholding of such consent.

       REDEMPTION/EXCHANGE RIGHTS; REGISTRATION RIGHTS. As noted above, the principal source of liquidity for holders of Common Units will be the exercise of the right to redeem Common Units pursuant to the OP Partnership Agreement (the "REDEMPTION/EXCHANGE RIGHTS") and the registration rights to be granted to Equity Participants. Each limited partner of the Operating Partnership will have the right to require the Operating Partnership to redeem part or all of their Common Units for cash (based on the fair market value of an equivalent number of Common Shares at the time of such redemption) or, at the election of Grove Property, to exchange such Common Units for Common Shares, at any time beginning March 15, 1998 (one year after the consummation of this Exchange Offer for Limited Partners of the Property Partnership) subject, in the case of the Grove Companies, to the obligation of the Grove Companies to indemnify the Company in connection with the Consolidation Transactions. As described above, the Redemption/Exchange Rights will not be immediately exercisable by the holder of Common Units and will be subject to the restrictions on ownership referred to in "Risk Factors Potential Adverse Effects of the Exchange Offer." The Redemption/Exchange Rights are subject to certain restrictions. See "The OP Partnership Agreement - Limited Partner Redemption/Exchange Rights." Pursuant to the Registration Rights Agreement, holders of Common Units may have the right to receive the Common Shares issued in exchange for Common Units pursuant to a registration with the SEC, and may have the resale of such Common Shares registered if necessary. This will result in such Common Shares being freely transferable on the open market upon receipt. Such registration rights will be subject to certain significant conditions and restrictions, including, but not limited to, Grove Property's ability to effect and maintain such registration, customary blackout provisions and any procedures and limitations which may be imposed by the staff of the SEC. In addition, there may be additional contractual limitations with respect to the transfer of such Common Shares, as may be agreed to by Grove Property, and an Equity Participant's agreement to tender in the Exchange Offer will represent an agreement to any such restrictions.

RISK FACTORS-COMMON UNITS

     The investment in the Common Units involves certain risks, including those referred to elsewhere herein. In addition, a Limited Partner should carefully consider the following:

       UNCERTAIN PORTFOLIO AT TIME OF ELECTION. The exact portfolio of Properties to be owned by the Company has not been finally determined, and is dependent, in part, on the success of this Exchange Offer and three other pending exchange offers, including the satisfaction of the Minimum Percentage Condition as to each Property Partnership. The Operating partnership also intends to acquire additional properties which are either not yet identified or are undergoing due diligence investigation. The portfolio of Properties of Grove Property will therefore be uncertain at the time of a Limited Partner's commitment to participate in this Exchange Offer.

       LOWER DISTRIBUTIONS AND MARKET PRICE AFTER TENDER. The distributions by the Operating Partnership with respect to the Common Units issued to a Limited Partner with respect to its Property Partnership Units may be lower than the cash flow of the Property Partnership would have been if the Property Partnership properties were not distributed to the Operating Partnership. In addition, no assurance can be given that the value upon disposition of the Common Units acquired in exchange for a Limited Partner's Units will equal the amount that would have been realized by the Limited Partner in a sale of the underlying Partnership Property to a third party for cash. Pursuant to the Redemption/Exchange Rights, Grove Property may redeem Common Units for cash rather than exchange Common Units for Common Shares. Both the redemption of Common Units for cash and the exchange of Common Units for Common Shares are likely to be taxable transactions. There can be no assurance that the market value of the Common Shares will not be adversely affected by future acquisitions, exchange offers similar to this Exchange Offer, or by general market conditions. There is a possibility that the Common Shares will trade at prices below amounts that would have been received in exchange for a Limited Partner's Units if the Property Partnership had been liquidated and its assets distributed, partly due to the fact that the fair market value of Grove Property's equity securities may be based on, among other things, anticipated net earnings or cash flow.

       FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. Equity Participants will have fundamentally changed the nature of their investment. Each Equity Participant will exchange direct or indirect Property Partnership interests that own two properties for an interest in a consolidated company in the business of acquiring, marketing, managing and operating multiple real properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of the Company or its portfolio of properties as compared to the value of the specific Partnership Property or Property Partnership in which a Limited
     Partner holds an interest. In addition, while the Property Partnerships, including Grove-Coastal Associates Limited Partnership, were formed as finite-life investments, with partners to receive regular cash distributions out of the Property Partnership's net cash flow and final distributions to be made upon liquidation (generally of a single Partnership Property), Grove Property intends to operate for an indefinite period of time and has no specific intention to liquidate or to sell any substantial part of its assets other than in the ordinary course of its business. Nor are any special distributions of liquidation proceeds expected to be made, although quarterly cash distributions from operations are expected to be made. Instead of having their investments liquidated through the liquidation of the Operating Partnership or its assets, Equity Participants in this Exchange Offer should expect to be able to liquidate their investment in the Operating Partnership only through the Redemption/Exchange Rights. However, holders of Common Units and/or Common Shares of Grove Property will be subject to the market risks of all public companies, particularly in that the value of their equity securities may fluctuate from time to time depending upon general market conditions and the Company's future performance.

       TAX RISKS FROM THE EXCHANGE AND RELATED TRANSACTIONS. The Internal Revenue Service may contest the tax-deferred nature to the Equity Participants of this Exchange Offer. If any such contest were successful, some or all of the Equity Participants would be subject to tax with respect to this Exchange Offer. The amount of such tax could be significant, and because the Common Units are subject to resale restrictions, Equity Participants in this Exchange Offer cannot rely on the resale of Common Units to generate funds to pay such taxes. See "SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES."

                                  RISK FACTORS

GENERALLY

     Subject to certain conditions, following the first anniversary of the completion of this Exchange Offer, each Common Unit issued to Limited Partners will be redeemable for cash equal to the fair market value of a Common Share at the time of the redemption or, at the option of Grove Property, exchangeable for one Common Share (subject to adjustment). Limited Partners considering a tender of Units in exchange for Common Units should carefully consider the risk factors applicable to an investment in Common Units and Common Shares. Such risks, among others, include:

      . conflicts of interest, particularly with the Grove Companies' affiliates who are executive officers of Grove Property, in connection with (i) the Consolidation Transactions and this Exchange Offer, (ii) operation of the Company's on-going businesses, including conflicts associated with tax consequences to the Grove Companies of sales or refinancings of any of the Partnership Properties, which may influence the Company's decision to sell or refinance the Partnership Properties or prepay debt secured by certain Properties, and the other business activities of the executive officers, (iii) Grove Property's role as property manager for the Excluded Properties, (iv) the Company's agreement to use National Realty for all real estate brokerage services, and (v) enforcement of agreements with affiliates of the Company, any one of which could result in decisions that do not fully represent the interests of all shareholders of Grove Property;

     . the valuation of the Consolidated Assets and Property Partnership assets was not based on third-party appraisals and there have not been arm's-length negotiations with respect to such valuations, resulting in the risk that the purchase price of the Grove Companies' assets and of the limited partnership interests of the Property Partnerships' Properties exceeds the fair market value thereof, or the valuation of the Partnership's Properties may be less than the fair market value thereof;

     . risks associated with borrowing, such as the possibility that the Company will not have sufficient funds available to make balloon or other payments of principal on debt on certain Properties, including the Credit Facility, which could result in the loss of one or more of the Properties in the event of a foreclosure upon default and the possibility that such indebtedness might be refinanced at higher interest rates, all of which could adversely affect Grove Property's ability to make expected distributions to shareholders and its ability to qualify as a REIT;

     . geographic concentration of a majority of the Properties in a single state, Connecticut, and all of the Properties in the Southern New England region, creating a dependence on demand for housing in that market and increasing the risk that the Company will be materially adversely affected by general economic conditions in a limited market;

     . possibility that the Operating Partnership may, in the future, acquire properties in geographic markets in which the Company has little or no prior experience, and the accompanying risk that the Company's operations and financial statements may be adversely affected;

     . ability of the Board of Trust Managers of Grove Property to change the investment, financing, borrowing and other policies of the Operating Partnership and Grove Property at any time without shareholder approval, including the ability to revoke Grove Property's REIT election, thereby limiting shareholder control over these decisions;

     . absence of a limitation in the Company's organizational documents on the amount of indebtedness that the Company may incur, which may increase the risks associated with borrowing;

     . potential anti-takeover effect of limiting ownership of Common Shares to 5.0% of the outstanding Common Shares and certain other provisions contained in the organizational documents of Grove Property and the Operating Partnership, such as the ability to issue preferred shares of beneficial interest, staggered terms for the Board of Trust Managers and the super-majority voting requirements to, among other things, remove trust managers, any of which may discourage a change in control and limit the opportunity for shareholders to receive a premium for their Common Shares;

     . taxation of Grove Property as a corporation if it fails to qualify as a REIT for federal income tax purposes, taxation of the Operating Partnership as a corporation if it fails to qualify as a partnership for federal income tax purposes (and the resulting failure of Grove Property to qualify as a REIT), the Company's liability for certain federal, state and local income taxes in any such event and the resulting decrease in cash available for distribution;

     . triggering of a taxable event to Equity Participants if a restructuring or refinancing of the Operating Partnership results in the repayment of outstanding debt or a reduction in the amount of non-recourse indebtedness;

     . the distribution requirements for REITs under federal income tax laws may limit the Company's ability to finance future acquisitions, developments and expansions without additional debt or equity financing and may limit cash available for distribution;

     . risks associated with the redevelopment of multifamily properties, including the risks that the selection of particular capital improvements or new residents will not further the Company's long-range plan for achieving its profitability objectives;

     . real estate investment considerations, such as the ability of tenants to make rent payments, the ability of a property to generate revenues sufficient to meet operating expenses and the illiquidity of real estate investments, all of which may affect the Company's ability to make expected distributions;

     . potential liability of the Company for unknown or future environmental liabilities;

     . dependence of the Company on the services of its executive officers which could adversely affect the operations of the Company in the event of loss of services of any of such officers;

     . potential dilution in the market price and the intrinsic value of the Common Shares upon issuance of preferred shares of beneficial interest, which may have preferences over, and superior voting rights to, the Common Shares;

     . potential adverse effect that the availability of Common Shares for future sale, including Common Shares issued in the New Equity Investment and Common Shares issued upon exchange of Common Units, may have on the market price of Common Shares;

     . increase in market interest rates, which may lead prospective purchasers of the Common Shares to seek a higher anticipated annual yield from future dividends, which in turn may adversely affect the market price of the Common Shares;

     . potential losses in the event of casualty or other liability that is not insured, insurable or economically insurable; and

     . costs of compliance with the Americans with Disabilities Act of 1990 and similar legislation.

POTENTIAL ADVERSE EFFECTS OF THE EXCHANGE OFFER; RISK FACTORS

          The consummation of the Exchange Offer, as well as future acquisitions made by similar exchange offers, involve various risks. Limited Partners should consider, among other things, the following factors when making a decision with respect to the acceptance of the Exchange Offer and approval of the proposed Property Partnership Agreement amendment.

     RISKS OF EQUITY REAL ESTATE INVESTMENTS; ADVERSE IMPACT ON ABILITY TO MAKE DISTRIBUTIONS; EFFECT ON VALUE OF PROPERTIES

          General. Real property investments are subject to varying degrees of risk. The financial returns available from equity investments in apartment properties depend on the amount of revenue generated and expenses incurred in operating the properties. If the Company's properties do not generate revenue sufficient to meet operating expenses, debt service and capital expenditures, the ability to make distributions to holders of Common Units and Common Shares will be adversely affected. An apartment property's income and value may be adversely affected by national and regional economic climates, local real estate conditions such as the oversupply of apartments or a reduction in demand for apartments, availability of "for purchase" housing, the attractiveness of the properties to tenants, competition from other apartment properties, the ability of the owner to provide adequate maintenance and to obtain adequate insurance, and increased operating costs (including real estate taxes). In addition, the income and value of an apartment property are affected by such factors, among others, as changes in zoning, building, environmental, rent control and other laws and regulations, changes in real property taxes and interest rates, the availability of financing and acts of God (such as earthquakes and floods) and other factors beyond the control of the Company. The Company is exposed to the various types of litigation that may be brought against a property owner or manager in the ordinary course.

          Illiquidity of Real Estate. Equity real estate investments are relatively illiquid and, therefore, will tend to restrict the Company's ability to vary its portfolio of apartment properties promptly in response to changes in economic or other conditions; consequently, if the Operating Partnership were to be liquidated, the proceeds realized at such time might be less than the total investment in the Operating Partnership. In addition, the Code places limits on the amount of gross income the Company may realize from sales of real property assets held for fewer than four years, which may affect the Company's ability to sell its properties without adversely affecting returns to holders of Common Shares.

          Future Property Acquisitions. The Operating Partnership has not identified any specific properties for acquisition other than the Properties described elsewhere herein. In the normal course of its business, and in the pursuit of its growth strategy, the Operating Partnership intends to continually evaluate a number of potential acquisitions in the Northeast and Mid-Atlantic regions, including the Excluded Properties. No assurance can be given, however, that the Operating Partnership will have the opportunity to make suitable acquisitions on terms favorable to it, or will be able to integrate successfully more properties into the Company's portfolio.

          Risks of Renovation and Acquisitions. The Company intends to renovate certain Properties and other properties it may acquire in the future. In connection with any renovation project, the Company will bear certain risks, including the risks of construction delays or cost overruns that may increase project costs and could make such projects uneconomical, and the risk that occupancy or rental rates at a completed project will not be sufficient to enable the Company to pay operating expenses or earn its targeted rate of return on its investment. In case of an unsuccessful renovation project, the Company's loss could exceed its investment in such project. The Company intends to actively continue to acquire multifamily residential properties and neighborhood retail properties. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that judgments with respect to the costs of improvements to bring an acquired property up to standards established for the market position intended for that property will prove inaccurate, as well as general investment risks associated with any new real estate investment. See "THE COMPANY - Acquisition Strategy."

          Regulation. A number of federal, state and local laws exist, such as the Americans with Disabilities Act ("ADA"), which may require modifications to existing buildings or restrict certain renovations by requiring access to such buildings, and apartments in the buildings, by disabled persons. Additional legislation may impose further burdens or restrictions on owners with respect to access by disabled persons. The costs of compliance with such laws may be substantial, and limits or restrictions on completion of certain renovations may limit application of the Company's investment strategy in certain instances or reduce overall returns on its investments. The Company believes that all of the Properties are in substantial compliance with laws currently in effect, and will review periodically its apartment properties to determine continuing compliance with existing laws and any additional laws that are hereafter promulgated.

          In addition, the Fair Housing Amendments Act of 1988 ("FHAA") requires apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Failure to comply with the FHAA could result in the imposition of fines or an award of damages to private litigants. The Company believes that those Properties that are subject to the FHAA are in substantial compliance with such law.

          Competition. There are numerous real estate companies, including those which operate in the areas in which the Properties are located, which compete with the Company in seeking apartment properties for acquisition and development, and for tenants to occupy such properties. The Company may be competing with companies that have greater resources than the Company and whose officers and directors or trustees have more experience than the Company's officers and trust managers. In addition, the availability of single-family housing and other forms of multifamily residential properties, such as manufactured housing communities, provide alternatives to potential tenants of apartment properties. These competitive factors could adversely affect the income generated by the Properties.

          REAL ESTATE FINANCING RISKS

          Refinancing Risks. Because the Company anticipates that only a small portion of the Company's mortgage indebtedness will be repaid prior to maturity and the Company may not have on hand funds sufficient to repay such indebtedness at maturity, it may be necessary for the Company to refinance debt through additional debt financing or equity offerings. If the Company were unable to refinance its indebtedness on acceptable terms, or at all, the Company might be forced to dispose of one or more of the Properties upon disadvantageous terms, which might result in losses to the Company and might adversely affect the cash available for distribution. To the extent the Company needs consent of limited partners in various Property Partnerships to sell or refinance certain Partnership Properties, its flexibility will be limited. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates on refinancings, the Company's interest expense would increase, which would adversely affect the Company's cash available for distributions and its ability to pay expected distributions to Shareholders.

          No Limitation on Debt. The Company has adopted a policy to limit its ratio of debt-to-total market capitalization (i.e., total debt of the Company as a percentage of total market capitalization, defined as the sum of the aggregate market value of the outstanding Common Shares assuming the full exchange of Common Units for Common Shares) and the total debt of the Company, to less than 60%. The organization documents of the Company, however, do not limit the amount or percentage of indebtedness that it may incur. Therefore, the Board may change this policy of the Company and the Operating Partnership regarding indebtedness, without the vote of the holders of Common Shares or Common Units. If these policies are changed, the Company and the Operating Partnership could become more highly leveraged, resulting in an increased risk of default on the obligations of the Company and the Operating Partnership and an increase in debt service requirements which could affect adversely the financial condition and results of operations of the Company and, consequently, the Company's and Operating Partnership's ability to make expected distribution to Shareholders and Unitholders.

          DEPENDENCE ON KEY PERSONNEL; LIMITED EXPERIENCE OF MANAGEMENT

          The Company is dependent on the efforts of all of the Executive Officers. The loss of their services could have a material adverse effect on the operations of the Company. Currently, the Company has no intention to secure key-man life insurance for the Executive Officers in the near future.

          Grove Property Trust was formed in 1994. Management of Grove Property has only three years experience in the operation of a REIT and the operation of a public company, although management and the Grove Companies have substantial experience in the acquisition and management of multifamily residential and mixed-use properties. See "MANAGEMENT - Trust Managers and Executive Officers." This relative lack of experience in REIT management and operation of a public company could adversely affect the operation and financial results of the Company.

          ADVERSE TAX CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

          Grove Property currently intends to continue operating so as to qualify as a REIT under the Code. A REIT generally is not taxed at the corporate level on income it currently distributes to shareholders so long as it distributes at least 95% of its REIT taxable income. No assurance can be given that Grove Property will be able to operate in a manner so as to remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within Grove Property's control may affect its ability to continue to qualify as a REIT. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. Grove Property, however, is not aware of any pending tax legislation that would adversely affect its ability to operate as a REIT.

          If Grove Property fails to qualify as a REIT in any taxable year, Grove Property will not be allowed a deduction for distributions to Shareholders in computing its taxable income and will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at the applicable corporate rate. In addition, unless it were entitled to relief under certain statutory provisions, Grove Property also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This disqualification would reduce the funds of Grove Property available for investment or distribution to Shareholders because of the additional tax liability to Grove Property for the year or years involved. If Grove Property were to fail to qualify as a REIT, it no longer would be subject to the distribution requirements of the Code, and to the extent that distributions to Shareholders would have been made in anticipation of Grove Property's qualifying as a REIT, Grove Property might be required to borrow funds or to liquidate certain of its assets to pay the applicable corporate tax.

          Although Grove Property currently intends to operate in a manner designed to continue to qualify as a REIT, it is possible that future economic market, legal, tax or other considerations may cause the Board, without the approval of the Shareholders, to decide to revoke the REIT election.

     CERTAIN ANTI-TAKEOVER PROVISIONS MAY INHIBIT A CHANGE IN CONTROL OF THE COMPANY

          Certain provisions of the Charter, the Bylaws and the OP Partnership Agreement may have the effect of discouraging a third party from making an acquisition proposal for the Company and may thereby inhibit a change in control of the Company under circumstances that could give the holders of the Common Shares the opportunity to realize a premium over the then-prevailing market prices of such Common Shares. Such provisions include the requirements regarding the staggered terms of the Board and removal of trust managers set forth in the Charter and the advance notice requirements for certain Shareholder proposals set forth in the Bylaws.

          Preferred Shares. The Charter permits the Board to issue up to 4.0 million preferred shares of beneficial interest, par value $.01 per share ("PREFERRED SHARES"), and to establish the preferences and rights (including the right to vote and the right to convert into Common Shares) of any such Preferred Shares issued. Thus, the Board could authorize the issuance of Preferred Shares with terms and conditions which could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of Common Shares might receive a premium for their Common Shares over the then-prevailing market price of such Common Shares.

          Ownership Limit. The Ownership Limit imposed by the Charter for the purpose of preserving Grove Property's REIT qualification may also have the effect of precluding an acquisition of control of Grove Property without the approval of the Board. The Ownership Limit might deter tender offers for Common Shares, which offers may be advantageous to Shareholders, and might limit the opportunity for Shareholders to receive a premium for the

Common Shares that might otherwise exist if an investor were attempting to assemble a block of Common Shares in excess of 5.0% of the outstanding Common Shares or otherwise effect a change of control of Grove Property.

          POSSIBLE ENVIRONMENTAL LIABILITIES

          Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be required to investigate and clean up hazardous or toxic substances or petroleum product releases on, under, in or emitting from such property and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination.

          Federal legislation requires owners and landlords of residential housing constructed prior to 1978 to disclose to potential residents or purchasers of the properties any known lead-paint hazards, and impose treble damages for failure to so notify. In addition, lead-based paint in any of the properties may result in lead poisoning in children residing in the property if chips or particles of such lead-based paint are ingested, and the Company may be held liable under state laws for any such injuries caused by ingestion of lead-base paint by children living at the properties. Lead paint tests have been conducted at most of the Properties over the past five years and have established compliance with all applicable federal and state regulations for such Properties.

     POSSIBLE ADVERSE EFFECTS ON COMMON SHARE PRICE ARISING FROM SHARES
       AVAILABLE FOR CURRENT AND FUTURE SALE

          No prediction can be made as to the effect, if any, that future sales of Common Shares or the availability of such shares for future sale will have on the market price of the Common Shares. Sales of substantial amounts of Common Shares (including shares issued pursuant to the exchange of Common Units for Common Shares), or the perception that such sales would occur, may adversely affect prevailing market prices for the Common Shares. The Board has the authority, without Shareholder approval, to issue additional Common Shares and other Equity Shares, or to cause the Operating Partnership to issue additional Common Units or other classes of units of interest in the Operating Partnership in any manner it deems appropriate, including in exchange for property. Except for Morgan Stanley Group Inc. and ABKB/LaSalle Securities Limited, as agent for Oregon Public Employees' Retirement Fund, existing Shareholders will have no preemptive right to purchase shares or units issued in any such offerings, and any such offerings might cause a dilution of the Shareholders' investment in Grove Property.

          The Company has granted certain entities and individuals receiving Common Units in connection with the Consolidation Transactions certain registration rights with respect to the Common Shares which they may receive upon the exchange of Common Units. Pursuant to a Registration Rights Agreement with certain holders of Common Units, the Company has agreed to file and generally keep continuously effective beginning one year after the completion of the Consolidation Transactions a registration statement covering the issuance of shares upon exchange of Common Units and the resale thereof. Pursuant to the Registration Rights Agreement with New Equity Investors, the Company has agreed to file and generally keep continuously effective beginning six months after the completion of the Consolidation Transaction a registration statement covering the sale of Common Shares issued in the New Equity Investment. The Company will also grant individuals receiving Common Units in connection with this Exchange Offer certain registration rights with respect to the Common Shares which they may receive upon the exchange of Common Units. See "THE OP PARTNERSHIP
AGREEMENT - Limited Partner Redemption/Exchange Rights."

          CHANGES IN INVESTMENT AND FINANCING POLICIES WITHOUT SHAREHOLDER APPROVAL

          The Board will determine the Company's investment and financing policies, its growth strategy, and its debt, capitalization, distribution and operating policies. Although the Board has no present intention to revise or amend these strategies and policies, the Board may do so at any time without a vote of the Shareholders. Accordingly, Shareholders will have no control over changes in strategies and policies of the Company, and such changes may not serve the interests of all Shareholders and could adversely affect the Company's financial condition or results of operations.

          Issuance of Additional Securities. Grove Property has authority to offer its Common Shares or other equity or debt securities in exchange for property or otherwise. Similarly, Grove Property may cause the Operating Partnership to offer additional Common Units or preferred units of the Operating Partnership, including offers in exchange for property to sellers who seek to defer certain of the tax consequences relating to a property transfer. Existing Shareholders and holders of Common Units will have no preemptive right to acquire any such securities, and any such issuance of equity securities could result in dilution in an existing Shareholder's investment in Grove Property.

          Risks Involved in Acquisitions Through Partnerships or Joint Ventures. In addition to its investments in the Property Partnerships, the Company may invest in apartment properties through partnership or joint ventures instead of purchasing apartment properties directly or through wholly-owned subsidiaries. Partnership or joint venture investments may, under certain circumstances, involve risks not otherwise present in a direct acquisition of properties.
These include the risk that the Company's co-venturer or partner might become bankrupt; a co-venturer or partner might at any time have economic or business interests or goals which are inconsistent with the business interests or goals of the Company; and a co-venturer or partner might be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives. The consent of Outside Partners who did not tender in the Consolidation Transactions and remain in the Property Partnerships may be required to approve certain major decisions of the Property Partnerships, thereby reducing the Company's flexibility in dealing with the Partnership Properties. There is no limitation in the Charter as to the amount of investment the Company may make in joint ventures or partnerships.

     ADVERSE EFFECT ON TRADING MARKET FOR COMMON SHARES; REDUCTION
     IN PUBLIC FLOAT

          Reduction in Periodic Distributions. In response to the investment interests of certain potential investors in Grove Property, and Grove Property's evaluation of what it perceives to be a changing philosophy in REIT investments generally, Grove Property decided, in connection with the Consolidation, to reduce periodic cash distributions per Common Share and to increase the reinvestment of its cash flow in the Company. The Company believes that this will enable it to achieve greater long-term capital appreciation for investors in the Company. However, there can be no assurance that the Company will be able to identify favorable investments in the future or that any capital appreciation will result from this strategy. Also, an adverse perception by the investing public of the reason for such decision, and the continuing interest of certain investors in owning relatively high-yield REIT common stock, may adversely affect the market price of the Common Shares and may cause reduced trading activity in the Common Shares on the AMEX. Such a reduction would reduce the liquidity of an investment in the Common Shares. One of the factors that currently may influence the price of the Common Shares in public markets is the amount of Grove Property's annual dividend distributions and the yield such distributions represent; accordingly, an increase in market interest rates may lead purchasers of Common Shares to demand a higher annual yield, which could affect adversely the market price of the Common Shares.

          ADVERSE CONSEQUENCES OF ELECTION TO REVOKE REIT ELECTION BY THE
COMPANY

          The Board has the authority to revoke Grove Property's REIT election at any time without Shareholder approval. Although Grove Property currently intends to operate in a manner designed to continue to qualify as a REIT, Grove Property is aware that certain institutional investors have questioned whether it is preferable for a company to elect to be taxed as a corporation that is not qualified as a REIT so that the entity is not required to distribute to shareholders 95% of its REIT taxable income. These investor preferences, as well as economic, market, legal, tax or other considerations, may cause the Board at some time in the future to revoke Grove Property's REIT election. Such an election may be made by the Board, without any Shareholder vote.

                          BENEFITS TO RELATED PARTIES

     In addition to the benefits received by the Grove Companies from the Consolidation Transactions in connection with the exchange of their Property Partnership interests pursuant to the Contribution Agreement, the Grove Companies (including certain executive officers of the Company) have or will realize certain other benefits from the Consolidation Transactions and this Exchange Offer, including the following:

     . In connection with the transfer of certain assets and liabilities of the Management Company to the Operating Partnership and the transfer of its interests in the Property Partnerships to the Operating Partnership, the Grove Companies received an aggregate of 904,867 Common Units and a cash payment of $177,669.

     . Guarantees of approximately $26.8 million of mortgage indebtedness by Messrs. Damon Navarro and Brian Navarro were released in connection with the repayment of indebtedness on the Partnership Properties as part of the Refinancing. It is likely that other loan guarantees given by the Navarros in connection with three of the four pending Exchange Offers will also be released in connection with the eventual payoff or refinancing of mortgage indebtedness that encumbers such properties.

     . Each Executive Officer entered into a new employment agreement with Grove Property, pursuant to which he will receive (i) a 10-year option pursuant to the 1996 Plan, to purchase Common Shares at a price per share equal to the market price of a Common Share on the date of grant, (ii) 1997 base salaries of: $50,000-Damon Navarro; $50,000-Brian Navarro; $50,000-Edmund Navarro; $50,000-Joseph LaBrosse; and $25,000-Gerald McNamara and (iii) annual Deferred Stock Grants (if earned) in accordance with the 1996 Plan. If an Executive Officer's employment with the Company is terminated "without cause" by the Company or by the Executive Officer following a "change in control" or for "good reason" (as such terms are defined in the employment agreements), such Executive Officer will be entitled to a lump sum payment equal to 200 percent of his annual base salary plus an amount equal to the aggregate value of all bonuses, whether cash, stock, options or otherwise (but specifically excluding the Deferred Stock Grants), paid to such Executive Officer for the previous year.

     . The Grove Companies and certain of its Affiliates will no longer be liable as a general partner of the Property Partnerships, including Grove-Coastal Associates Limited Partnership if this Exchange Offer is successful, for future operations of the Partnership Properties.

     . Upon the successful completion of the Consolidation Transactions, the Property Partnerships repaid their outstanding indebtedness to NAVAB Associates (approximately $1.19 million at September 30, 1996), and received payment from NAVAB for outstanding receivables (approximately $0.7 million at September 30, 1996). NAVAB is a partnership owned by Damon and Brian Navarro and George and Ronald Abdow. NAVAB Associates, in turn, used the net proceeds of approximately $0.5 million to repay its outstanding bank indebtedness of approximately the same amount, which debt was guaranteed by the Navarros and the Abdows.

     . To the extent they received Common Units rather than cash pursuant to the Contribution Agreement, the Grove Companies experienced a partial deferral of the federal income tax consequences associated with their contribution of assets to the Operating Partnership.

     . The Grove Companies obtained improved liquidity of their investments as a result of the Consolidation Transactions. The Grove Companies received Common Units, which may be redeemed for cash or, at the option of the Company, exchanged for Common Shares. Unlike interests in real estate or a property management company, the Common Shares will be freely transferable (subject to applicable securities laws and certain agreements restricting transfer).

     . In connection with the acquisition of three additional properties in June 1997, as well as this Exchange Offer and three similar exchange offers that are currently pending, the Operating Partnership will reimburse Grove Companies for certain overhead costs related to such transactions.

                             CONFLICTS OF INTEREST

     The Executive Officers have interests that conflict with the interests of the other Grove Property shareholders, the limited partners of the Operating Partnership (including the Limited Partners who elect to participate in the Exchange Offer) and the persons who acquired Common Shares in the New Equity Investment. Grove Property and the Grove Companies have been represented by the same legal counsel and, therefore, neither Grove Property nor the Property Partnerships has been advised by separate legal counsel in connection with the Consolidation Transactions or this Exchange Offer.

     Following the consummation of the Consolidation, the Grove Companies continued to hold limited and general partner interests in 15 limited partnerships that owned, in the aggregate, 14 multifamily residential projects with a total of approximately 1,600 apartments and seven retail and mixed-use projects with a total of approximately 125,000 rentable square feet (such properties comprise the "EXCLUDED PROPERTIES"), and the five Executive Officers remain officers or directors of the Grove Companies, including entities that have interests in the limited partnerships that own the Excluded Properties, and will therefore have conflicts of interest in allocating their time between the Company and such entities. In June 1997, the Operating Partnership acquired two of the Excluded Properties and acquired the general partnership interest and certain limited partnership interests of a third Excluded Property. The Company may seek to acquire one or more of the remaining Excluded Properties from time to time when and if conditions are favorable to do so, such as this current Exchange Offer to the Limited Partners. The Executive Officers will have conflicts of interest in establishing the terms of such acquisitions, including this Exchange Offer, which will not be based on independent third party appraisals. In addition to this Exchange Offer, there are three additional exchange offers currently pending for limited partnership interests in three additional Excluded Properties partnerships. Moreover, certain of the Excluded Properties are located near or adjacent to one or more of the Properties acquired during the Consolidation Transactions, and therefore may compete with one or more of such Properties for prospective tenants, resulting in potential conflicts of interest for the Executive officers. In addition, Brian Navarro, Vice President-Acquisition of Grove Property, will continue to serve as the President of National Realty, which will be the exclusive provider of real estate brokerage services to the Company (including the Property Partnerships) and the limited partnerships that own the Excluded

Properties. The Grove Companies and each of the Executive Officers have entered into agreements with the Company which, among other things, will require each of the Executive Officers to allocate a substantial amount of his working time to the Company.

     The Management Owners may have conflicts of interest as a result of their ownership of National Realty, which continues to provide real estate brokerage services to the Company (including the Property Partnerships), the limited partnerships that own the Excluded Properties and third parties following the Consolidation Transactions.

     Following the consummation of the Consolidation Transactions, the Operating Partnership, pursuant to management services contracts, has provided certain real estate management services to the Property Partnerships and to the Grove Companies (including to the limited partnerships that own the Excluded Properties), which services were previously provided by the Management Company. Certain Executive Officers may have conflicts of interest in the negotiation and enforcement of such management services contracts as a result of their ownership of the Grove Companies and interests in the Excluded Properties.

     The Executive Officers had and will have conflicts of interest in establishing the terms of the Consolidation Transactions, this Exchange Offer and similar offers to related partnerships, and the provisions of the employment agreements with the Executive Officers and the non-competition agreements. They will also have a conflict of interest with respect to their obligations as Trust Managers and Executive Officers to enforce the terms of various agreements, and their objectives with respect to the sale of, or repayment of indebtedness on, any of the Partnership Properties may differ from those of other Limited Partners of those partnerships and/or the shareholders of Grove Property. Any decision regarding the enforcement of contracts between the Company and the Grove Companies or any Executive Officer, individually, and the sales or refinancings of Partnership Properties, will be made by a majority of the members of the Board that are not employed by or affiliated with the Grove Companies (the "INDEPENDENT TRUST MANAGERS"). The Executive Officers may, however, use their positions as executive officers and trust managers to influence the Independent Trust Managers in this regard.

     Holders of Common Units may suffer different and more adverse tax consequences than the Company or its shareholders upon the sale of, or repayment of indebtedness on, any of the Partnership Properties and, therefore, Common Unit holders, including the Executive Officers of the Company, and the Company may have different objectives regarding the appropriate pricing and timing of any such sale or repayment of indebtedness. Limited Partners who remain in certain Property Partnerships following the Consolidation may also have different objectives from those of the Company.

                                  THE COMPANY

THE GROVE COMPANIES

     Grove Investment Group was formed in 1980 as a Southern New England real estate company based in Hartford, Connecticut. Damon and Brian Navarro, co-founders of the Company, began business operations by buying and managing small, multifamily properties with limited partners as equity investors. From its formation, Grove Property's executive officers have been shared with the Grove Companies.

     As used herein, the "GROVE COMPANIES" means Grove Investment Group, Inc. and its affiliates (including certain companies and individuals) that own interests (directly or indirectly) in the Management Company, any Property Partnership or any limited partnership which owns any Excluded Property. The Grove Companies include, without limitation, the Management Owners and Gerald McNamara, each an executive officer and, in the case of Damon Navarro and Joseph LaBrosse, a Trust Manager of Grove Property, and Ronald and George Abdow.

     At September 30, 1996, the Grove Companies owned general partnership interests in 42 limited partnerships, including the Property Partnerships (which owned the Partnership Properties prior to the Consolidation) and 15 other limited partnerships which own the Excluded Properties. The remaining limited partnerships (other than the Property Partnerships and the partnerships that own the Excluded Properties) in which the Grove Companies own general and limited partnership interests do not own properties, but rather are limited purpose partnerships formed by the Grove Companies for various other purposes.


GROVE PROPERTY

     Grove Property is a self-administered REIT formed pursuant to the Maryland REIT Act engaging in multifamily property acquisition and redevelopment. Grove Property was formed in 1994 to continue the multifamily property acquisition, management and marketing operations and related business objectives and strategies of Grove Investment Group, formed in 1980 by Damon and Brian Navarro. Upon completion of the IPO in June 1994 and the concurrent completion of the various transactions that occurred simultaneously therewith, Grove Property purchased its three initial properties from affiliates of Grove: Dogwood Hills Apartments, Hamden Center Apartments and Baron Apartments. In 1996, Grove Property purchased its fourth property, Cambridge Estates, from an affiliate of Grove.

     Grove Property is operated under the direction of Damon Navarro, Chairman of the Board of Trust Managers, President and Chief Executive Officer, and a management team consisting of substantially all of the former personnel of Grove, being Damon, Brian and Edmund Navarro, Joseph R. LaBrosse and Gerald A. McNamara, each an Executive Officer, and the Trust Managers of Grove Property, Messrs. Damon Navarro, Edmund Navarro, Joseph R. LaBrosse, James Twaddell, Theodore R. Bigman, J. Joseph Garrahy and Harold Gorman. Grove

Property's executive officers are substantially shared with the Grove Companies and, as described below, the Grove Companies have been providing property management and other support services to Grove Property from its inception. See "-The Grove Companies" and "-Property Management Services."

     As a result of the Consolidation Transactions, Grove Property became a self-administered and self-managed REIT. Grove Property will conduct substantially all of its operations through the Operating Partnership. Grove Property currently owns an interest in the Operating Partnership of approximately 61% and will control the Operating Partnership as the sole general partner. Grove Property owns, directly or indirectly, 100% of the interests in the four GREAT Properties, each of the eight properties acquired from certain liquidating limited partnerships through the Consolidation transactions and each of the two properties acquired in June 1997, and controls the remaining thirteen Properties through a general partnership interest in the Property Partnerships that own such Properties.

     Grove Property believes that it is of the largest public owners of multifamily properties in Southern New England. The multifamily properties that are owned or controlled by Grove Property include 2,347 residential apartments located in Connecticut, Massachusetts and Rhode Island and a neighborhood retail complex in Longmeadow, Massachusetts with net rentable square feet of approximately 79,012. In addition, three of the residential properties include leased office space with total leasable office space of approximately 15,200 square feet.

     Grove Property believes that it is the only publicly traded multifamily apartment REIT conducting operations exclusively in the Northeast. Management believes that this concentration in a single geographic area and the Company's reputation in the Northeast as a superior property management company with approximately 170 employees, coupled with a sound performance as a public company since June 1994, will be attractive to potential investors in Grove Property, including owners of multifamily properties that might be acquired by the Operating Partnership for Common Units, thereby deferring the owner's federal income tax liability, if any, on a sale.

     Grove Property's executive offices are located at 598 Asylum Avenue, Hartford, Connecticut 06105, (860) 520-4789.

TRUST MANAGERS AND EXECUTIVE OFFICERS

          The Trust Managers and Executive Officers of Grove Property Trust, and other key employees of Grove Property Trust, their ages (at May 31, 1997) and their positions and offices with Grove Property Trust are as follows:


Name                                        Age           Positions and Offices Held
----                                        ---           --------------------------

Trust Managers and Executive Officers
-------------------------------------
Damon D. Navarro                             43        Chairman of the Board of Trust Managers,
                                                       President and Chief Executive Officer



Joseph R. LaBrosse                34        Chief Financial Officer, Secretary, Treasurer and
                                            Trust Manager
Edmund F. Navarro                 36        Vice President - Property Management and Trust Manager
James F. Twaddell                 56        Trust Manager
Harold Gorman                     53        Trust Manager
Theodore R. Bigman                34        Trust Manager
J. Joseph Garrahy                 66        Trust Manager
Brian A. Navarro                  42        Vice President - Acquisitions
Gerald A. McNamara                56        Vice President - Marketing and Strategic Planning
Key Employees
-------------
Andy Mazur                        46        Director of Site Operations - Regional Property Manager
Karen McHugh                      39        Director of Marketing - Regional Property Manager
Paul Bengtson                     36        Director of Landscaping - Regional Property Manager
Steven Splain                     35        Controller
Leanne Bruder                     28        Accounting Manager


          Pursuant to the terms of the Charter and Bylaws, the Board must consist of not less than two nor more than 15 persons, of which a majority must be Independent Trust Managers (who are neither executive officers nor affiliates of Grove Property). Trust Managers are divided into three classes serving staggered three-year terms. Messrs. Damon Navarro's, Bigman's and Gorman's terms of office will expire at the Annual Meeting of Shareholders to be held on June 18, 1997; Messrs. Twaddell's and Edmund Navarro's term of office will expire at the Annual Meeting of Shareholders to be held in 1998; and Messrs. Garrahy's and LaBrosse's terms of office will expire at the Annual Meeting of Shareholders to be held in 1999. Messrs. Damon Navarro, Bigman and Gorman have been nominated for re-election as Trust Managers at the June 18, 1997 Annual Meeting. Trust Managers hold office until their successors are duly elected and qualified.

          The Charter requires majority approval by the Independent Trust Managers of Grove Property Trust for all Board decisions relating to transactions with Affiliates. Currently, the Independent Trust Managers are Messrs. Twaddell, Gorman and Garrahy.

          Damon Navarro is Chairman of the Board of Trust Managers, President and Chief Executive Officer of Grove Property Trust. Mr. Navarro previously served as President of all of the Grove Companies, except GPS. Co-founder of Grove in 1980, he is responsible for investor relations, marketing, new business development and organizational management for the Company and its affiliates. Mr. Navarro is currently, or has previously served as, a general partner or principal of the general partner for 42 of the limited partnerships affiliated with the Grove Companies, including each of the Property Partnerships, and is the Chief Executive

Officer for 27 corporations affiliated with those limited partnerships. Mr. Navarro is a graduate of the University of Rhode Island with a degree in Finance.

          Joseph LaBrosse is Chief Financial Officer, Secretary and Treasurer, as well as a Trust Manager of Grove Property Trust. Mr. LaBrosse was Chief Financial Officer for the Grove Companies and their affiliates. He is responsible for financing, loan portfolio management, financial reporting, tax planning, cash management, strategic budgeting and planning. Prior to joining the Grove Companies in 1988, Mr. LaBrosse was a real estate tax consultant at Arthur Andersen & Company in Hartford, Connecticut. He is a magna cum laude graduate of the University of Connecticut with a degree in Accounting. He is a licensed Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the Connecticut Society of Certified Public Accountants and the Real Estate Finance Association.

          James F. Twaddell is a Trust Manager of Grove Property Trust. Mr. Twaddell is a member of the investment banking group of Schnieder Securities, Inc., located in Providence, Rhode Island. From 1974 through 1995, Mr. Twaddell served as Chairman of Barclay Investments, Inc., a member firm of the National Association of Securities Dealers, Inc. (the "NASD"). Mr. Twaddell also served as Chairman of Regional Investment Brokers, Inc., a 125-member cooperative association of regional investment bankers and broker/dealers conducting business throughout the United States. For the 1993-1995 term, he was elected to serve on both the NASD District 11 Committee and the District Business Conduct Committee. He has served as Chairman of the Board of First Mutual Fund, a 30-year old publicly-traded mutual fund, since 1979. Mr. Twaddell received his B.A. degree from Brown University in 1961.

          Harold Gorman is a Trust Manager of Grove Property Trust. From 1968 to 1993, Mr. Gorman served as Vice President and Assistant General Counsel of Heublein, Inc. From October 1993 to March 31, 1995, he served as Vice President/General Counsel to the Paddington Corporation. Since April 1, 1995, Mr. Gorman has served as Vice President and Senior Regulatory Counsel for Heublein, Inc., located in Hartford, Connecticut. He received his B.A. from Wesleyan University in 1965 and his J.D. from the University of Connecticut Law School. Mr. Gorman is a member of each of the Connecticut Bar Association, the American Bar Association and the Board of Directors of the Connecticut Arthritis Society.

          J. Joseph Garrahy is a Trust Manager of Grove Property Trust. Mr. Garrahy began his career in public service in 1962 as a Rhode Island State Senator. In 1968, he was elected Lieutenant Governor of The State of Rhode Island, where he served four two-year terms. In 1976, Mr. Garrahy was elected Governor of the State, and was reelected to that office in 1978, 1980 and 1982. He served as Chairman of the National Governors' Association's Subcommittee on Health Policy in 1977 and the National Governors' Association's Human Services Committee as Chairman of the Coalition of Northeast Governors' Committee on Transportation. Mr. Garrahy was a Senior Vice President with the merchant banking firm of G. William Miller & Company, Inc. of Washington, D.C. from 1985 to 1990. Mr. Garrahy has served as President of J. Joseph Garrahy & Associates, Inc., a consulting firm, in Providence, Rhode Island, since its formation in 1990. Mr. Garrahy attended the University of Buffalo and the University of Rhode Island.

          Theodore R. Bigman has been a Trust Manager of Grove Property since April, 1997. From 1987 to 1995, he was a Director at CS First Boston in the real estate group, establishing and managing their REIT effort. He had primary responsibility for $2.5 billion of initial public offerings by REITs. Previously, he had extensive real estate experience in a wide variety of transactions involving the financing and sale of both individual assets and portfolios of real estate assets, as well as the acquisition of several real estate companies. Since 1995, he has been a Principal of Morgan Stanley Asset Management Inc., a subsidiary of Morgan Stanley Group Inc., responsible for its real estate securities investment management business. He graduated from Brandeis University in 1983 with a B.A. in Economics and received an M.B.A. from Harvard University in 1987.

          Brian Navarro is Vice President-Acquisitions of Grove Property Trust. Mr. Navarro also served as a vice president of all of the Grove Companies. Mr. Navarro is responsible for the acquisition and disposition of property and financing for the Company and its affiliates. Prior to co-founding Grove in 1980, Brian Navarro acquired, renovated and resold over 30 two-, three- and six-family houses in the Hartford, Connecticut, Springfield, Massachusetts and Westerly, Rhode Island areas. Mr. Navarro is a graduate of the University of Connecticut with a degree in Finance and a special concentration in real estate.

          Gerald A. McNamara is Vice President - Marketing and Strategic Planning of Grove Property Trust. Mr. McNamara has been a principal and vice president of the Grove Companies and their affiliates since 1985. He is currently, or has previously served as, a general partner in many of the 42 limited partnerships sponsored by the Grove Companies. Mr. McNamara is involved in all aspects of property acquisition and financing, and is responsible for the long range planning and new product/concept development of Grove Property Trust. Prior to his association with the Grove Companies, Mr. McNamara was Senior Vice President of Heublein International where he was in charge of Food and Beverage Operations overseas. Mr. McNamara is a graduate of Trinity College with a degree in History and Economics.

          Edmund Navarro is Vice President - Property Management of Grove Property Trust and a Trust Manager. Prior to the Consolidation Transactions, Edmund Navarro wholly-owned Grove Services Inc., the general partner of GPS, and served as President of GPS. At GPS, he was responsible for the management of approximately 45 properties and 180 employees and the marketing and supervision of construction projects. Mr. Navarro became a principal of Grove in 1983. Prior to his employment with the Grove Companies, Mr. Navarro was a Media Marketing Planner with Vitt Median International in New York City. Mr. Navarro is a graduate of the University of Rhode Island with a degree in Marketing.

          Andy Mazur is Director of Site Operations and a Regional Property Manager for Grove Property Trust. He has been with Grove since 1988. Mr. Mazur is responsible for the Service Technician Training Program and Continuing Development of Grove Property Trust maintenance systems and supervising the management of several properties. Mr. Mazur has a Masters Degree from Springfield College and a Bachelors Degree from Central Connecticut State College.

          Karen McHugh is Director of Marketing and a Regional Property Manager for Grove Property Trust. She has been with Grove since 1991. She develops and oversees training programs for property leasing directors. Prior to joining GPS, Ms. McHugh worked for a real estate developer in the property management area for seven years. Ms. McHugh graduated from Mount Holyoke College with a B.A. in English and a B.A. in Political Science.

          Paul Bengtson is Director of Landscaping and a Regional Property Manager for Grove Property Trust. He has been with Grove since 1993. Mr. Bengtson gained his landscaping expertise while working for a landscaping contractor throughout high school and college. Prior to joining Grove he worked for four years for a property management company based in Boston. Mr. Bengtson is a graduate of Worcester State College with a B.A. degree in Business Management.

          Steven A. Splain is the Controller for Grove Property Trust and all the Grove Companies. He has been with Grove since 1994 and is in charge of the financial and tax reporting and day-to-day accounting functions. Between 1984 and 1994, Mr. Splain was Tax Manager at Blum, Shapiro, a regional accounting firm in West Hartford, Connecticut. Mr. Splain is a graduate of Southern Connecticut State University with a B.S. in Accounting. He is a licensed Certified Public Accountant, and a member of the American Institute of Certified Public Accountants and the Connecticut Society of Certified Public Accountants.

          Leanne Bruder is the Accounting Manager for the corporate division of the Accounting Division of Grove Property Trust. She began working for Grove full-time in January 1996 and worked part time for Grove in 1991 and 1992.
Prior to joining Grove full-time, Leanne was a senior accountant at the Hartford, Connecticut office of KPMG Peat Marwick. While at KPMG, Ms. Bruder was a member of the Real Estate Industry Focus Group and was responsible for the audits of multi-billion dollar mortgage loan and real estate-owned portfolios of several prominent insurance companies. She was also instrumental in the securitization of a large portfolio of loans and in organizing the first REIT to be offered by one of these companies. Ms. Bruder is a graduate of the University of Connecticut with a B.S. in accounting, and is a Certified Public Accountant.

          Damon Navarro, Brian Navarro and Edmund Navarro are brothers. No family relationships exist among any of the other trust managers or executive officers of Grove Property. No arrangement or understanding exists between any Trust Manager or Executive Officer or any other person pursuant to which any Trust Manager or Executive Officer was selected as a Trust Manager or Executive Officer, except that Mr. Twaddell was elected to the Board at the closing of the IPO in 1994, for a term of one year, pursuant to the terms of the Underwriting Agreement between Grove Property Trust and the underwriters in connection with the IPO, Barclay Investments, Inc., and Mr. Bigman was elected to the Board at the closing of the New Equity Investment pursuant to the terms of the Securities Purchase Agreement entered into with Morgan Stanley. Subject to the provisions of their respective employment agreements, if any, executive officers are elected for and serve at the discretion of the Board.

COMMON UNITS ISSUED TO EXECUTIVE OFFICERS IN CONNECTION WITH CONSOLIDATION

          In connection with the Consolidation Transactions, pursuant to the Contribution Agreement, the Executive Officers received the number of Common Units and the dollar amounts set forth opposite their names below in exchange for their respective interests in the Property Partnerships and certain assets and liabilities of GPS. The cash payments to the Navarros represent the purchase price for their respective general partnership interests in certain Property Partnerships. The balance of the Grove Companies' interests in the Property Partnerships, including the economic interests in their general partnership positions in certain of the Property Partnerships, were acquired by the Operating Partnership in exchange for Common Units. No member of the Board of Trust Managers who is not also an Executive Officer transferred any assets to Grove Property in connection with the Consolidation Transactions. The Common Units received by such Executive Officers carry redemption rights and registration rights.

        Executive Officer          Common Units/(1)/    Cash
        -----------------          ---------------     -------
        Damon D. Navarro               289,874         $85,797
        Brian A. Navarro               282,322         $85,797
        Edmund F. Navarro              247,174         $ 6,075
        Joseph R. LaBrosse              65,833            --
        Gerald A. McNamara              23,912            --

          Following the consummation of the Consolidation Transactions, National Realty, which is 100% owned by Messrs. Damon, Brian and Edmund Navarro and Joseph LaBrosse, has provided real estate brokerage and related services to Grove Property and the Operating Partnership. The real estate brokerage services performed by National Realty for Grove Property and the Operating Partnership include the funding, underwriting and negotiation of purchase contracts with respect to properties to be acquired by the Company, the negotiation of the contracts with respect to properties to be sold by the Company, and certain commercial leasing services. In connection with such services, National Realty will receive a 4% commission on purchases or sales arranged by National Realty which are valued at up to $5.0 million and a 3% commission on purchases or sales arranged by National Realty which are valued in excess of $5.0 million. The brokerage services contracts provide that the Operating Partnership will indemnify National Realty and the Grove Companies for any liability incurred in performing such services, except in certain circumstances. Such agreements have terms of one to two years, subject to either party's right to cancel upon at least 30 days' notice. The brokerage services contracts were not negotiated on an arm's-length basis and the owners of National Realty may have conflicts of interest (due to their ownership of National Realty) in connection with the

-------------------------


/(1)/ Includes Common Units an Executive Officer may be deemed to own beneficially as a result of his ownership of entities included in the Grove Companies, based solely on his pro rata ownership of the equity of that entity. One or more of the Executive Officers may have acquired additional Common Units as a result of the Operating Partnership's acquisition of interests in three of the Excluded Properties in June, 1997. One or more of the Executive Officers may be deemed to own beneficially additional Common Units held by the Grove Companies pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as a result of such Executive Officer's ability to exercise control over voting and/or investment decisions with respect to one or more of the entities included in the Grove Companies.

brokerage services contracts and the provision of real estate brokerage services by National Realty to the Company.

          The Operating Partnership owns certain of the assets and liabilities of GPS used by GPS prior to the Consolidation in connection with the provision of real estate management services to the Grove Companies and Grove Real Estate Asset Trust. Following the consummation of the Consolidation Transactions, pursuant to management services agreements, the Operating Partnership provides such property management services to certain limited partnerships whose General Partner is one of the Grove Companies. Such management services agreements will provide that the Operating Partnership shall receive in exchange for its provision of property management services, with respect to each property, a fee equal to from 4% to 6% of gross income (excluding interest income). Such management services agreements have terms of one year, and will automatically renew for successive one-year terms if neither party thereto give notice of termination within 90 days prior to the end of the then current term.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information as of June 1, 1997 regarding the beneficial ownership of Common Units and Common Shares by each person known by Grove Property to be the beneficial owner of more than five percent of the Common Units and Common Shares, by each Trustee of Grove Property, by each Executive Officer of Grove Property named in the table below, and by all Trustees and Executive Officers of Grove Property as a group. Each person named in the table has the sole voting and investment power with respect to all units and shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.


Name and Business        Common Units        Common Shares         Percent of       Percent of      Pro forma
Address                  Benefically      Beneficially Owned      Common Units       Class of       Percent of
Of Beneficial Owner          Owned        ------------------          Owned        Common Shares   Common Units/
-------------------      -----------                               -----------         Owned        Shares (14)
                                                                                   -------------   ------------
DAMON D. NAVARRO
Grove Property Trust     310,406          38,837/(1)(2)/              5.12               *           5.74
598 Asylum Avenue
Hartford, CT  06105

BRIAN A. NAVARRO
Grove Property Trust     302,853          36,001/(1)(3)/              4.99               *           5.57
598 Asylum Avenue
Hartford, CT  06105



EDMUND F. NAVARRO
Grove Property Trust     267,705          36,001/(1)(4)/              4.41               *           4.99
598 Asylum Avenue
Hartford, CT  06105

JOSEPH R. LABROSSE
Grove Property Trust     72,676            9,164/(1)(5)/              1.20               *           1.35
598 Asylum Avenue
Hartford, CT  06105

GERALD A. MCNAMARA
Grove Property Trust     33,795/(13)/      6,790/(6)/                 *                  *           *
598 Asylum Avenue
Hartford, CT  06105

JAMES F. TWADDELL
Schneider Securities,         0           43,311/(7)(8)/              0                  1.1         *
Inc.
2 Charles Street
Providence, Rhode
Island  02904

HAROLD V. GORMAN
Heublein, Inc.                0            3,542/(9)/                 0                  *           *
450 Columbus Boulevard
Hartford, CT  06103

J. JOSEPH GARRAHY
220 South Main Street         0            3,542/(10)/                 0                  *          *
Providence, Rhode
Island  02903

THEODORE R. BIGMAN
Morgan Stanley Group          0          777,778/(11)/                 0                 19.7       12.82
Inc.
1221 Avenue of the
Americas
22nd Floor
New York, NY  10020



All Trustees and
Executive Officers              987,435                954,766             16.27            23.7           31.65
as a group (8
persons)

MORGAN STANLEY GROUP
INC.                                  0          777,778/(11)/                 0            19.7           12.82
1221 Avenue of the
Americas
22nd Floor
New York, NY  10020

OREGON PUBLIC
EMPLOYEES'                            0          391,392/(12)/                 0             9.9            6.45
RETIREMENT FUND, by
ABKB/LaSalle
Securities Limited,
as agent for Oregon
Public Employees'
Retirement Fund
100 East Pratt Street
20th Floor
Baltimore, MD  21202


*   less than one percent

(1) Includes Common Shares owned by Grove Equity Partnership, a partnership whose general partners are Messrs. Damon Navarro, Brian Navarro, Edmund Navarro and Joseph LaBrosse, which beneficially owns 35,849 Common Shares (less than 1% of the Common Shares). Each partner's pro rata shares of the partnership's Common Shares has been included in the Common Shares owned by such partner.

(2) Includes 18,231 Common Shares subject to options to purchase Common Shares granted pursuant to the 1994 Plan.

(3) Includes 16,830 Common Shares subject to options to purchase Common Shares granted pursuant to the 1994 Plan.

(4) Includes 16,830 Common Shares subject to options to purchase Common Shares granted pursuant to the 1994 Plan.

(5) Includes 4,210 Common Shares subject to options to purchase Common Shares granted pursuant to the 1994 Plan.

(6) Includes 2,951 Common Shares pursuant to the 1994 Plan, McNamara's daughter, with subject to options to purchase including 1,181 Common Shares respect to which he disclaims Common Shares granted beneficially owned by Mr. beneficial ownership.

(7) Includes 3,542 Common Shares subject to options to purchase Common Shares granted pursuant to the 1994 Plan, including 3,071 Common Shares beneficially owned by Mr. Twaddell's spouse, with respect to which he disclaims beneficial ownership.

(8) At the time of Grove Property's initial public offering in 1994 (the "IPO"), Mr. Twaddell was a principal of Barclay Investments, Inc., the managing underwriter of the IPO, which was issued warrants to purchase Common Shares at a price of $11.31 per share (the "UNDERWRITER WARRANTS"). On February 21, 1996, Barclay Investments, Inc. transferred 11,221 of the Underwriter Warrants to Mr. Twaddell, which Underwriter Warrants are included in the Common Shares owned by Mr. Twaddell. The Underwriter Warrants became exercisable on the first anniversary date of the IPO and terminate on the fourth anniversary date of the IPO.

(9) Includes 3,542 Common Shares subject to options to purchase Common Shares granted pursuant to the 1994 Plan.

(10) Includes 3,148 Common Shares subject to options to purchase Common Shares granted pursuant to the 1994 Plan.

(11) The Common Shares beneficially owned by Morgan Stanley include Common Shares held in investor accounts or entities with respect to which Morgan Stanley shares discretionary voting and dispositive authority. Morgan Stanley Asset Management Inc. ("MSAM"), a wholly-owned subsidiary of Morgan Stanley, shares discretionary voting and dispositive power over 707,071 of such Common Shares (17.9% of the Common Shares) which are held in investor accounts or entities, including the Morgan Stanley Real Estate Special Situations Fund I, L.P. (214,264 Common Shares, 5.4% of the Common Shares), and The Morgan Stanley Real Estate Special Situations Fund II, L.P. (285,686 Common Shares, 7.2% of the Common Shares), for which MSAM is an investment advisor. By reason of his relationship with Morgan Stanley and MSAM, Mr. Bigman may be deemed to have beneficial ownership of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934. Pursuant to the Securities Purchase Agreement entered into with Morgan Stanley in connection with its purchase of Common Shares in the New Equity Investment, Grove Property has (i) agreed to permit Morgan Stanley to designate one person to be a member of the Board of Grove Property and to nominate that person for election by the Shareholders and (ii) granted to Morgan Stanley certain preemptive rights in connection with future issuances (with certain exceptions) by Grove Property of Common Shares and other securities convertible into Common Shares ("CONVERTIBLE SECURITIES"); the preemptive rights is to purchase (a) in the case of the issuance by Grove Property of Convertible Securities, up to the Percentage Amount of such Convertible Securities and (b) in the case of the issuance by Grove Property of Common Shares, a number of Common Shares up to that number of Common Shares such that Morgan Stanley's ownership, following such issuance, would continue to be the Percentage Amount of the issued and outstanding Common Shares plus the-exercisable "in-the-money" employee stock options. For the purposes of Morgan Stanley's Securities Purchase Agreement and the preemptive rights described in the preceding sentence, "Percentage Amount" means 20%, except in the case of any proposed issuance of Common Shares for less than $9.00 per share or any Convertible Securities where the initial conversion, exchange or exercise price, as the case may be, is less than $9.00 per Common Share, in which case the "Percentage Amount" means 25%. Morgan Stanley will retain the right to nominate a director and the preemptive rights described above until the earlier of (i) Morgan Stanley and its affiliates ceasing to own at least 10% of the issued and outstanding Common Shares and (ii) Grove Property consummating an underwritten public offering of Common Shares yielding gross proceeds of at least $40.0 million. Pursuant to a Registration Rights Agreement entered into among Grove Property, Morgan Stanley and other purchasers in the New Equity Investment, Grove Property is required to effect a shelf registration under the Securities Act of 1933, subject to certain conditions, of the Common Shares beneficially owned by Morgan Stanley promptly after September 14, 1997. Moreover, subject to certain conditions, the Common Shares beneficially owned by Morgan Stanley may be included in the registration of Common Shares when Grove Property registers its Common Shares or the Common Shares of other holders.

(12) Pursuant to the Securities Purchase Agreement entered into with the Oregon Public Employees' Retirement Fund, by ABKB/LaSalle Securities Limited, as agent for the Oregon Public Employees' Retirement Fund ("ABKB/LASALLE") in connection with its purchase of Common Shares in the New Equity Investment, Grove Property has granted to ABKB/LaSalle certain preemptive rights in connection with future issuances (with certain exceptions) by Grove Property of Common Shares and Convertible Securities; the preemptive right is to purchase (a) in the case of the issuance by Grove Property of Convertible Securities, up to 9.9% of such convertible Securities and (b) in the case of the issuance by Grove Property of Common Shares, a number of Common Shares up to that number of Common Shares such that ABKB/LaSalle's ownership would continue to be 9.9% of the issued and outstanding Common Shares following such issuance. ABKB/LaSalle will retain the preemptive rights described above until the earlier of (i) ABKB/LaSalle and its affiliates ceasing to own at least 5.0% of the issued and outstanding Common Shares and (ii) Grove Property consummating an underwritten public offering of Common Shares yielding gross proceeds of at least $40.0 million. Pursuant to a Registration Rights Agreement entered into among Grove Property, ABKB/LaSalle and the other purchasers in the New Equity Investment, Grove Property is required to effect a shelf registration under the Securities Act of 1933, subject to certain conditions, of the Common Shares beneficially owned by ABKB/LaSalle promptly after September 14, 1997. Moreover, subject to certain conditions, the Common Shares beneficially owned by ABKB/LaSalle may be included in the registration of Common Shares when Grove Property registers its Common Shares or the Common Shares of other holders.

(13) Includes 8,886 Common Units beneficially owned by Mr. McNamara's spouse, with respect to which he disclaims beneficial ownership.

(14) This column illustrates the proforma percent of Common Shares that would be owned in the event all Common Units owned by holders of Common Units were redeemed for Common Shares.

COMPENSATION OF THE TRUST MANAGERS

          Grove Property Trust pays its trust managers who are not employees of Grove Property Trust ("NON-EMPLOYEE TRUST MANAGERS") a fee of $1,000 for attending each meeting of the Board. In addition, Grove Property may continue to reimburse the Trust Managers for travel expenses incurred in connection with their activities on behalf of Grove Property Trust. Each Non-Employee Trust Manager in office at the time of the IPO received options to purchase 2,000 Common Shares at the IPO price ($11 per Common Share) under Grove Property Trust's 1994 Plan. Thereafter, beginning with the Annual Meeting held in 1995, each Non-employee Trust Manager then in office has received an annual grant of options to purchase 1,000 Common Shares, in each case at the then-current market price.

          Upon the consummation of the Consideration Transactions, each Non-employee Trust Manager received a grant of a non-qualified stock option to purchase 10,000 Common Shares under the 1996 Share Incentive Plan (the "1996 PLAN"). The 1996 Plan provides that each Non-Employee Trust Manager who is first elected or appointed after the Consolidation Transactions would receive an automatic initial grant of a nonqualified stock option to purchase 10,000 Common Shares. In addition, promptly following the date of each Annual Meeting of Shareholders (including the 1997 Annual Meeting), each Non-Employee Trust Manager elected by the Shareholders will receive an additional automatic grant of an option to purchase 5,000 Common Shares; provided, however, that no Non-Employee Trust Manager will receive more than one such automatic grant in any calendar year. The exercise price for grants to Non-Employee Trust Managers will be 100% of the Fair Market Value of the Common Shares on the date of grant. Each such option will expire ten years from the grant date (subject to earlier termination). Upon the consummation of the Consolidation Transactions, each Non-Employee Trust Manager received a grant of options to purchase 10,000 Common Shares at an exercise price equal to the Fair Market Value of the Common Shares on the date of grant. Trust Managers who are employees of Grove Property are not paid any trust manager fees.

NON-COMPETITION AGREEMENTS

          The Executive Officers have entered into non-competition agreements with the Company (the "NON-COMPETITION AGREEMENTS"). The Non-Competition Agreement of each Executive Officer precludes him from directly or indirectly developing, redeveloping, acquiring, managing or operating multifamily or retail mixed-use properties, other than the Excluded Properties, which compete with Grove Property Trust Properties or with properties acquired by Grove Property Trust in the future (including the Partnership Properties) for so long as he is an Executive Officer, Trust Manager, significant Shareholder (5% or more of the outstanding Common Shares) or employee of, or consultant to, Grove Property, and for a period of twenty-four months after termination thereof other than in the event of termination of his employment by Grove Property without cause or by the Executive Officer in the event of a "change in control" or "for good reason" (as defined therein). Grove Property also has entered into a Non-Competition Agreement with the Grove Companies which will remain in effect until such time as no person who serves as a director, general partner or executive officer of the Grove Companies also serves as a Trust Manager or Executive Officer of Grove Property. Except for the Executive Officers, no other Trust Manager has an interest in any of the Grove Companies and no direct or indirect investor in the Grove Companies, other than the Executive Officers, will be bound by the Non-Competition Agreements.

          The Executive Officers control or share control, and have substantial economic interest in, the limited partnerships that own the Excluded Properties; ownership and management of the Excluded Properties are specifically exempted from the provisions of the Non-Competition Agreement. Certain of the Excluded Properties compete with Properties that are in close proximity thereto.



PROPERTY MANAGEMENT SERVICES

   Grove Property Services Limited Partnership was a Connecticut limited partnership, wholly owned, directly or indirectly, by the Management Owners. In connection with the Consolidation Transactions, Grove Property succeeded to the property management activities of GPS, and the Operating Partnership has acquired all of the assets and liabilities of GPS related to property management activities. Following the consummation of the Consolidation Transactions, the Operating Partnership and National Realty provide to the Company and to the Grove Companies (including the limited partnerships that own Excluded Properties) the real estate related services previously provided by the Management Company. The assets utilized to carry out such property management services constitute the "Management Division" of Grove Property Trust. Edmund
F. Navarro, Vice President/Property Management of Grove Property Trust, heads Grove Property Trust's property management team, and substantially all of the employees of GPS have become employees of the Operating Partnership in connection with the Consolidation Transactions.

   The Management Division generates all of its fee income from the Properties and the Excluded Properties. In addition to managing the 2,347 multifamily apartment units and the commercial space in the Properties, the Management Division manages the remaining Excluded Properties, pursuant to management services contracts between Grove Property Trust and the affiliated limited partnerships that own the Excluded Properties. These properties include 912 apartments in 12 multifamily residential projects, and 8 properties consisting of 113,300 square feet of commercial space. The management services agreements provide that the Operating Partnership receives in exchange for its provision of property management services, with respect to each Property or Excluded Property, a fee equal to from 4% to 6% of collected income (excluding interest income). Such management services agreements have terms of one year, and will automatically renew for successive one-year terms if neither party thereto gives notice of termination within 90 days prior to the end of the then current term.

MANAGEMENT DIVISION OPERATIONS

   The Management Division manages properties utilizing its staff of professional and support personnel, including certified regional property managers, apartment managers, apartment maintenance technicians and leasing agents, and the services of the Accounting Division of the Management Division. As of December 31, 1996, the Management Division's property management personnel consisted of approximately 170 employees. The depth of the Management Division's organization is intended to enable it to deliver quality services on an uninterrupted basis, thereby promoting resident satisfaction and improving resident retention. The services of the Management Division are important to Grove Property Trust's implementation of its objective to overhaul management procedures of prior owners of the properties acquired pursuant to its growth strategy. The Management Division has developed, and continues to improve, on-site management programs, accounting systems, marketing systems and resident quality control and retention procedures.

   The Management Division's property management staff are employees of the Operating Partnership. The property management team for each Property includes on-site management and maintenance personnel as well as off-site support staff. Property management teams perform leasing and rent collection functions and coordinate resident services. Substantially all personnel are trained extensively and are encouraged, and in certain cases required, to continue their education through Company-designed in-house courses and participation in outside seminars. The focus of the Management Division's on-site management program is to provide prompt, courteous and responsive service to its residents. The Management Division monitors the responsiveness of its on-site management through various resident surveys. Service request response cards are left in residents' apartments after any maintenance is performed, soliciting resident feedback of the service provided.

ACCOUNTING SERVICES

   The Accounting Division of the Management Division is managed by Steven Splain, Controller of the Company. The accounting staff audits and monitors each property's financial records, including monthly income and expense reports, bank statement reconciliations, rent rolls and economic occupancy reports and budget compliance. Staff members visit each site on a regular basis to conduct on-site audits and supervise on-site bookkeeping. The information generated during these visits is used by the Management Division's on-site management staff at each site to set personal and team goals which relate to budget and fiscal matters, on a weekly and monthly basis, subject to the supervision of the Management Division.

PROPERTY MARKETING

   The rental marketing personnel of the Management Division are trained to assure that each property is marketable, priced realistically and promoted aggressively. The Management

Division uses a full range of promotional tools in its marketing programs: point-of-purchase materials, high quality curb appeal, targeted advertising and resident referrals. Instead of waiting until vacancies occur, the Management Division markets the properties in its management portfolio on a continuous basis. It takes steps necessary to avoid move-outs by quality residents, which include quality customer service throughout the lease term and renewal incentives.

   The Management Division has established specific reporting requirements and management guidelines to be applied at each of the Properties. Marketing reports are prepared by on-site property management staff to track each Property's occupancy, lease expiration, prospective resident traffic, unit availability, renewal and rental rates and resident profile information. The Management Division's on-site staff, which consists of property managers, leasing agents, service technicians, porters and landscapers, participates in weekly goal setting sessions to evaluate these marketing reports and examine issues relating to resident underwriting, to evaluate progress, to set the next week's goals and to review financial results. These sessions are supervised by the Management Division's marketing director and regional managers. In this way, the Management Division encourages customer service and team empowerment.

   Marketing and leasing procedures established by the Management Division are designed to ensure compliance with all federal, state and local laws and regulations. Individual property marketing plans have been structured by the Management Division to respond to local market conditions. Resident underwriting guidelines for prospective residents comply with the FHA and ADA regulations and are designed to stabilize service levels and cash flow through lower resident turnover. None of the Properties is currently subject to rent control or rent stabilization regulation or deed restrictions. Grove Property Trust's standard 12-month lease contracts facilitate uniform lease administration relating to rent collections, security deposit dispositions, evictions, repairs and renewals.

CONSTRUCTION SERVICES

   An employee of the Operating Partnership functions as a general contractor, supervising the various sub-contractors who perform construction and related services in connection with the redevelopment of the Properties and the Excluded Properties.

BUSINESS OBJECTIVES AND OPERATING STRATEGIES

     Grove Property's primary business objective is to pursue a growth strategy which centers on acquisitions and property redevelopment in the Northeastern United States. This growth strategy, in turn, is intended to increase shareholder value through maximizing investment returns with the use of retained cash in connection with acquisitions to be made by Grove Property. Toward this end, Grove Property's distribution policy was changed as described above. Grove Property plans to reinvest the retained balance of its cash flow in its properties, including property redevelopment and additional property acquisitions, the reduction of outstanding indebtedness and, when appropriate, the repurchase of outstanding Common Shares. Grove Property's decision to reduce its quarterly cash distribution to Shareholders is not in response to a reduction in earnings (Grove Property has experienced no such reduction), nor is such decision in response to any other adverse occurrence with respect to the business or operations of Grove Property. Rather, Grove Property believes that focusing its distribution and investment philosophy on total return to shareholders, rather than focusing principally on the amount of periodic cash distributions to shareholders, will enhance long-term shareholder value and could reduce the volatility of the market price of the Common Shares.

     Management intends to implement its growth strategy by acquiring additional properties which offer solid and steady growth opportunities from affiliates of the Grove Companies or from third party sellers. Management intends to implement its growth strategy by acquiring properties at prices below estimated replacement cost which can generate increased cash flow and long-term investment value from pre-acquisition levels through strategic capital improvements and aggressive property management. It will seek to acquire properties that (i) meet an identified market demand; (ii) are well located and under-performing in improving rental markets; and (iii) are capable of producing a high component of current income through value added/return oriented capital improvements to individual apartment units and property sites, such as adding new amenities, including fitness centers and community rooms, upgrading landscaping and signage and improving the overall curb appeal of the property.

     Management believes that its operating strategy will result in growth in Shareholder value through: (i) maximizing investment returns as quickly as possible; (ii) maximizing investment returns through rigorous on-site management which implements an individualized marketing plan for each property responsive to the character of each site, on both a short and long term basis; and (iii) increasing investment yields by making return-oriented capital improvements, which upgrade individual apartment units and property sites and, in turn, promote stable occupancy rates and justify increased rents. Management believes that the use of retained cash in connection with acquisitions to be made by Grove Property will enhance Shareholder value and return on equity.

ACQUISITION AND DEVELOPMENT STRATEGY

     Management believes that Grove Property, through its common management with the Grove Companies, has available to it an established network of relationships with real estate owners, developers, brokers, lenders, and other institutions, which may provide Grove Property with access to potential acquisitions prior to them being widely marketed.

     An acquisition target should furnish Grove Property with significant opportunity for increasing property value through rental increases, reducing expenses or a combination of such strategies. Local demographics and economics in the target location should be stable and strong or showing continuing improvement. When analyzing acquisition targets, Grove Property conducts market surveys consisting of a study of the region, community and trading area. A physical inspection, a review of the resident mix, an assessment of the current vacancies, and a complete rental analysis is performed.

     Properties held by affiliates of Grove Property may satisfy the economic and other criteria which form the basis for Grove Property's acquisition strategy. Grove Property expects from time to time to seek to acquire one or more of such properties at such time as it is able to negotiate a fair price. See "RISK FACTORS - Generally," and "CONFLICTS OF INTEREST."

REDEVELOPMENT

     The Grove affiliates that previously owned the Original Properties renovated and upgraded such Properties at the time of the purchase, and the Operating Partnership has since completed additional renovations. At all of the Properties, unit interiors are renovated and upgraded as apartments turn over, including carpet and appliance replacement and new lighting fixtures as necessary. Additionally, at some of the Partnership Properties amenities have been added, including fitness centers, community rooms with large screen televisions and kitchen facilities for entertaining residents and guests, and billiard rooms. Grove Property intends to undertake and/or continue similar renovations and upgrades in connection with the Partnership Properties.

FUTURE ACQUISITIONS

     In the pursuit of its growth strategy, the Operating Partnership intends and continues to engage in preliminary discussions with potential sellers of multifamily properties, whether affiliates of the Company or third-party sellers. Management believes that an important strategic target for growth opportunities in Grove Property's primary market are portfolios of multi-unit apartment communities owned and operated by individuals. The Company believes that a significant portion of New England's multi-unit housing properties is older, and that ownership is very fragmented. Owners of 75- to 150-unit complexes in the Company's market area have advised management of the Company that they would be interested in selling their properties, but they have little or no tax basis remaining in such properties, and such owners have concluded that the potential tax liability which may be incurred by them upon outright sale is prohibitive. By utilizing the Operating Partnership structure, Grove Property can offer competitive purchase prices to such owners and make payment of such purchase prices in Common Units, thereby deferring all or a portion of an owner's federal income tax liability.

     In the event the Company desires to purchase a property from an affiliate, Grove Property's investment policies require majority approval of the proposed purchase by the Trust Managers independent of the Company (i.e., those who are neither executive officers of the Company nor affiliates of the Grove Companies, the "Independent Trust Managers"). The Charter requires a majority of Independent Trust Managers on the Board at all times.

     There can be no assurance that the Company will be able to identify acquisition opportunities, that definitive contracts will be entered into with respect to any prospective acquisitions, or that the Operating Partnership will acquire any property as to which it enters into a definitive contract.

MARKETS

   Grove Property Trust believes that the existing conditions in the Northeast market present a substantial barrier to new development. The Northeast is defined to include the New England and Mid-Atlantic states. The existing density in the Northeast marketplace limits the amount of developable land. In addition, zoning is administered at the local level, thereby allowing the individual localities to impose their own often restrictive policies within the existing zoning and environmental laws. The lack of developable land as well as the current zoning environment contribute to the overall high cost of construction of apartment communities and corresponding low level of multifamily development.

   Grove Property Trust's Properties are located in in-fill locations which have experienced occupancy rates 200 basis points better than the regional average and approximately 300 basis points better than the national average for 1994 and 1995. Grove Property Trust expects that the very low vacancy rate of the Properties, combined with relatively low vacancy rates in its markets as a whole, will enable the Company to raise rents at the rate of inflation or higher over the next several years. The rental revenues of Grove Property Trust's Properties increased 3.5% for the twelve months ended December 31, 1996 as compared with the same period in 1995 and 4.4% for the year ended December 31, 1995 as compared to the year ended December 31, 1994. The following table shows the 1994, 1995 and 1996 vacancy rates of the Company's Properties as compared with the Northeast and the United States.

                                 VACANCY RATES

                                Company
                                Properties   Northeast * United States *

                          1994     3.8%         7.1%         7.2%
                          1995     3.6%         6.9%         7.5%
                          1996     3.0%         7.1%         7.7%

    .  Source: Hanley-Wood, U.S.  Housing Markets

   Grove Property Trust believes that occupancy levels at its Properties are increasing principally because few new apartment communities are being built in its markets. For the year ended December 31, 1995, the occupancy rate of the Properties was 96.4%, and the rate increased to 97.0% for the year ended December 31, 1996. Grove Property Trust believes that the lack of new multi-unit housing properties, the low ratio of rental costs relative to income in two of its primary markets and its high occupancy rates should result in higher rental rates and increased appreciation in the value of Grove Property Trust's assets over the next several years.

MULTIFAMILY

   Management believes that the real estate capital shortage resulting from the national and regional banking crisis and from residential property over-building in the 1980's has severely limited the supply of new multifamily properties entering the Northeast marketplace since 1991. Grove Property Trust expects that the high land costs and high construction costs experienced by many Northeast residential property developers and owners will continue to inhibit new construction in the near term. Grove Property Trust's resident leases are generally for a one-year term, so that Grove Property Trust is in a position to increase rents annually if the market is favorable.

RENTAL RATES AND OCCUPANCY

   The average physical occupancy rate of Grove Property Trust's multifamily Properties for the twelve months ended December 31, 1996 was 97.0%. The average monthly rental rate for the multifamily Properties has increased to $.73 per square foot per month for the twelve months ended December 31, 1996 from an average of $.72 per square foot per month for the twelve months ended December 31, 1995. The total commercial rentable space associated with the Properties is 94,255 square feet. The average physical occupancy of Grove Property Trust's commercial Properties for the twelve months ended December 31, 1996 was 98.0%. The average rent per square foot per month for Grove Property Trust's commercial Properties has increased to $0.98 per square foot per month for the twelve months ended December 31, 1996 from an average of $0.78 per square foot per month for the twelve months ended December 31, 1995.

COMPETITION

   There are numerous housing alternatives that compete with the Properties in attracting residents. The Properties compete directly with other multifamily properties and single family homes that are available for rent in the markets in which the Properties are located. The Properties also compete for residents with the new and existing home market. In addition, Grove Property Trust competes with other investors for acquisitions and redevelopment projects, and some of these competitors have greater resources than Grove Property Trust.



                              PROPERTY INFORMATION

DESCRIPTION OF THE PROPERTIES

     Set forth below is certain information concerning the GREAT Properties and the Partnership Properties owned or, in the case of the Partnership Properties, controlled, directly or indirectly, by Grove Property and the Operating Partnership following the consummation of the Consolidation Transactions, as reported in Form 10-KSB filed by Grove Property for the fiscal year ended December 31, 1996. For additional financial information relating to the Company's Properties and results of operations, please see Form 10-QSB and Form 8-K appended as part of Appendix "I" to this Exchange Offer Statement.

   The GREAT Properties consist of four multifamily apartment complexes located in Hamden, Norwich and Southington, Connecticut, with a total of 257 residential apartments.

Tenant leases are generally for one year or less, and require security deposits. The GREAT Properties averaged a 97.6% occupancy rate in 1996. No single tenant accounts for more than 10% of the GREAT Properties' total revenues.

   In connection with the purchase of the Southington Apartments, the Company assumed a mortgage note which is secured by the Southington Apartments. The acquisition of the Cambridge property was financed by a first mortgage from a Bank which is secured by a blanket first mortgage lien on the Cambridge property, the Dogwood Hills and Hamden Center properties.


                                                                                 Avg.
                                 Approx.            Avg.   1996    Occupancy    Rental
                          Number Rental             Unit   Avg.       at        Rates
Location and               of     Area     Year     Size   Occup-   2/28/97    Per Unit
Property Name             Units  (Sq.Ft.)  Built    (Sf)   ancy (%)  ($)         ($)
-------------             -----  --------  -----    ----   -----    --------   --------
Norwich, CT
  Cambridge Estates
  Apartments                92    78,684   1977      855    98.3     100.0     682.27
Hamden, CT
  Dogwood Hills             46    35,512   1978      772    98.2      97.8     724.16
  Apartments
  Hamden Center             65    49,140   1968      756    96.7      93.9     639.23
  Apartments
Southington, CT
  Baron Apartments          54    48,600   1970      900    96.8      98.2     686.25
                            --   -------   ----      ---    ----      ----   --------

Total/Weighted Avg.        257   211,936             825    97.6      97.8     680.22
                           ===   =======             ===    ====      ====   ========

      The following is a summary by apartment type for each of the GREAT
       Properties:

                                     1 Bedroom  2 Bedroom   Total
                                     ---------  ---------   -----
Cambridge Estates Apartments            42         50        92
Dogwood Hills Apartments                23         23        46
Hamden Center Apartments                31         34        65
Baron Apartments                        16         38        54
                                        --         --        --
      Total                            112        145       257


NEW ACQUISITIONS

   The Consolidation Transactions resulted in the consolidation of the holdings and/or control by the Company of 19 multifamily residential properties and one neighborhood shopping center, and certain assets and liabilities of GPS. Three acquisitions in June, 1997 added three multifamily properties.

   The following table sets forth certain information with respect to the Partnership Properties acquired, controlled, directly or indirectly, by the Company, as a result of the Consolidation Transactions and the June, 1997 acquisitions:

                                                 NO. OF APARTMENTS
                                                 AND/OR COMMERCIAL   OCCUPANCY
NAME OF PROPERTY                 LOCATION         SQUARE FOOTAGE    AT 12/31/96
-------------------------  --------------------  -----------------  ------------

Avonplace Condominiums     Avon, CT                 145                    95.8%
Burgundy Studios Apts      Middletown, CT           102                    99.0%
Arbor Commons              Ellington, CT            28/4,016 sf.          100.0%
Fox Hill Apartments        Enfield, CT              168                    95.2%
The Longmeadow Shops       Longmeadow, MA           79,012 sf.            100.0%
208-210 Main Street        Manchester, CT           28/9,597 sf            96.4%
Loomis Manor               West Hartford, CT         43                   100.0%
Dean Estates II Apts       Cranston, RI              48                    95.8%
Woodbridge Apartments      Newington, CT             73                    97.3%
Royale Apartments          Cranston, RI              76                    94.7%
Colonial Village Apts      Plainville, CT           104                    98.1%
Bradford Commons           Newington, CT             64                    92.2%
Dean Estates Apartments    Taunton, MA               58                    96.6%
Fox Hill Commons           Vernon, CT                74                    94.6%
Park Place West            West Hartford, CT         63                    96.8%
Van Deene Manor            West Springfield, MA     109/1,630 sf          100.0%
Security Manor             Westfield, MA             63                   100.0%
Westwynd Apartments        West Hartford, CT         46                    97.8%
Ocean Reef Apartments      New London, CT           163                    93.9%
Sandalwood Apartments      New London, CT            39                    89.7%
Brook-Syde Apartments      West Hartford, CT         80                    98.0%
Four Winds Apartments      Fall River, MA           168                    99.0%
River's Bend Apartments    Windsor, CT              347                    97.5%
                                                    ---
Total                                            2,090/113,320 sf

     In addition to the Properties listed above, the Operating Partnership is currently making an exchange offer similar to this Exchange Offer to Grove-Coastal II Associates Limited Partnership, to three other affiliated partnerships identified below which also own one or more of the Excluded Properties. Farmington Summit Associates Limited Partnership owns a total of 64 apartment units at Birch Hill Apartments, Farmington, CT, and 121 apartment units at Summit Apartments, Farmington, CT. Heritage Court Associates Limited Partnership owns a total of 104 apartment units at Heritage Court Apartments, Glastonbury, CT. River-Grove Associates Limited Partnership owns a total of 48 apartment units at River-Grove Apartments, Fall River, Massachusetts. Grove-Coastal Associates Limited Partnership owns a total of 31 apartment units at Harbor View Apartments, Warwick, Rhode Island, as well as (i) a building known as the Wharf Building with three retail leases totaling 10,565 square feet in Edgartown, Massachusetts, and (ii) a building known as the Corner Block Building containing approximately 4,000 square feet of retail space and 1,400 square feet of office space, in Edgartown, Massachusetts. Grove-Coastal Associates Limited Partnership also owns four additional retail properties that would not be contributed to either the Operating Partnership or Wharf Holdings Limited Partnership. If all four of these exchange offers are accepted, this will result in the addition of 368 apartment units, 14,565 square feet of neighborhood retail space and 4,000 square feet of neighborhood office space. There can be no assurances that any of these four exchange offers will be accepted by the respective limited partners of such partnerships. See "SPECIAL FACTORS- Risk Factors-Common Units - Uncertain Portfolio at Time of Election."


                             FINANCIAL INFORMATION

Selected Financial and Operating Data

     For Condensed Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations, please refer to Form 10-QSB, filed by Grove Property with the SEC for the quarterly period ended March 31, 1997, which is appended as part of Appendix "I" attached hereto.


                        VALUATION OF PARTNERSHIP UNITS

  See "The Consolidation Transactions -- Valuation of the Properties and Other Assets; Allocation of Common Units" for a description of the valuation of the Properties acquired by the Operating Partnership in connection with the Consolidation Transactions. The Property valuation for the Property Partnership was determined using the direct capitalization method. Under this approach, a single year's income is converted into a market value for a property through the application of a market derived capitalization rate (the lower the capitalization rate applied to a property's income, the higher its value). The valuation of the Partnership's Property was determined by (i) capitalizing the estimated net operating income for the Property for the period September 1, 1997 to August 31, 1998, less a reserve for capital expenditures, at a weighted average capitalization rate of 9.05% (9.00% for the two properties in Martha's Vineyard, and 9.25% for the Harbor View Apartments in Warwick, Rhode Island),
(ii) deducting the amount of debt on the Partnership Property, (iii) adding the other assets of the Property Partnership, net of liabilities (such as cash, accounts receivable, loans receivable, accounts payable and security deposits) and (iv) deducting any transfer taxes due upon the restructuring of the Property Partnership, as well as estimated closing costs. The Operating Partnership and the Grove Companies determined the appropriate capitalization rate for the Partnership Property based upon their experience in real estate matters. They sought local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated the Partnership Property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The Operating Partnership and the Grove Companies believe that arm's-length purchasers would base their purchase offers on capitalization rates substantially similar to those used to calculate the below valuation. The following table summarizes the amounts used to arrive at the net valuation of a Partnership Unit:

Estimated gross property valuation                                  $ 5,480,160
Plus: other Partnership assets, net of security deposits               (18,751)
Plus: loans receivable-partners                                          82,260
Plus: affiliates loans receivable                                        59,579
Less: Partnership liabilities (1)                                    (2,795,655)
                                                                   ------------
   Partnership valuation before taxes                                 2,807,989
Less: municipal transfer taxes                                         (13,641)
Less: Closing costs                                                   (109,603)
                                                                   ------------
     Net Partnership valuation                                      $ 2,684,348
                                                                   ============

         Allocation of net Partnership valuation among partners and number of Common Units per Partnership Unit:

General Partners                                                    $    26,843
Limited Partners                                                      2,657,505
Number of Partnership Units                                               73.67
                                                                   ------------
     Valuation per Partnership Unit                                      36,073
Valuation of one Common Unit                                              10.50
                                                                   ------------
     Number of Common Units per Partnership Unit                        3,435.5
                                                                   ============

Cash Consideration per Partnership Unit:
Valuation per Partnership Unit                                      $    36,073
Less:  estimated cost of New Equity Investment (7.2%)                   (2,597)
                                                                   ------------
       (cost of funds used to acquire Units)
     Cash Consideration per Partnership Unit                        $    33,476
                                                                   ============

(1) Partnership liabilities include the following:
    Mortgage debt, including accrued interest                        $2,756,267
    loans payable, Affiliates                                            15,953
    Accounts payable, accrued expenses                                   23,435
                                                                    -----------
           Total Partnership liabilities                             $2,795,655
                                                                    ===========

                   SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain of the federal income tax consequences of the Exchange Offer, and of the ownership and disposition of Common Units, that may be relevant to a Limited Partner as a prospective participant in the Exchange Offer. It is impractical, however, to set forth in this Exchange Offer Statement all aspects of federal tax law or all tax consequences resulting from the Exchange Offer that may be relevant to a particular Participant. This summary is intended to address only some of the federal income tax considerations that are generally applicable to all Participants. In addition, this summary does not address aspects of federal income taxation that may be relevant to certain types of Participants subject to special treatment under the federal income tax laws (such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities or currencies, stockholders holding stock as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes or foreign corporations or partnerships or persons who are not citizens or residents of the United States). Furthermore, the discussion of various aspects of federal income taxation discussed herein is based on the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations thereunder, judicial decisions and administrative rulings and practice, all of which are subject to change at any time. Additional changes in the tax law may be enacted in the future which could affect the tax aspects of the Exchange Offer or an investment in the Operating Partnership.
Any such changes may be retroactive. Consequently, no assurance can be given that the federal income tax consequences to a Participant described herein will not be altered in the future. This summary is not intended to be a complete discussion of all tax consequences of the Exchange Offer or the operation of the Operating Partnership or a substitute for careful tax planning, and does not address the possible consequences to Participants under the tax laws of the countries (other than the United States), states or localities where they reside or otherwise do business or where the Property Partnership or the Operating Partnership may operate. Further, the federal income tax consequences to Participants may be affected by matters not discussed below. The discussion set forth below is based upon the assumption that Property Partnership interests held by Participants and Common Units to be received by Equity Participants in the Exchange Offer constitute capital assets in the hands of such investors. In addition, this discussion assumes that the Property Partnership is classified for federal income tax purposes as a partnership rather than as an "association" taxable as a corporation or a publicly traded partnership. EACH PARTICIPANT IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO IT OF PARTICIPATING IN THE EXCHANGE OFFER AND BECOMING AN OWNER OF COMMON UNITS.

GAIN OR LOSS ON THE EXCHANGE FOR COMMON UNITS

     As a general rule, the exchange of Common Units for a Participant's Units in the Property Partnership (the "EXCHANGE") should not result in the recognition of taxable gain or loss to Equity Participants for Federal income tax purposes. However, there are a number of exceptions to this general rule and, depending on the facts associated with any particular Equity Participant or Partnership Property, an Equity Participant may be required to recognize gain under one or more of the rules described below. The basis to an Equity Participant of the Common Units should be equal to such an Equity Participant's adjusted basis in its Property Partnership Units, increased by any gain recognized upon the Exchange, as described below.

     (1) Deemed Cash Distributions.  To the extent the transactions constituting
         -------------------------
the Exchange result in a decrease in an Equity Participant's share of liabilities (taking into account that a holder of Common Units may be entitled to a share of Operating Partnership liabilities after the Exchange), by reason of the assumption or repayment by the Operating Partnership of such liabilities, such decrease will be treated as a deemed distribution of cash to the Equity Participant. An Equity Participant will be required to recognize gain to the extent that this deemed distribution of cash exceeds its tax basis in its interest in the Operating Partnership. In general, a holder of Common Units should initially have a tax basis in its interest in the Operating Partnership equal to such holder's adjusted tax basis in the Property Partnership interest contributed to the Operating Partnership.

     (2) Disguised Sales. The Code and Treasury Regulations regarding "disguised
         ---------------
sales" generally provide that, unless one of the prescribed exceptions apply, a partner's contribution of property to a partnership, and the partnership's simultaneous or subsequent transfer of money (including deemed cash distributions due to a reduction in liabilities and cash paid to a partner pursuant to redemption rights) or other property to the partner, will be presumed to be a taxable sale, in whole or in part, of such property to the partnership. Exceptions to the "disguised sale" rules include distribution of "operating cash flow" of the partnership as defined in Treasury Regulations and deemed distributions of cash attributable to "qualified liabilities" as defined in Treasury Regulations. Accordingly, an Equity Participant will be required to recognize gain to the extent the deemed distribution of cash described above or other cash distributions constitute a "disguised sale" of its interest in a Property Partnership to the Operating Partnership.

     (3) At-Risk Rules. An Equity Participant who is an individual will, subject
         -------------
to certain limitations, be required to recognize income to the extent the transactions constituting the Exchange cause such Participant to have a negative amount "at-risk" in an activity at the close of the taxable year. While not free from doubt, this provision should not apply to an Equity Participant who acquired an interest in a Partnership Property (either directly or indirectly through a Property Partnership) prior to 1987. In addition, these rules apply at the individual partner level, on an activity-by-activity basis, and not with respect to an investment in any particular partnership. As a result, individual Equity Participants must consider their other investments in reviewing the impact of the "at-risk" rules.

     (4) Section 751 Assets.  To the extent an Equity Participant's interest in
         ------------------
the Property Partnership is attributable to "substantially appreciated inventory" or "unrealized receivables" (within the meaning of Section 751 of the Code) (including the Property Partnership's previously allowed depreciation and cost recovery deductions subject to recapture) of the Property Partnership, the Equity Participant may be required to recognize ordinary income on the contribution of such interest to the Operating Partnership to the extent the decrease in his ownership interest in such assets is not offset by an increase in his ownership interest in similar assets of the Operating Partnership. In addition, a non-pro rata distribution of money (including the deemed distributions described above) or property to an Equity Participant may result in ordinary income to such Participant if such distribution reduces the Participant's share of the Property Partnership's "unrealized receivables" or "substantially appreciated inventory" items. To that extent, the Equity Participant will be treated as having exchanged such assets with the Operating Partnership in return for a portion of the distribution made to him equal to the fair market value of his proportionate share of the "unrealized receivables" and "substantially appreciated inventory." This latter deemed exchange will generally result in the Equity Participant's recognition of ordinary income under Section 751(b) of the Code.

     The gain (if any) described in paragraphs (1) through (4) above will (except as described in paragraph (4)) be taxable as long-term or short-term capital gain depending on whether the Equity Participant has held its interest in a Property Partnership for more than one year.

     THE TAX CONSEQUENCES OF THE EXCHANGE TO AN EQUITY PARTICIPANT WILL DEPEND UPON SUCH PARTICIPANT'S PARTICULAR TAX SITUATION. ACCORDINGLY, PARTICIPANTS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE EXCHANGE.

GAIN OR LOSS ON LIQUIDATION FOR CASH CONSIDERATION

     The liquidation of the Property Partnership and the distribution to Non-Accredited Participants and Cash Election Participants for Cash Consideration should result in the recognition of taxable gain for federal income tax purposes, in the amount of approximately $19,000 per Unit. Gain realized by a Non-Accredited Participant or a Cash Election Participant will generally be a long-term capital gain, except for the portion thereof which is taxable as ordinary income due to the recapture of certain types of accelerated depreciation, if any. Any gain attributable to a Non-Accredited Participant's or a Cash Election Participant's share of depreciation recapture will be taxed at ordinary income rates. The estimated amount of gain specified above is based on the assumption that the Limited Partner became a partner upon formation of Grove-Coastal. Limited Partners should consult their tax advisers to determine the proper treatment of this item.

     Assuming that a Non-Accredited Participant or a Cash Election Participant does not "materially participate" in the activities of the Property Partnership, the taxable income realized by a Non-Accredited Participant or a Cash Election Participant by reason of the Exchange Offer should be characterized as income from a "passive activity" and may be offset by a Non-Accredited Participant's or a Cash Election Participant's available "passive activity losses" (including suspended losses). Losses from passive activities may only be offset against income from passive activities or may be deducted in full when the taxpayer disposes of the passive activity from which the loss arose. The amount of each Non-Accredited Participant's and each Cash Election Participant's available "passive activity losses" depends, in part, on the amount of losses previously allocated to such Non-Accredited Participant or Cash Election Participant from Grove-Coastal and the amount of such losses that were previously applied by such Non-Accredited Participant or Cash Election Participant to offset its taxable income from other sources.

FEDERAL INCOME TAX CONSEQUENCES OF HOLDING COMMON UNITS IN THE OPERATING PARTNERSHIP

     Because all of the Equity Participants are already partners in Grove-Coastal, the tax consequences generally of being a partner in a partnership (e.g., taxation of partnerships generally, allocations of partnership income or loss, adjustments to, and calculation of tax basis in a partnership interest, treatment of cash distributions from the partnership, limitations on the deductibility of partnership losses or of a partner's share of interest expense incurred by the partnership, and recognition of gain or loss on the liquidation of a partnership) are not discussed in this Exchange Offer Statement. Nevertheless, certain tax consequences of holding Common Units relating directly to the Exchange Offer are discussed below.

     Code Section 704(c) Allocations. Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as the contribution by the Equity Participants of their interests in the Property Partnerships) must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. In addition, Treasury Regulations under Section 704(c) provide a partnership with several methods for the treatment of such tax items. As general partner of the Operating Partnership, Grove Property will have the authority to select such method. The OP Partnership Agreement will require that allocations be made in a manner consistent with Section 704(c) of the Code. As a result, for federal income tax purposes, the Equity Participants (as partners in the Operating Partnership) may be allocated lower amounts of the depreciation deductions of the Operating Partnership (and Grove Property may be allocated higher amounts of such depreciation deductions) than such deductions would be if determined on a pro rata basis. Furthermore, any gain recognized by the Operating Partnership on the disposition of such contributed Properties generally will be allocated to the Equity Participants to the extent attributable to the difference between the fair market value of the contributed Property at the time of contribution, and the adjusted tax basis of such Property at the time of contribution, and Grove Property will be allocated only its share of gains attributable to appreciation in the Properties, if any, occurring after the Exchange Offer.

     Sale or Exchange of Common Units. A holder of Common Units generally will recognize gain or loss on the sale or exchange of a Common Unit (whether pursuant to the Redemption/ Exchange Rights or otherwise) equal to the difference between the amount realized on the disposition (generally the amount of cash and the fair market value of Common Shares or other property received, plus the holder's allocable share of the liabilities of the Operating Partnership) and the holder's adjusted tax basis in the Common Unit. Such gain or loss generally will be capital gain or loss and will be long-term or short-term, depending upon whether the holder has held such Common Units for more than one year. Nevertheless, to the extent that the consideration received upon such sale or exchange is attributable to a holder's allocable share of the value of the Operating Partnership's "substantially appreciated inventory" items and "unrealized receivables" (including previously allowed depreciation and cost recovery deductions subject to recapture) within the meaning of Code Section 751, such consideration would be treated as having been realized from the sale or exchange of a non-capital asset, and the difference between such amount and the portion of the holder's tax basis in its Common Units attributable to such items would be treated as ordinary income (even if a loss otherwise would be recognized upon the sale of Common Units).

STATE AND OTHER TAX CONSIDERATIONS

     The Operating Partnership and the holders of Common Units may be subject to other taxes, such as state and local income taxes, transfer taxes, unincorporated business taxes, gift taxes and state inheritance or intangible taxes that may be imposed by various jurisdictions. Each person considering participating in the Exchange Offer is urged to consult with their own tax advisor for advice as to state, local or other taxes which may be payable in connection with their participation in the Exchange Offer, or their investment in Common Units.

     The Operating Partnership may subsequently request Equity Participants to provide certain certifications, including certifications signed under penalty of perjury, as to their non-foreign status for federal income tax purposes or as to their residency or status under similar provisions of applicable state law. The Operating Partnership may be required to withhold a portion of the consideration otherwise payable to any Participant who fails to provide such certifications.

     THE FOREGOING IS MERELY A SUMMARY OF CERTAIN ASPECTS OF THE FEDERAL INCOME TAX CONSEQUENCES TO PARTICIPANTS IN THE EXCHANGE. IT DOES NOT PURPORT TO BE EITHER A COMPLETE ANALYSIS OR A COMPLETE LISTING OF ALL POTENTIAL TAX CONSIDERATIONS OR TAX RISKS INHERENT IN THE EXCHANGE OFFER OR IN THE OWNERSHIP OR DISPOSITION OF COMMON UNITS IN THE OPERATING PARTNERSHIP, AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. ACCORDINGLY, PERSONS CONSIDERING PARTICIPATING IN THE EXCHANGE OFFER ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER AND AN INVESTMENT IN THE OPERATING PARTNERSHIP.

                        SUMMARY OF ERISA CONSIDERATIONS

     The following section sets forth a summary of certain material considerations arising under ERISA and the provisions of Code Section 4975 that a Participant that is a Plan Fiduciary (as defined in the Glossary) should consider before deciding whether to invest in Common Units.

     A DESCRIPTION OF ALL ASPECTS OF THE APPLICABLE RULES IN ERISA AND THE CODE AND, TO THE EXTENT NOT PRE-EMPTED, STATE LAW THAT COULD AFFECT SUCH AN INVESTMENT IS BEYOND THE SCOPE OF THIS EXCHANGE OFFER STATEMENT. THEREFORE, EACH PARTICIPANT THAT IS A PLAN FIDUCIARY IS URGED TO SEEK ADVICE FROM HIS OR HER OWN ADVISORS REGARDING ITS INVESTMENT IN COMMON UNITS.

     ERISA generally requires that the assets of an Employee Benefit Plan (as defined in the Glossary) be held in trust, and that the trustee or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA) have the exclusive authority and discretion to manage and control the assets of the Plan. As discussed below, the Purchaser believes that its assets will not be deemed to be "plan assets" of any Employee Benefit Plan owning Common Units. In the event that the assets of the Purchaser are nevertheless deemed to be plan assets, the Trust Managers and Executive Officers of the Company could be deemed to be fiduciaries with respect to certain of such Employee Benefit Plans. As such, they would be held to the fiduciary standards of ERISA in all investments and the Plan Fiduciary of each affected Employee Benefit Plan could be liable for investments that do not conform to such standards. In addition, if the Trust Managers and Executive Officers are considered fiduciaries under ERISA and the Code, they would also be "parties in interest" under ERISA (and "disqualified persons" under the Code) with respect to the affected Employee Benefit Plans, and one or more of their affiliates also could be so characterized. ERISA and the Code specifically prohibit an Employee Benefit Plan from engaging in certain transactions ("PROHIBITED TRANSACTIONS") involving plan assets with parties in interest or disqualified persons unless an exemption applies. Under these rules, certain of the contemplated transactions between Grove Property, the Trust Managers and the Executive Officers (and certain of their affiliates) and the Purchaser could constitute prohibited transactions. In such event, certain of the parties involved in the transaction could be required to undo the transaction, restore to the Plan any profit (or make up for any loss) realized, and pay an excise tax. If an individual retirement account (an "IRA") engaged in a prohibited transaction, it could lose its tax-exempt status but, in that case, the other penalties for prohibited transactions would not apply.

PLAN ASSETS-IN GENERAL

     The United States Department of Labor (the "DOL") has promulgated the DOL Regulation defining the term "plan assets" for purposes of the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulation, when an Employee Benefit Plan makes an equity investment in another entity, the underlying assets of the entity generally will not be considered plan assets if (i) the equity interest is a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, (ii) the entity is an "operating company," including a "real estate operating company" (a "REOC"), or (iii) equity participation in such entity by Benefit Plan Investors is not significant (the "INSIGNIFICANT PARTICIPATION TEST").

APPLICATION OF DOL REGULATION TO GROVE PROPERTY

     Grove Property believes that its assets should not be considered to be plan assets of any Employee Benefit Plan that owns Common Shares within the meaning of the DOL Regulation at the time of the Exchange Offer, and intends to use its best efforts to restrict the ownership by Benefit Plan Investors of Common Shares that are not registered under the Securities Act at all times so that it continues to meet the Insignificant Participation Test.

APPLICATION OF DOL REGULATION TO THE PURCHASER

     Even if the assets of Grove Property are not deemed to be plan assets, the assets of the Purchaser could be if any Employee Benefit Plan owns Common Units unless the Purchaser meets the Insignificant Participation Test or is a REOC.

     The DOL Regulation provides that a "publicly offered security" is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors who are independent of the issuer and one another, and (iii) either part of a class of securities registered under Section 12(b) or (g) of the Securities Exchange Act of 1934 or is sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Since the Common Units are not publicly offered securities within the meaning of the DOL Regulation, the Purchaser must meet the Insignificant Participation Test or qualify as a REOC.

     An entity will meet the Insignificant Participation Test if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of each class of its equity interests is held in the aggregate by Benefit Plan Investors. For this purpose, Benefit Plan Investors include Employee Benefit Plans (and any other employee benefit plans whether or not subject to ERISA), and entities the underlying assets of which include plan assets as a result of a Plan's investment therein. In computing the percentage of a class of equity interests that is owned by Benefit Plan Investors, equity interests owned by non-Benefit Plan Investors who have discretionary authority over, or who provide investment advice for a fee (direct or indirect) with respect to, the assets of the entity being tested, or any affiliate of such a person ("ENTITY MANAGERS"), are disregarded. The Insignificant Participation Test must be met on the date a Benefit Plan Investor first owns an equity interest and at all times thereafter.

     The Purchaser will use its best efforts to ensure that less than 25% of the Common Units owned by persons other than Entity Managers will be owned by Benefit Plan Investors within the meaning of the DOL Regulation at the time of the effectuation of the Exchange Offer, and will not admit any person as a limited partner (or permit the exchange of any limited partnership interest) unless the Insignificant Participation Test will be met immediately thereafter or it has received an opinion of counsel that the Purchaser is a REOC or that another exception in the DOL Regulation applies. Based on the foregoing, and assuming that the assets of Grove Property are not deemed to be plan assets, the Purchaser believes that its assets will not be considered plan assets under the DOL Regulation.

     An entity that does not meet the Insignificant Participation Test may still be exempt from plan asset treatment if it is a REOC. In order to qualify as a REOC, from the date of its first investment, and thereafter on any date in each "annual valuation period" (as defined in the DOL Regulation), the entity seeking REOC status must (i) invest at least 50% of its assets, valued at cost and without regard to short-term investments pending long-term commitment or distribution to investors, in "real estate" which is "managed" or "developed," and with respect to which the entity has the right to substantially participate directly in the management or development activities and (ii) engage, in the ordinary course of its business, directly in real estate management and development activities with respect to such real estate investments. No determination has been made whether the Purchaser can qualify as a REOC.

     A plan established and maintained by a state, any political subdivision of a state, or by any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees ("A GOVERNMENTAL PLAN") that is not subject to ERISA or Section 4975 of the Code is subject to state statutes regulating its investments and the obligations of its fiduciaries. NO ATTEMPT HAS BEEN MADE IN THIS SECTION TO DISCUSS ANY OF THE SPECIAL CONSEQUENCES THAT ARE RELEVANT TO A GOVERNMENTAL PLAN UNDER SUCH STATE STATUTES. ANY FIDUCIARY OF A GOVERNMENTAL PLAN THAT OWNS UNITS IS URGED TO SEEK ADVICE FROM HIS OR HER ADVISORS REGARDING THE MATTERS SET FORTH IN THIS EXCHANGE OFFER.

                          THE OP PARTNERSHIP AGREEMENT

          The following summary of the OP Partnership Agreement and the description of certain provisions set forth elsewhere in this Exchange Offer, are qualified in their entirety by reference to the OP Partnership Agreement, which has been filed with the SEC, and is available for review by Limited Partners. See "AVAILABLE INFORMATION."

MANAGEMENT.  The Operating Partnership is a Delaware limited partnership.  Grove
----------
Property is the sole general partner of, and currently owns approximately 61% of the economic interests in, the Operating Partnership. Grove Property will conduct substantially all of its business through the Operating Partnership. Generally, pursuant to the OP Partnership Agreement, Grove Property, as the sole general partner of the Operating Partnership will have full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions including acquisitions, dispositions and refinancings and to cause changes in the Operating Partnership's line of business and distribution policies.

          The limited partners of the Operating Partnership have no authority to transact business for, or participate in the management activities or decisions of, the Operating Partnership, except as provided in the OP Partnership Agreement and as required by applicable law.

INDEMNIFICATION.  To the extent permitted by law, the OP Partnership Agreement
---------------
provides for indemnification of Grove Property, as general partner, its officers and trust managers and such other persons as Grove Property may designate to the same extent indemnification is provided to officers and trust managers of Grove Property in its Charter, and limits the liability of Grove Property and its officers and trust managers to the Operating Partnership to the same extent liability of officers and trust managers of Grove Property is limited under the Charter.

TRANSFERABILITY OF INTERESTS.  Except for a transaction described in the
----------------------------
following two paragraphs, the OP Partnership Agreement provides that Grove Property may not voluntarily withdraw from the Operating Partnership, or transfer or assign its interest in the Operating Partnership, without the consent of holders of 66% of the limited partner interests. Pursuant to the OP Partnership Agreement, the limited partners have agreed not to transfer, assign, sell, encumber or otherwise dispose of, without the consent of Grove Property, their interest in the Operating Partnership, other than to family members or accredited investors who agree to assume the obligations of the transferor under the Partnership Agreement subject to a right of first refusal for the benefit of the Company.

           The Operating Partnership may not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding equity interests (a "TERMINATION TRANSACTION"), unless the Termination Transaction has been approved by holders of at least 66% of the Common Units (including Common Units held by Grove Property, which currently represents approximately 61% of all Common Units outstanding) and in connection with which all holders of Common Units will receive, or will have the right to elect to receive, for each Common Unit an amount of cash, securities, or other property equal to the product of the number of Common Shares for which each Common Unit is then exchangeable and the greatest amount of cash, securities, or other property paid to the holder of one Common Share in consideration of one Common Share pursuant to the Termination Transaction. If, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 33% of the outstanding Common Shares, each holder of Common Units will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder would have received had it exercised its right to redemption and received Common Shares in exchange for its Common Units immediately prior to the expiration of such purchase, tender or exchange offer, and had thereupon accepted such purchase, tender or exchange offer.

          The Operating Partnership may also merge or otherwise combine its assets with another entity if the following conditions are met: (i) substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the Operating Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Operating Partnership (in each case, the "SURVIVING PARTNERSHIP"); (ii) the limited partners of the Operating Partnership own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Operating Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (iii) the rights, preferences and privileges of the limited partners of the Operating Partnership in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (iv) such rights of the limited partners of the Operating Partnership include the right to exchange their interests in the Surviving Partnership for at least one of the following: (a) the consideration available to such persons pursuant to the preceding paragraph, or (b) if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities and the Common Shares. For purposes of this paragraph, the determination of relative fair market values shall be reasonably determined by Grove Property as of the time of the Termination Transaction and, to the extent applicable, shall be no less favorable to the limited partners of the Operating Partnership than the relative values reflected in the terms of the Termination Transaction.


          In respect of any transaction described in the preceding two paragraphs, Grove Property is required to use its commercially reasonable efforts to structure such transaction to avoid causing the limited partners of the Operating Partnership to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction. The Operating Partnership will also use commercially reasonable efforts to cooperate with the limited partners of the Operating Partnership to minimize any taxes payable in connection with any repayment, refinancing, replacement or restructuring of indebtedness, or any sale, exchange, or any other disposition of assets, of the Operating Partnership, including, without limitation, amending the OP Partnership Agreement to provide obligations on the part of any affected partner to restore deficit balances in its capital accounts as of the time of liquidation of the Operating Partnership and to maintain a corresponding level of recourse debt to match such obligations or maintaining a level of non-recourse debt that can be allocated to, and included in the tax basis of, such partners, pursuant to the regulations under Section 752 of the Code.

ISSUANCE OF ADDITIONAL COMMON UNITS.  As sole general partner of the Operating
-----------------------------------
Partnership, Grove Property has the ability to cause the Operating Partnership to issue additional Common Units representing general and limited partnership interests in the Operating Partnership, including preferred common units representing limited partnership interests.

CAPITAL CONTRIBUTION.  The OP Partnership Agreement provides that if the
--------------------
Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowings or capital contributions, Grove Property may borrow such funds from a financial institution or other lender or through public or private debt offerings and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to Grove Property's borrowing of such funds. As an alternative to borrowing funds required by the Operating Partnership, Grove Property may contribute the amount of such required funds as an additional capital contribution to the Operating Partnership. If Grove Property so contributes additional capital to the Operating Partnership, Grove Property's partnership interest in the Operating Partnership will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by Grove Property.

AWARDS UNDER SHARE INCENTIVE PLAN.  If Common Shares are issued pursuant to an
---------------------------------
award granted under the 1996 Plan, the OP Partnership Agreement and the 1996 Plan require Grove Property to contribute to the Operating Partnership, as an additional contribution, any consideration received by Grove Property Trust upon such issuance. Upon such contribution Grove Property will be issued a number of Common Units in the Operating Partnership equal to the number of Common Shares so issued.

DISTRIBUTIONS.  The OP Partnership Agreement sets forth the manner in which the
-------------
net cash flow of the Operating Partnership (which includes operating revenues and proceeds from sales or refinancings less certain expenditures) will be distributed with respect to the Common Units.

LIMITED PARTNER REDEMPTION/EXCHANGE RIGHTS.  Commencing one year following the
------------------------------------------
closing of this Exchange Offer, Limited Partners who acquire Common Units in the Operating Partnership will have the right to require the Operating Partnership to redeem part or all of their Common Units for cash (based on the fair market value of an equivalent number of Common Shares at the time of such redemption) or, at the election Grove Property Trust, to exchange such Common Units for Common Shares. If Grove Property Trust elects to exchange Common Units for Common Shares, each Common Unit will be exchangeable for one Common Share, subject to adjustment in the event of stock splits, distribution of rights, extraordinary dividends and similar events.

          In order to protect Grove Property's status as a REIT, a holder of Common Units is prohibited from exchanging such Common Units for Common Shares to the extent that, as a result of such exchange, any person would own or would be deemed to own, actually or constructively, Equity Shares in excess of the Ownership Limit, or the Executive Officer Ownership Limit, as applicable, except to the extent such holder has been granted an exception to the Ownership Limit, or would otherwise cause Grove Property to fail to continue to qualify as a REIT.

TAX MATTERS.  Pursuant to the OP Partnership Agreement, Grove Property will be
-----------
the "tax matters partner" of the Operating Partnership and, as such, will have authority to make tax elections under the Code on behalf of the Operating Partnership.

          The net income or net loss of the Operating Partnership generally will be allocated to Grove Property and the limited partners in accordance with their percentage interests, subject to compliance with the provisions of Sections 704(b), respecting allocations generally, and 704(c), respecting allocations with respect to contributed properties, of the Code and the applicable Treasury Regulations.

OPERATIONS.  The OP Partnership Agreement requires that the Operating
----------
Partnership be operated in a manner that will enable Grove Property to satisfy the requirements for qualification as a REIT and to avoid any federal income or excise tax liability.

CERTAIN LIMITED PARTNER APPROVAL RIGHTS.  The OP Partnership Agreement provides
---------------------------------------
that if the limited partners own at least 5% of the outstanding Common Units (including Common Units held by Grove Property Trust), Grove Property Trust shall not, on behalf of the Operating Partnership, take any of the following actions without the prior consent of the holders of more than 50% (excluding Common Units held by Grove Property Trust) of the Common Units representing limited partner interests: (i) dissolve the Operating Partnership, other than incident to a merger or sale of substantially all of the Company's assets; or
(ii) prior to the fifth anniversary of the consummation of the Consolidation Transactions, sell in a taxable transaction the Fox Hill Commons, Colonial Village Apartments or Woodbridge Apartments Properties, other than incident to a merger or sale of substantially all of the Company's assets.

TERM.  The Operating Partnership will continue in full force and effect until
----
December 31, 2056 or until sooner dissolved and terminated pursuant to the terms of the OP Partnership Agreement.


                             ADDITIONAL INFORMATION


     The Purchaser will provide any other relevant information reasonably requested which may provide assistance in making a decision whether to participate in the Exchange Offer. For additional information or copies of any of the transaction documents referred to in this Exchange Offer Statement, or to arrange for a meeting to discuss in detail any of the Disclosure Materials or any other matters relating to the Exchange Offer, please contact Damon Navarro, Grove Investment Group, 598 Asylum Avenue, Hartford, Connecticut 06105 (telephone: (860) 246-1126).

     If a Limited Partner has not completed and returned the Accredited Investor Questionnaire sent to all Limited Partners with the Letter of Transmittal, it must do so in order to participate in the Exchange Offer. A completed and signed Questionnaire can be returned to the Purchaser together with the enclosed Letter of Transmittal. An additional copy of the Questionnaire can be obtained as described above.



                                    GLOSSARY

     Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Exchange Offer:

     "Accounting Division" means the accounting division of Grove Property.

     "Accredited Investor" means an "Accredited Investor" as defined in Regulation D, promulgated under the Securities Act, and any applicable state securities laws.

     "AMEX" means the American Stock Exchange, Inc.

     "Benefit Plan Investor" means a "benefit plan investor" as defined in the DOL Regulation.

     "Board" means the Board of Trust Managers of Grove Property.

     "Bylaws" means Grove Property's Bylaws.

     "Cash Consideration" means the amount of cash that would be distributed to any Cash Election Participants.

     "Cash Election Participants" means Non-Accredited Participants and Limited Partners which do not elect to exchange their Partnership Units for Common Units

     "Charter" means, as amended from time to time, Grove Property's Second Amended and Restated Declaration of Trust.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Common Shares" means Grove Property's common shares of beneficial interest, $0.01 par value per share.

     "Common Units" means units representing ownership interests in the Operating Partnership.

     "Company" means Grove Property and its subsidiaries (including the Property Partnerships and the Operating Partnership) on a consolidated basis, giving effect to the consummation of the Consolidation Transactions.

     "Consolidated Assets" means, collectively, the GREAT Assets, certain assets and liabilities of the Management Company acquired by the Operating Partnership in connection with the Consolidation and the Partnership Properties.

     "Consolidation" means the consolidation of (i) the GREAT Assets, (ii) ownership and/or control of the Partnership Properties and (iii) certain assets and liabilities of the Management Company used or arising in connection with the provision of real estate management related services, in the Operating Partnership, in connection with the Consolidation Transactions.

     "Consolidation Transactions" means the consolidation transactions more fully described in "The Consolidation Transactions - The Consolidation".

     "Consolidation Valuations" means the value assigned to the Property Partnerships, the other Consolidated Assets contributed to the Operating Partnership and the Operating Partnership in connection with the Consolidation Transactions.

     "Contribution Agreement" means the contribution agreement among Grove Property, the Grove Companies and the Operating Partnership.

     "Credit Facility" means, together, the Long-Term Facility and the Revolving Credit Facility.

     "Deferred Stock Grants" means annual grants of restricted Common Shares to be granted (if earned) to the Executive Officers pursuant to the 1996 Plan, as incentive compensation upon the achievement by the Company of certain enumerated goals.

     "Disclosure Materials" has the meaning set forth in this Exchange Offer under the caption "Disclosure Materials", and includes those materials identified, attached or referenced in Appendix I hereto.

     "DOL Regulation" means 29 CFR Section 2510.3-101.

     "Employee Benefit Plan" or "Plan" means an "employee benefit plan," as defined in and subject to ERISA Section 3(3), or a "plan," as defined in Code
Section 4975, including any plan that provides welfare benefits or retirement benefits to an individual or to an employer's employees and their beneficiaries, such as a corporate pension or profit-sharing plan, a "simplified employee pension plan," a so-called "Keogh" plan for self-employed individuals (including partners), a funded health insurance plan, an individual retirement account described in Code Section 408 ("IRAS") and any entity, such as a group trust or separate account of an insurance company, that is treated as holding the assets of any such plan.

     "Equity Consideration" means the number of Common Units for each Property Partnership Unit tendered.

     "Equity Participant" means a tendering Limited Partner which receives Common Units in the Exchange Offer.

     "Equity Shares" means Common Shares and/or Preferred Shares of Grove Property.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     "Excess Shares" means, pursuant to the Charter, any Equity Shares purportedly transferred which would otherwise violate the Ownership Limit in the hands of the purported transferee, or any Equity Shares sold, transferred, assigned, devised or otherwise disposed of by a Grove Property shareholder which result in (i) Common Shares and/or Preferred Shares being owned by less than 100 shareholders; (ii) the Company being "closely held" within the meaning of
Section 856(h) of the Code or (iii) the Company's failing to qualify as a REIT.

     "Exchange" means the exchange of Property Partnership Units for Common Units pursuant to this Exchange Offer.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" means this Offer to Exchange, dated June 19, 1997, by the Operating Partnership to accredited Limited Partners, for any and all Property Partnership Units in exchange for Common Units, as set forth in this Offer to Exchange and the Letter of Transmittal, as each may be amended or supplemented from time to time.

     "Excluded Properties" means 14 multifamily residential projects with an aggregate of approximately 1,600 apartments and approximately 125,000 square feet of commercial and mixed use property owned by 15 limited partnerships in which the Grove Companies own limited and general partnership interests, which properties were not acquired by the Company in connection with the Consolidation Transactions.

     "Executive Officers" means the executive officers of Grove Property, Damon, Brian and Edmund Navarro, Joseph R. LaBrosse and Gerald A. McNamara.

     "Expiration Date" means 5:00 p.m., New York time, on Friday, August 15, 1997 unless the Purchaser shall have extended this Exchange Offer, in which event it shall mean the latest time and date on which this Exchange Offer, as so extended, shall expire.

     "FFO" means Funds from Operations which is defined as follows: The White Paper approved by the Board of Governors of NAREIT in March 1995 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management considers FFO an appropriate measure of performance of an equity REIT because it is predicated on cash flow analyses. The Company computes FFO in accordance with standards established by the White Paper which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

     "GAAP" means generally accepted accounting principles in the United States.

     "GDC" means Grove Development Corporation (which is owned by Grove Companies) and facilitates the provision of construction services to the Property Partnerships, the GREAT Properties and the Excluded Properties in connection with the redevelopment of such properties.

     "GPS" means Grove Property Services Limited Partnership.

     "GREAT" means Grove Real Estate Asset Trust, a Maryland real estate investment trust.

     "GREAT Assets" means the GREAT Properties, together with certain related assets.

     "GREAT Properties" means four multifamily residential projects in Connecticut owned by Grove Property, with an aggregate of 257 units.

     "Grove" means Grove Investment Group, Inc.

     "Grove Companies" means certain companies and individuals which are affiliated with Grove Property (including the Executive Officers) and which own general and limited partnership interests in the Property Partnerships and the limited partnerships that own the Excluded Properties.

     "Grove Property" means Grove Property Trust, the name by which GREAT is known following the consummation of the Consolidation Transactions.

     "Identified Persons" means, collectively, the Trust Managers and the Executive Officers of Grove Property.

     "Independent Trust Managers" means Messrs. James Twaddell, J. Joseph Garrahy and Harold Gorman, the members of the Board who are neither employed by, nor affiliated with, the Grove Companies or Grove Property.

     "Initial Exchange Offer" means the exchange offer made in December, 1996 by the Operating Partnership for the tender of any or all of the limited partnership interests of the Property Partnerships in exchange for limited partnership units in the Operating Partnership

     "IPO" means the initial public offering of GREAT'S Common Shares, in June 1994.

     "Limited Partners" means the limited partners of the Property Partnership.

     "Liquidating Partnerships" means those Property Partnerships which liquidated and made a distribution "in-kind" of the Partnership Property or Properties owned by such Property Partnerships to the Operating Partnership or its affiliates, in connection with the Consolidation Transactions.

     "Long-Term Facility" means the approximately $15.1 million ten-year term mortgage loan facility entered into by the Company in connection with the Refinancing and the consummation of the Consolidation Transactions.

     "Management Company" means Grove Property Services Limited Partnership, which provided real estate management services to the Properties prior to the Consolidation Transactions.

     "Management Owners" means Brian, Damon and Edmund Navarro and Joseph LaBrosse.

     "Maryland REIT Act" means the Maryland Real Estate Investment Trust Act, as amended from time to time.

     "Minimum Percentage Condition" means the minimum number of Property Partnership Units that must be tendered in the Exchange Offer or voted in favor of the Property Partnership

Amendments in order for the Property Partnership Amendments to be adopted with respect to the Property Partnership and the Exchange Offer to be effected with respect to such Property Partnership.

     "NAREIT" means the National Association of Real Estate Investment Trusts.

     "National Realty" means National Realty Services, L.P., a Delaware limited partnership formerly known as Grove Property Services Limited Partnership, wholly owned by the Management Owners, which provides real estate brokerage services.

     "NAVAB" means NAVAB Associates, a company owned one-quarter each by Brian and Damon Navarro and Ronald and George Abdow.

     "New Equity Investment" means the issuance, in connection with the consummation of the Consolidation Transactions, by Grove Property and the Operating Partnership of 3,333,333 Common Shares to the New Equity Investors in return for gross proceeds of $30.0 million.

     "New Equity Investors" means one or more investors in the New Equity Investment.

     "1996 Plan" means the 1996 Share Incentive Plan of the Company adopted in connection with the consummation of the Consolidation Transactions.

     "Non-Accredited Participant" means a tendering Limited Partner which is not an Accredited Investor.

     "Non-Competition Agreements" means the non-competition agreements entered into between each Executive Officer and the Company and between the Grove Companies and the Company, in connection with the consummation of the Consolidation Transactions.

     "Operating Partnership" means Grove Operating, L.P., a Delaware limited partnership formed on November 1, 1996, which is the operating partnership of Grove Property.

     "OP Partnership Agreement" means the Agreement of Limited Partnership of the Operating Partnership, as amended from time to time, which governs the Operating Partnership.

     "Ownership Limit" means the maximum number of Equity Shares which any holder of Grove Property's Equity Shares is permitted to own or be deemed to own by virtue of the attribution provisions of the Code, which is equal to 5.0% (of the number or value, whichever is more restrictive) of the issued and outstanding Equity Shares, subject to certain exceptions.

     "Partnership Property" means, with respect to the Property Partnership, the Vineyard Properties owned by such Property Partnership.

     "Participants" means tendering Limited Partners.

     "Plan Fiduciary" means a fiduciary of an Employee Benefit Plan which has investment discretion with respect to the assets of such Plan.

     "Preferred Shares" means up to 4.0 million preferred shares of beneficial interest of Grove Property, par value $.01 per share, which the Board of Trust Managers of Grove Property is permitted to issue pursuant to the Charter.

     "Property Partnership" means Grove-Coastal II Associates Limited Partnership, a Connecticut Limited Partnership.

     "Property Partnerships" means the following limited partnerships involved in the Consolidation Transactions: (i) Avonplace Associates Limited Partnership,
(ii) Burgundy Associates Limited Partnership, (iii) Grove-Ellington Associates Limited Partnership, (iv) Grove-Enfield Associates Limited Partnership, (v) Grove Longmeadow Associates Limited Partnership, (vi) Grove-Manchester Associates Limited Partnership, (vii) Grove-Newington Associates Limited Partnership, (viii) Grove Opportunity Fund II Limited Partnership, (ix) Grove-Plainville Associates Limited Partnership, (x) Grove Properties III Limited Partnership, (xi) Grove Taunton Associates Limited Partnership, (xii) Grove-Vernon Associates Limited Partnership, (xiii) Grove-West Hartford Associates Limited Partnership, (xiv) Grove-West Springfield Associates Limited Partnership, (xv) Grove-Westfield Associates Limited Partnership, (xvi) Grove Westwynd Associates Limited Partnership, (xvii) Nautilus Properties Limited Partnership and (xviii) Shoreline London Associates Limited Partnership.

     "Property Partnership Agreement" means, with respect to each of the Property Partnerships, the agreement of limited partnership of such Property Partnership.

     "Partnership Amendment" means, with respect to Grove-Coastal, certain amendments to such Partnership's Partnership Agreement which will authorize the Partnership to divide, issue additional limited partnership interests to Wharf Holdings Limited Partnership, and liquidate and dissolve and to permit an "in-kind" distribution of the related Partnership Property to Wharf Holdings Limited partnership in connection with the liquidation of the Property Partnership.

     "Property Partnership Units" or "Units" means, with respect to any Property Partnership, units representing limited partnership interests in that Property Partnership.

     "Properties" means the 27 properties owned and/or controlled by the Company following the Consolidation Transactions, which include the 26 multifamily residential projects and one neighborhood shopping center previously owned by the Property Partnerships and the four multifamily residential projects which constituted the GREAT Properties.

     "Proxy Statement" means the Proxy Statement of Grove Property, dated February 13, 1997, filed with the Securities and Exchange Commission, a copy of which is available upon request.

     "Purchaser" means the Operating Partnership.

     "Redemption/Exchange Rights" means the right of Common Unit holders, under certain circumstances, to have Common Units redeemed for cash or, at the Company's option, exchanged for Common Shares.

     "Refinancing" means the refinancing of $39.8 million of mortgage indebtedness of 17 Partnership Properties in connection with the consummation of the Consolidation Transactions.

     "Registrable Shares" means any Common Shares which are subject to Registration Rights.

     "Registration Rights" means, collectively, certain registration rights that the Company has granted certain persons receiving Common Units in connection with the Consolidation Transactions pursuant to the Registration Rights Agreement.

     "Registration Rights Agreement" means the Registration Rights Agreement entered into among GREAT, the Operating Partnership, certain holders of the Common Units and the New Equity Investors.

     "REIT" means a real estate investment trust.


     "Revolving Credit Facility" means a three-year secured revolving acquisition and working capital facility of up to $25.0 million entered into by the Company in connection with the Refinancing and the consummation of the Consolidation Transactions.

     "Rule 144" means Rule 144 promulgated under the Securities Exchange Act of 1934, as amended.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Service" means the Internal Revenue Service.

     "Shareholders" means the holders of Grove Property's issued and outstanding Common Shares.

     "Stock Split" means the stock dividend declared and issued by Grove Property immediately prior to the consummation of the Consolidation Transactions, together with the concurrent effectuation by Grove Property of a
1.125 to 1.0 stock split with respect to Grove Property's 525,000 currently issued and outstanding Common Shares, resulting in the issuance of a total of 95,102 Common Shares.

     "Trust Managers" means the Trust Managers of Grove Property: Messrs. Damon Navarro, Joseph R. LaBrosse, James Twaddell, J. Joseph Garrahy and Harold Gorman.

                               THE EXCHANGE OFFER

SECTION 1.  TERMS OF THIS EXCHANGE OFFER.

     The Exchange Offer. Under the terms of this Exchange Offer, the Purchaser will pay for Units validly tendered on or prior to the Expiration Date and not withdrawn in accordance with Section 4. "Withdrawal Rights" of this Offer to Exchange. The term "Expiration Date" shall mean 5:00 p.m., New York time, on Friday, August 15, 1997, unless the Purchaser shall have extended this Exchange Offer and, in such event, the term "Expiration Date" shall mean the latest time and date on which this Exchange Offer, as so extended, shall expire.

     If, prior to the Expiration Date, the Purchaser shall increase the Equity Consideration (and Cash Consideration) offered to Limited Partners pursuant to this Exchange Offer, such increased consideration will be delivered in respect of all Units of the Property Partnership accepted pursuant to this Exchange Offer, whether or not they were tendered prior to such increase.

     This Exchange Offer is conditioned on satisfaction of certain conditions. See Section 11. "Conditions of this Exchange Offer", which sets forth in full the conditions of this Exchange Offer. The Purchaser reserves the right (but shall not be obligated), in its sole discretion, to waive any or all of such conditions.

     This Solicitation of Consent and Offer to Exchange and the related Letter of Transmittal are being mailed by the Purchaser to Limited Partners or beneficial owners (in the case of Individual Retirement Accounts and qualified plans) of Grove-Coastal Units of record as of the date of the Offer to Exchange.

     Each tendering Limited Partner will receive, upon consummation of this Exchange Offer, the consideration for each Property Partnership Unit (or a pro rata portion thereof for each fractional Unit) so tendered set forth in the Exchange Offer.

     This Exchange Offer does not give rise to appraisal rights and such rights will not be voluntarily afforded to the Limited Partners.

          THE PURCHASER RESERVES THE RIGHT TO TERMINATE THIS EXCHANGE OFFER OR TO AMEND THE TERMS AND CONDITIONS OF THIS EXCHANGE OFFER.

SECTION 2.  ACCEPTANCE OF AND PAYMENT FOR PROPERTY PARTNERSHIP UNITS.

     The Purchaser will pay for Property Partnership Units validly tendered and not withdrawn in accordance with Section 4. "Withdrawal Rights", as promptly as practicable following the Expiration Date. Under no circumstances will distributions be made with respect to any Common

Units or interest be paid on the Cash Consideration by reason of any delay in making such payment.

     In all cases, exchange or payment for Property Partnership Units exchanged or purchased pursuant to this Exchange Offer will be made only after timely receipt by the Purchaser of a properly completed and duly executed Accredited Investor Questionnaire, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other documents required by the Letter of Transmittal. See Section 3. "Procedures for Tendering Property Partnership Units."

     If for any reason acceptance of, or payment for, any Property Partnership Units tendered is delayed or if the Purchaser is unable to accept, purchase or pay for Property Partnership Units tendered, then the Purchaser may retain tendered Property Partnership Units and such Property Partnership Units may not be withdrawn except to the extent that the tendering Limited Partners are entitled to withdrawal rights as described in Section 4. "Withdrawal Rights"; provided, however, that the Purchaser will pay Limited Partners (by exchange for Common Units) the Equity Consideration, as the case may be, in respect of Property Partnership Units tendered, or return such Property Partnership Units promptly after termination or withdrawal of this Exchange Offer.

SECTION 3.   PROCEDURES FOR TENDERING PROPERTY PARTNERSHIP UNITS.


     Valid Tender. In order for a tendering Limited Partner to participate in this Exchange Offer, Property Partnership Units must be validly tendered and not withdrawn on or prior to the Expiration Date. A valid tender requires that a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal be actually received by the Purchaser on or prior to the Expiration Date. A LIMITED PARTNER MUST ALSO COMPLETE AND RETURN AN ACCREDITED INVESTOR QUESTIONNAIRE IN ORDER TO PARTICIPATE IN THE EXCHANGE OFFER.

     A Limited Partner must tender all of its Property Partnership Units if it wishes to tender any Property Partnership Units. A Limited Partner which is an Accredited Investor must indicate its option to receive the Equity Consideration or the Cash Consideration for Units tendered. Pursuant to the Property Partnership Agreement, the general partner of the Property Partnership has agreed in writing to permit the transfer of Property Partnership Units pursuant to this Exchange Offer, and has approved the admission of the Purchaser as a substitute Limited Partner.

     THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON FRIDAY, AUGUST 15, 1997, UNLESS EXTENDED.

     Signature Requirements. The Letter of Transmittal must be signed by the registered holder of the Property Partnership Units, exactly as the name appears on the register of the Property Partnership, and payment is to be made directly to that holder at the address indicated on the register.

     The method of delivery of the Letter of Transmittal and all other required documents is solely at the option and risk of the tendering Limited Partner, and delivery will be deemed made only when actually received by the Purchaser. Thus, overnight courier service is recommended.

     Backup Federal Income Tax Withholding. To prevent the possible application of backup Federal income tax withholding with respect to payment of the Cash Consideration, a tendering Non-Accredited Participant and a tendering Cash Election Participant must provide its correct taxpayer identification number by completing the Substitute Form W-9 included in the Letter of Transmittal. See the Instructions to the Letter of Transmittal and Section 6. "Certain Federal Income Tax Consequences and ERISA Consequences."

     FIRPTA Withholding. To prevent the withholding of Federal income tax in an amount equal to 10% of the amount of the Cash Consideration plus Property Partnership liabilities allocable to the Property Partnership Units purchased or liquidated, each Non-Accredited Participant and each Cash Election Participant must complete the FIRPTA Affidavit included in the Letter of Transmittal concerning its taxpayer identification number and address and stating that it is not a foreign person. See the Instructions to the Letter of Transmittal and
Section 6. "Certain Federal Income Tax Consequences and ERISA Consequences."

     ERISA Certification. In order to avoid having the assets of the Purchaser deemed to be "plan assets" for purposes of the fiduciary requirements of ERISA or the prohibited transaction provisions of ERISA and/or Code Section 4975, the Purchaser has determined to qualify for the "insignificant participation" exception contained in the DOL Regulation. Therefore, (a) the number of Common Units received by Benefit Plan Investors will be limited to the extent that the Purchaser, in its sole discretion, deems necessary or appropriate to qualify for such exception, and (b) Benefit Plan Investors will receive Cash Consideration for each Property Partnership Unit tendered pursuant to this Exchange Offer for which they do not receive Common Units. In order to permit the Purchaser to comply with this restriction, each tendering Limited Partner that is not a natural person, and which is an Accredited Investor tendering any Units for Equity Consideration, must complete the ERISA Certification contained in the Letter of Transmittal. See the Instructions to the Letter of Transmittal and
Section 6. "Certain Federal Income Tax Consequences and ERISA Consequences."

     Other Requirements. By executing a Letter of Transmittal, a Limited Partner irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact of such Limited Partner with respect to Property Partnership Units tendered by such Limited Partner, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to deliver such Property Partnership Units and transfer ownership thereof on the Property Partnership books maintained by the general partner of the Property Partnership, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser and upon receipt by the Equity Participant Limited Partner of the Common Units, to receive all benefits and otherwise exercise all rights of beneficial ownership of such Property Partnership Units, all in accordance with the terms of this Exchange Offer. Upon the transfer of such Property Partnership Units pursuant to this Exchange Offer, all prior proxies and consents given by such Limited Partner with respect thereto will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective).

     Determination of Validity; Rejection of Property Partnership Units; Waiver of Defects; No Obligation to Give Notice of Defects. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Property Partnership Units pursuant to the procedures described above will be determined by the Purchaser, in its sole discretion, which determination shall be final and binding. The Purchaser reserves the absolute right to reject any or all tenders if not in proper form or if the acceptance of, or payment for, the Property Partnership Units tendered may, in the opinion of the Purchaser's counsel, be unlawful. The Purchaser also reserves the right to waive any defect or irregularity in any tender with respect to any particular Property Partnership Unit of any particular Limited Partner, and the Purchaser's interpretation of the terms and conditions of this Exchange Offer (including the Letter of Transmittal and the Instructions thereto) will be final and binding. No tender will be deemed validly made until all defects and irregularities have been cured or waived. Neither the Purchaser nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any Property Partnership Units or will incur any liability for failure to give any such notification.

     A tender of Property Partnership Units pursuant to any of the procedures described above and the acceptance for payment of such Property Partnership Units will constitute a binding agreement between the tendering Limited Partner and the Purchaser on the terms and conditions of this Exchange Offer.

SECTION 4.  WITHDRAWAL RIGHTS.


     Except as otherwise provided in this Section 4, all tenders of Property Partnership Units pursuant to this Exchange Offer are irrevocable, provided that Property Partnership Units tendered pursuant to this Exchange Offer may be withdrawn at any time prior to the Expiration Date.

     For withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Purchaser at the address set forth on the last page of this Offer to Exchange. Any such notice of withdrawal must specify the name of the person(s) who tendered the Property Partnership Units to be withdrawn and must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If exchange or purchase of, or exchange or payment for, Property Partnership Units is delayed for any reason or if the Purchaser is unable to exchange or purchase or pay for Property Partnership Units for any reason, then, without prejudice to the Purchaser's rights under this Exchange Offer, tendered Property Partnership Units may be retained by the Purchaser and may not be withdrawn except to the extent that tendering Limited Partners are entitled to withdrawal rights as set forth in this Section 4. "Withdrawal Rights"; provided, however, that the Purchaser will issue the Equity Consideration or pay Participants the Cash Consideration, as the case may be, in respect of Property Partnership Units tendered or return such Property Partnership Units promptly after termination or withdrawal of this Exchange Offer.

     Any Property Partnership Units properly withdrawn will be deemed not to be validly tendered for purposes of this Exchange Offer. Withdrawn Property Partnership Units may be tendered, however, by following any of the procedures described in Section 3. "Procedures for Tendering Property Partnership Units" at any time prior to the Expiration Date.

     All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Purchaser, in its sole discretion, whose determination will be final and binding. Neither the Purchaser nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification.

SECTION 5.  EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS.

     The Purchaser expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which this Exchange Offer is open and thereby delay acceptance for payment of, and the payment for, any Property Partnership Units, (ii) to terminate this Exchange Offer and not accept for payment any Property Partnership Units not already accepted for payment or paid for if any conditions referred to in Section 11. "Conditions of this Exchange Offer" have not been satisfied or upon the occurrence of the events specified in Section 12. "Certain Legal Matters," (iii) upon the occurrence of any of the conditions specified in Section 11. "Conditions of this Exchange Offer", to delay the acceptance for exchange or payment of, or payment for, any Property Partnership Units not already accepted for payment or paid for and (iv) to amend this Exchange Offer.

     If the Purchaser makes a material change in the terms of this Exchange Offer or the information concerning this Exchange Offer or waives a material condition of this Exchange Offer, the Purchaser will extend this Exchange Offer and disseminate additional tender offer materials to the extent required by Rule 14(e)-1 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") as if this Exchange Offer were governed by the Exchange Act. The requirement to extend the offer will not apply to the extent that the number of business days remaining between the occurrence of the change and the then-scheduled Expiration Date equals or exceeds the minimum extension period that would be required because of such amendment. As used in this Offer to Exchange, "business day" means any day other than a Saturday, Sunday or a federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York time.

SECTION 6.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES AND ERISA CONSEQUENCES.

     For a description of certain federal income tax consequences, see "SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES." Plan Fiduciaries should also see "SUMMARY OF ERISA CONSIDERATIONS."

SECTION 7.  CERTAIN INFORMATION CONCERNING THE PROPERTY PARTNERSHIP.

     The address of the principal executive office of the Property Partnership is c/o Grove Investment Group, 598 Asylum Avenue, Hartford, Connecticut 06105. Limited Partners are referred to "The Consolidation Transactions" and to the financial and other information included in the Property Partnership's (i) financial statements for the fiscal years ended December 31, 1994, 1995 and 1996 previously sent to Limited Partners and (ii) the other financial statements which are included in Appendix "I" hereto.

SECTION 8.  CERTAIN INFORMATION CONCERNING THE PURCHASER.

     The Purchaser is a Delaware limited partnership formed on November 1, 1996, the general partner of which is Grove Property.

     For certain information concerning the trust managers and executive officers of Grove Property (collectively, the "Identified Persons"), see "THE COMPANY - Trust Managers and Executive Officers"

     Except as otherwise set forth in this Offer to Exchange or in the Proxy Material and except for the provisions of the Contribution Agreement and the Property Partnership Agreements, (i) neither the Purchaser, Grove Property nor, to the best of the Purchaser's knowledge, any of the Identified Persons nor any affiliate of the foregoing beneficially owns or has a right to acquire any Property Partnership Units; (ii) neither the Purchaser, Grove Property, nor, to the best of the Purchaser's knowledge, any of the Identified Persons nor any affiliate thereof has effected any transaction in the Property Partnership Units; (iii) neither the Purchaser, Grove Property nor, to the best of the Purchaser's knowledge, any of the Identified Persons has any contract, arrangement, understanding or relationship with any other person with respect to any Property Partnership Units, including, but not limited to, contracts, arrangements, understandings or relationships concerning the transfer or voting thereof, joint venture, loan or option arrangements, puts or calls, guarantees or loans, guarantees against loss or the giving or withholding of proxies; (iv) there have been no transactions or business relationships which would be required to be disclosed under the rules and regulations of the SEC between any of the Purchaser, Grove Property nor, to the best of the Purchaser's knowledge, the Identified Persons, on the one hand, and the Property Partnership or its affiliates, on the other hand; and (v) there have been no contracts, negotiations or transactions between the Purchaser, Grove Property nor, to the best of the Purchaser's knowledge, the Identified Persons, on the one hand, and the Property Partnership or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, an election of trust managers or a sale or other transfer of a material amount of assets.

SECTION 9.  INTERESTS OF CERTAIN PERSONS AND CERTAIN TRANSACTIONS.

     Because of the affiliations between the Purchaser, the general partners of Grove-Coastal and the Property Partnership, and the Grove Companies, Grove Coastal has advised the Purchaser that Grove-Coastal and its general partner are making no recommendation, and are remaining neutral, as to whether a Limited Partner should accept this Exchange Offer. See "BENEFITS TO RELATED PARTIES" and "CONFLICTS OF INTEREST." The general partner of Grove-Coastal may also have a conflict of interest in evaluating certain alternatives available to Grove-Coastal, such as the sale or liquidation of Grove-Coastal's assets, in that such transactions may result in a reduction or termination of fees payable to the general partner's affiliates pursuant to the Grove-Coastal Partnership Agreement or otherwise.

     Voting by the Purchaser. By virtue of the Consolidation Transactions, the Purchaser is in a position to significantly influence or control the result of any vote by Limited Partners. See "SPECIAL FACTORS-Ownership of Common Units-Management of the Operating Partnership."

     Financing Arrangements. The Purchaser expects to fund its obligations in respect of this Exchange Offer (including funds for the purchase of tendered Property Partnership Units of Non-Accredited Participants and Cash Election Participants, to fund cash distribution requirements of the Liquidating Partnerships and the out-of-pocket costs of the Purchaser in connection with this Exchange Offer) from the proceeds of the Credit Facility.

     Transactions with Affiliates. Pursuant to the Property Partnership Agreement, the general partner of the Property Partnerships and their affiliates receive various fees from the Property Partnerships. Certain of the Property Partnerships are required to pay Grove Property, as successor to the Management Company an annual fee ranging from $5,000 to $7,500.

     In addition, one or more of the Grove Companies, as general partners of each Property Partnership or as special limited partners, receives a percentage of net profits, losses and distributions of cash flow of such Property Partnership of between 0.5% and 15% and increasing to 25% to 40% of residuals, after payment of priority items. Each Property Partnership has retained Grove Property, as successor to the Management Company, to manage its respective Partnership Properties for a fee equal to 4% to 6% of gross collections (the "PROPERTY MANAGEMENT FEE").

     Except as described above concerning the Consolidation Transactions, there were no material transactions between the general partner of any Property Partnership or its affiliates, on the one hand, and any Property Partnership, on the other hand, during 1994, 1995 or 1996 or the five-month period ended May 31, 1997.

SECTION 10.  SOURCE OF FUNDS.

     The Purchaser expects that up to approximately $2,466,164 in Cash Consideration will be required in connection with this Exchange Offer if all of the outstanding Property Partnership Units are tendered by Limited Partners whom the Purchaser believes are not Accredited Investors and all Accredited Limited Partners elect to tender for Cash Consideration. None of the required funds will be paid by the Property Partnership. The Purchaser will obtain such funds from sources described in Section 9. "Interests of Certain Persons and Certain Transactions."

SECTION 11.  CONDITIONS OF THIS EXCHANGE OFFER.

     Notwithstanding any other term of this Exchange Offer, the Purchaser shall not be required to accept for exchange or payment or to exchange or pay for any Property Partnership Units tendered if all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any court, administrative agency or commission or other governmental authority or entity, domestic or foreign, necessary for the consummation of the transactions contemplated by this Exchange Offer shall not have occurred, been filed or obtained. Furthermore, notwithstanding any other term of this Exchange Offer, the Purchaser shall not be required to accept for exchange or payment or to exchange or pay for any Property Partnership Units not theretofore accepted for payment or paid for, and may terminate or amend this Exchange Offer as to such Property Partnership Units if, at any time on or after the date of this Exchange Offer and before the acceptance of such Property Partnership Units for exchange or payment or the exchange or payment therefor, any of the following conditions exists: (a) a preliminary or permanent injunction or other order of any federal or state court, government or governmental authority or agency shall have been issued and shall remain in effect which (i) makes illegal, delays or otherwise directly or indirectly restrains or prohibits the making of this Exchange Offer or the acceptance for payment of or payment for any Property Partnership Units by the Purchaser, (ii) imposes or confirms limitations on the ability of the Purchaser effectively to exercise full rights of ownership of any Property Partnership Units purchased; including, without limitation, the right to vote any Property Partnership Units acquired by the Purchaser pursuant to this Exchange Offer or otherwise on all matters properly presented to each Property Partnership's Limited Partners, (iii) requires divestiture by the Purchaser of any Property Partnership Units, (iv) causes any material diminution of the benefits to be derived by the Purchaser as a result of the transactions contemplated by this Exchange Offer or (v) might materially adversely affect the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Purchaser or any Property Partnership;
(b) there shall be any action taken, or any statute or rule, regulation or order proposed, enacted, enforced, promulgated, issued or deemed applicable to this Exchange Offer by any federal or state court, government or governmental authority or agency, which might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above; (c) any change or development shall have occurred or been threatened since the date hereof, in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Property Partnership which, in the sole judgment of the Purchaser, is or may be materially adverse to the Property Partnership, or the Purchaser shall have become aware of any fact that in the sole judgment of the Purchaser, does or may have a material adverse effect on the value of the Property Partnership Units; (d) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any limitation by any governmental authority on, or other event which might affect, the extension of credit by lending institutions or result in any imposition of currency controls in the United States, (iv) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States, (v) a material change in United States or other currency exchange rates or a suspension of a limitation on the markets thereof or (vi) in the case of any of the foregoing existing at the time of the commencement of this Exchange Offer, a material acceleration or worsening thereof; or (e) it shall have been publicly disclosed or the Purchaser shall have otherwise learned that more than five percent of the outstanding Property Partnership Units of any Property Partnership have been or are proposed to be acquired by another person (including a "group" within the meaning of Section 13(d)(3) of the Exchange Act).

     The foregoing conditions are for the sole benefit of the Purchaser and may be asserted by the Purchaser regardless of the circumstances giving rise to such conditions, or may be waived by the Purchaser in whole or in part at any time and from time to time in its sole discretion. Any determination by the Purchaser concerning the events described above will be final and binding upon all parties.

SECTION 12.  CERTAIN LEGAL MATTERS.

     General. Except as set forth in this Section 12, the Purchaser is not aware of any filings, approvals or other actions by any domestic or foreign governmental or administrative agency that would be required prior to the acquisition of Property Partnership Units by the Purchaser pursuant to this Exchange Offer. Should any such approval or other action be required, it is the Purchaser's present intention that such additional approval or action would be sought. While there is no present intent to delay the purchase of Property Partnership Units tendered pursuant to this Exchange Offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to any Property Partnership's business, any of which could cause the Purchaser to elect to terminate this Exchange Offer without purchasing Property Partnership Units thereunder. The Purchaser's obligation to purchase and pay for Property Partnership Units is subject to certain conditions, including conditions related to the legal matters discussed in this Section 12.

     Antitrust. The Purchaser does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of Property Partnership Units contemplated by this Exchange Offer.

     Margin Requirements. The Property Partnership Units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, such regulations are not applicable to this Exchange Offer.

     State Takeover Laws. A number of states have adopted anti-takeover laws which purport, to varying degrees, to be applicable to attempts to acquire securities of corporations or other entities which are incorporated in such states or which have substantial assets, security holders, principal executive offices or principal places of business therein. If any state anti-takeover statute is applicable to this Exchange Offer, the Purchaser might be unable to accept for payment or purchase Property Partnership Units tendered pursuant to this Exchange Offer or be delayed in continuing or consummating this Exchange Offer. In such case, the Purchaser may not be obligated to accept for purchase or pay for any Property Partnership Units tendered.

SECTION 13.  FEES AND EXPENSES.

     The Purchaser will pay all costs and expenses of printing and mailing this Exchange Offer and its legal and accounting fees and expenses, including reimbursement to Grove Companies for the overhead cost of personnel directly involved in this Exchange Offer. The Property Partnership will not pay for any of these costs. The Purchaser will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Units pursuant to this Exchange Offer. However, certain trust managers, officers and employees of the Purchaser and its affiliates will answer questions regarding this Exchange Offer and assist Limited Partners in completing the Letter of Transmittal if they request such help. Such trust managers, officers and employees will not be additionally compensated by the Purchaser or its affiliates for answering such questions.

SECTION 14.  OTHER MATTERS.

     This Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) Limited Partners residing in any jurisdiction in which the making of this Exchange Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, the Purchaser may, in its discretion, take such action as it may deem necessary to make this Exchange Offer in any jurisdiction and extend this Exchange Offer to Limited Partners in such jurisdiction.

     The Property Partnership and its General Partner have advised the Purchaser that they are not making any recommendation to any Limited Partners as to whether to tender Property Partnership Units pursuant to this Exchange Offer. No person has been authorized to make any recommendation or representation on behalf of the Purchaser, any general partner of the Property Partnership, the Property Partnership or any of their respective affiliates or to provide any information other than as contained herein or in the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

     Facsimile copies of the Letter of Transmittal, properly completed and duly executed, will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered to the Purchaser at its address set forth below.

     Any questions or requests for assistance or for additional copies of this Offer to Exchange, the Letter of Transmittal and other tender offer materials may be directed to the Purchaser at the telephone number and address below.


                              GROVE OPERATING, L.P.

                             GROVE OPERATING, L.P.


By Hand or Overnight Delivery                   Facsimile Transmission:
c/o Grove Property Trust                        (860) 527-0401
598 Asylum Avenue                               To Confirm Receipt of
Hartford, Connecticut 06105                     Facsimile Transmissions:
                                                (800) 246-1126 ext. 143 or 128

     Questions or requests for assistance or additional copies of this Offer to Exchange and the Letter of Transmittal may be directed to the addresses and telephone numbers set forth below. Limited Partners may also contact their brokers, dealers, commercial banks or trust companies for assistance.

                             GROVE OPERATING, L.P.
                            c/o Grove Property Trust
                               598 Asylum Avenue
                          Hartford, Connecticut 06105
                                   Telephone:
                                 (860) 246-1126
                                ext. 143 or 128
                      Att'n: Sheila Daley or Michele Hull

                                  APPENDIX "A"
                                       TO
                                 EXCHANGE OFFER

                             TEXT OF AMENDMENTS TO
                  GROVE-COASTAL ASSOCIATES LIMITED PARTNERSHIP
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

1.   The following shall be added to the end of Section 1.05 of the Partnership
Agreement:

In the event the General Partners and Limited Partners owning more than sixty-six and two-thirds percent (66 2/3%) in interest of the total Investment Percentages of all the Limited Partners approve the transactions contemplated in the Exchange Offer Statement, dated June 19, 1997, from Grove Operating, L.P., a Delaware limited partnership, to the Limited Partners (the "Exchange Offer Statement"), Grove Investment Group, Inc., as the sole remaining General Partner shall be authorized to effect a division of the Partnership in accordance with the provisions of Section 708 of the Internal Revenue Code, and as contemplated in the Exchange Offer Statement. The division of the Partnership shall be evidenced by the filing of a Certificate of Limited Partnership and/or amended Certificate of Limited Partnership, as appropriate, for the resulting limited partnerships. The partnership agreements of the resulting limited partnerships shall be effective as of the date of the Partnership's original Agreement of Limited Partnership, and shall contain provisions substantially identical to the provisions of the current Amended and Restated Partnership Agreement of the Partnership, modified to reflect the transactions described in the Exchange Offer Statement.


2.   The following shall be inserted as a new section 2.01(d) to the Partnership
Agreement:

          (d) Admission of Special Limited Partner to Vineyard Partnership.
              -------------------------------------------------------------

Notwithstanding any provision contained herein to the contrary, in the event the General Partners and Limited Partners owning more than sixty-six and two-thirds percent (66 2/3%) in interest of the total Investment Percentages of all the Limited Partners approve the transactions contemplated in the Exchange Offer Statement, Grove Investment Group, Inc., as the sole surviving general partner, shall be authorized to admit Wharf Holdings Limited Partnership or its designee as a special limited partner to the partnership (the "Vineyard Partnership") which owns the Vineyard Properties, as described in the Exchange Offer Statement, in consideration of such special limited partner's agreement to contribute sufficient cash to enable the Vineyard Partnership to distribute cash in the amount of $33,646 per Unit to limited partners other than Wharf Holdings Limited Partnership or its designee upon liquidation of the Vineyard Partnership.

3. The following shall be inserted as a new Section 8.03 (e) of the Partnership Agreement and shall read in its entirety as follows:

8.03 (e)

(A) Notwithstanding any provision contained herein to the contrary, in connection with a liquidation of the partnership resulting from the division contemplated in Section 1.05 hereof which owns the Vineyard Properties, as defined in the Exchange Offer Statement, the General Partners are expressly authorized to effect a distribution of such Vineyard Partnership's property or other property other than cash to the General Partners, Wharf Holdings Limited Partnership and/or their respective affiliates in respect of their partnership interests; provided, that if such a distribution of property is made, the General Partners, Wharf Holdings Limited Partnership and/or their affiliates shall make cash available to the Partnership (which may be in the form of a capital contribution permitted under Section 2.01 (d) hereof) in an amount sufficient to enable the Partnership to make a simultaneous cash distribution to the other Limited Partners in respect of their partnership interests in the Vineyard Partnership in the amount of $33,646 per Unit of limited partnership interest.

(B) Notwithstanding any provision contained herein to the contrary, if the Vineyard Partnership effects a distribution of its property or other property other than cash in connection with a liquidation of the Vineyard Partnership pursuant to the transactions contemplated by the Exchange Offer Statement, and the Minimum Percentage Condition (as defined in the Exchange Offer Statement) is satisfied as to the Partnership, the value of the Vineyard Partnership shall be deemed to be $2,491,075.

                            LEGAL OPINION OF COUNSEL

                                  APPENDIX "I"


Copies of materials filed by Grove Property Trust with the Securities and Exchange Commission, including Grove Property Trust's Proxy Statement dated February 13, 1997, as well as copies of any of the documents discussed in the Exchange Offer, are available for distribution to Limited Partners upon request. Interested Limited partners should contact Grove at the address and phone numbers specified in the Letter of Transmittal that accompanies this Exchange Offer. Many limited partners of the Property Partnership were also partners in Property Partnerships which participated in the Consolidation Transaction, and received a preliminary copy of such Proxy Statement in the form of Appendix "I" to the Initial Exchange Offer, dated December 2, 1996. The Purchaser encourages Limited Partners who did not receive a copy of such preliminary proxy or who have misplaced it to request a copy of the Proxy Statement, for more information relating to the Consolidation Transactions and the business of Grove Property Trust, and certain risks and conflicts associated with its business, including a pro forma composite financial statement (unaudited) of Grove Property Trust reflecting the consummation of the Consolidation Transactions.

Attached hereto is a copy of Form 10-QSB, for the quarter ended March 31, 1997, filed by Grove Property Trust with the Securities and Exchange Commission, which contains certain Condensed Consolidated balance sheets, income statements and cash flows of Grove Property Trust for the period ended March 31, 1997. Please refer to the notes that accompanying such statements. Attached hereto is also a copy of Grove Property Trust's Current Report on Form 8-K dated May 30, 1997, reflecting the three June, 1997 acquisitions.

Grove Property Trust is subject to the informational requirements of the Securities Exchange Act of 1934 and files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its regional offices, the current addresses of which are: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC at the following address: http://www.sec.gov. Since the Common Shares are also listed on the American Stock Exchange, reports, proxy statements and other information relating to Grove Property Trust can also be inspected at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

The following documents have been filed by Grove Property Trust with the SEC, are available for review by interested Limited Partners, and are incorporated in this Exchange Offer by reference:

4. Grove Property Trust's Annual Report on Form 10-KSB for the year ended December 31, 1996;

5.     Grove Property Trust's Current Report on Form 8-K dated February 21,
1997;

6.     Grove Property Trust's two Current Reports on Form 8-K dated March 14,
1997;

7. Grove Property Trust's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997;

8. Grove Property Trust's definitive Proxy Statement dated February 13, 1997, distributed in connection with its Special Meeting of Shareholders held on March 10, 1997; and

9. Grove Property Trust's definitive Proxy Statement dated May 16, 1997, distributed in connection with its Annual Meeting of Shareholders to be held on June 18, 1997.

                                       A Partnership of
                                       Professional Corporations

C U M M I N G S &  L O C K W O O D     Four Stamford Plaza      Greenwich
                                       P.O. Box 120             Hartford
                                       Stamford, CT 06904-0120  New Haven
                                       203-327-1700             Bonita Springs
                                       Fax 203-351-4535         Naples
                                       www.cl-law.com           Palm Beach

June 19, 1997
                                       Michael J. Hinton
                                       203-351-4492
                                       mhinto@cl-law.com


Grove-Coastal Associates Limited Partnership
c/o Grove Investment Group, Inc., General Partner
598 Asylum Avenue
Hartford, CT 06105

Re: Proposed Partnership Amendment

Gentlemen:

We have acted as special counsel to Grove-Coastal Associates Limited Partnership, a Connecticut limited partnership (the "Partnership"), in connection with the proposed form of amendment attached to this letter (the "Proposed Amendment"), which amends that certain Amended and Restated Agreement of Limited Partnership of the Partnership dated as of November 30, 1990, by and among Grove Investment Group, Inc., Springfield Development Corporation (collectively, the "General Partners") and the Limited Partners who are signatories thereto (the "Partnership Agreement").

Our opinion with respect to the Proposed Amendment is based upon existing law, regulations and rulings and judicial decisions as of the date of the Solicitation of Consent and Exchange Offer from Grove Operating L.P. to the holders of outstanding units of limited partners interest in the Partnership (the "Exchange Statement"). Legislative, regulatory or interpretational changes or future court decisions may significantly affect our opinion. Any such change may or may not be retroactively applied to transactions entered into or contemplated prior to the change.

In connection with this opinion, we have reviewed the Exchange Statement, the Proposed Amendment and the Partnership Agreement, as well as such other documents as we deem relevant as a basis for the opinions expressed herein. In rendering the opinion set forth herein, we have assumed the accuracy of all information contained in these documents and provided to us by representatives of the Partnership and the General Partners of the Partnership. We have also assumed the authenticity of all original documents, the accuracy of all copies, and the genuineness of all signatures. We have also assumed the authenticity of all original documents, the accuracy of all copies, and the genuineness of all signatures. We have also assumed that the Partnership is a validly organized and existing limited partnership under the laws of the State of Connecticut, and that the Partnership Agreement, prior to being amended by the Proposed Amendment, was a legal, valid and binding agreement, enforceable in accordance with its terms. In addition, we have relied upon representations of the General Partners of the Partnership and various affiliates of the General Partners with respect to factual matters underlying the legal conclusions set forth herein.

Grove-Coastal Associates Limited Partnership                June 19, 1997
c/o Grove Investment Group, Inc., General Partner

We have not attempted to verify independently such representations and statements. We have also assumed for purposes of the opinions rendered herein that the Partnership has, to date, and will, prior to dissolution, conduct its business and be operated in accordance with the provisions of the Partnership Agreement and the Connecticut Uniform Limited Partnership Act and all other statutes applicable to the Partnership.

Based upon the foregoing and having regard for such other legal considerations as we deem relevant, we are of the following opinion:

1. Assuming that notice of the Proposed Amendment is sent to the Partners in accordance with the requirements of Section 10.02 of the Partnership Agreement, and such Amendment is approved by the affirmative vote of the General Partners and Limited Partners having more than sixty-six and two thirds percent (66-2/3%) in interest of the total Investment Percentages of all such Limited Partners, as such terms are defined in the Partnership Agreement, the Proposed Amendment, when duly executed by the General Partners, on behalf of themselves, and on behalf of all the other Partners pursuant to the Power of Attorney set forth in the Partnership Agreement, will be a legal, valid and binding amendment to the Partnership Agreement.

2. The casting of a vote by a Partner with respect to such Proposed Amendment, as well as the approval of the Proposed Amendment by the requisite 66-2/3% limited partner approval contemplated above, will not render any of the limited partners liable for the debts of the Partnership.

This opinion is rendered solely for the benefit of the Partnership and its partners, and may not be relied upon by any other person without our prior written consent.

                                              Very truly yours,

                                              /s/ Cummings & Lockwood

                                              CUMMINGS & LOCKWOOD

                                  SUPPLEMENT
                                      To
                          SOLICITATION OF CONSENT AND
                               OFFER TO EXCHANGE
                              CERTAIN OUTSTANDING
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                                       IN
                  GROVE-COASTAL ASSOCIATES LIMITED PARTNERSHIP

                  THE MODIFIED EXCHANGE OFFER DESCRIBED BELOW
                    WILL EXPIRE AT 5:00 P.M., NEW YORK TIME,
                ON WEDNESDAY, OCTOBER 1, 1997, UNLESS EXTENDED

          Reference is made to that certain Solicitation of Consent and Offer to Exchange Certain Outstanding Units of Limited Partnership Interest in Grove-Coastal Associates Limited Partnership, dated June 19, 1997 (the "Original Solicitation") distributed to Limited Partners of Grove-Coastal Associates Limited Partnership ("Coastal"). Capitalized terms used but not defined in this Supplement shall have the meaning set forth in the Original Solicitation.

          PLEASE NOTE THE FOLLOWING CHANGES TO THE ORIGINAL SOLICITATION AND THE EXCHANGE OFFER SET FORTH THEREIN:

I.        Proposed Sale of Harbor View Apartments to Third Party.
          ------------------------------------------------------

          The Exchange Offer in the Original Solicitation contemplated that certain properties owned by Coastal, including the Harbor View Apartments in Warwick, Rhode Island ("Harbor View Apartments") would be effectively transferred to the Operating Partnership or an affiliate in exchange for Common Units in the Operating Partnership. Since the date of the Original Solicitation, the general partner of Coastal has successfully negotiated a proposed sale of the Harbor View Apartments, subject to various contingencies, to an affiliate of the owner of the adjoining property in Warwick, Rhode


August 13, 1997

Island, Mr. Richard Miga (hereinafter, the "Prospective Purchaser"). The Prospective Purchaser is not affiliated with Coastal, the Operating Partnership or Grove Property Trust. The sale of the Harbor View Apartments to the adjoining land owner will create additional value for the Prospective Purchaser by increasing the size of the combined adjacent lots, and will permit the Prospective Purchaser to enlarge its existing apartment complex under applicable zoning laws. In addition, the Harbor View Apartments could be managed by the same staff currently utilized by the Prospective Purchaser at its existing apartment complex, which would result in a cost reduction and corresponding higher profits at the Harbor View Apartments. Accordingly, the Prospective Purchaser is willing to pay Coastal a premium over the sales price that any other third party would be willing to pay for the Harbor View Apartments, in light of the additional value created. The proposed purchase price under the Purchase and Sale Agreement dated as of July 30, 1997 (the "Purchase and Sale Agreement") is $1,450,000.

          The offer from the Prospective Purchaser is subject to a number of contingencies, including a 30-day due diligence period, ending August 30, 1997, during which the Prospective Purchaser may conduct engineering, title, survey, environmental and contract review and assessments, as well as a financing contingency period, ending September 15, 1997, for obtaining a mortgage commitment for $1,160,000 at then current market rates. In the event the Prospective Purchaser is not satisfied with any aspect of its due diligence investigations or is unable to obtain the mortgage commitment described above, he can terminate his obligations under the Purchase and Sale Agreement to purchase the Harbor View Apartments. Assuming that all such contingencies and other conditions precedent in the Purchase and Sale Agreement are satisfied, it is anticipated that the closing of such sale will occur on approximately October 1, 1997.

          There can be no assurance that all of the contingencies and conditions precedent under the Purchase and Sale Agreement will be satisfied or waived by the Prospective Purchaser. Since the Prospective Purchaser is apparently willing to pay a higher purchase price for the Harbor View Apartments in light of the additional value created for his existing adjoining property, it may be difficult to find a financial institution willing to issue a mortgage commitment for 80% of the established purchase price, unless such institution is also granted a security interest in the Prospective Purchaser's existing apartment complex.

          The purpose of this Supplement is to advise you of such pending sale, and to modify the Exchange Offer contained in the Original Solicitation in light of such development. Limited Partners in Coastal are hereby being asked to vote on the modified terms of the Exchange Offer, described below in this Supplement.

II.            Terms of Modified Exchange Offer.
               --------------------------------

          The modified Exchange Offer contemplates that only the Wharf Building in Martha's Vineyard, Massachusetts and the Corner Block Building in Martha's Vineyard, Massachusetts would be included in the exchange with the Operating Partnership described in the Original Solicitation, assuming that the sale of the Harbor View Apartments occurs. The net proceeds of sale from the Harbor View Apartments would be distributed to the Limited Partners after the sale to the Prospective Purchaser. It is anticipated that Limited Partners would receive approximately $ 7,335 cash per Partnership Unit from the sale of the Harbor View Apartments. However, in the event the Harbor View Apartments sale is not consummated for any reason, the modified Exchange Offer contemplates that the Harbor View Apartments would be effectively transferred to the Operating Partnership, on the terms described in the Original Solicitation.

          The Offer to Exchange set forth in the Original Solicitation, is hereby amended as follows:

          Assuming that the Harbor View Apartments are sold as contemplated in the Purchase and Sale Agreement described above, the Operating Partnership is offering to exchange Units of limited partnership interest ("Partnership Units") in the Property Partnership for consideration per Unit of 3,256.1 Common Units of the Operating Partnership (versus original exchange rate of 3,435.5 Common Units per Partnership Unit), or Cash Consideration of $ 31,727 per Partnership Unit (versus original consideration of $33,476 per Partnership Unit). All other terms of the Exchange Offer would remain unchanged from the terms described in the June 19, 1997 Original Solicitation. In the event the Harbor View Apartments are not sold to the Prospective Purchaser for any reason, the exchange terms set forth in the Original Solicitation (3,435.5 Common Units and Cash Consideration of $33,476 per Partnership Unit) would continue to apply, and the Harbor View Apartments would effectively be transferred to the Operating Partnership. See pages 55-56 of the Original Solicitation for a description of the methodology used to value the three properties involved in the Original Solicitation.

          The revised valuation for the Wharf Building and the Corner Block Building was determined utilizing the same methodology described in the Original Solicitation. The Property valuation was determined using the direct capitalization method. Under this approach, a single year's income is converted into a market value for a property through the application of a market derived capitalization rate (the lower the capitalization rate applied to a property's income, the higher its value). The valuation of the Partnership's Property was determined by (i) capitalizing the estimated net operating income for the two properties for the period September 1, 1997 to August 31, 1998, less a reserve for capital expenditures, at a capitalization rate of 9.00%, (ii) deducting the amount of debt on such properties, (iii) adding the other assets of the Property Partnership, net of liabilities (such as cash, accounts receivable, loans receivable, accounts payable and security deposits) and (iv) deducting any transfer taxes due upon the restructuring of the Property Partnership, as well as estimated closing costs. The Operating Partnership and the Grove Companies believe that arm's-length purchasers would base their purchase offers on capitalization rates substantially similar to those used to calculate the valuation specified below. The following table summarizes the amounts used to arrive at the revised net valuation of a Partnership Unit:

Estimated gross property valuation                              $ 4,420,927
Plus: other Partnership assets, net of security deposits             67,840
Plus: loans receivable-partners                                      82,260
Plus: affiliates loans receivable                                         0
Less: Partnership liabilities (1)                                (1,923,012)
                                                                -----------
   Partnership valuation before taxes                             2,648,015
Less: municipal transfer taxes                                      (15,447)
Less: Closing costs                                                 (88,419)
                                                                -----------
   Net Partnership valuation                                    $ 2,544,149
                                                                ===========

      Allocation of net Partnership valuation among partners and number of Common Units per Partnership Unit:

General Partners                                                $    25,441
Limited Partners                                                  2,518,708
Number of Partnership Units                                           73.67
                                                                -----------
     Valuation per Partnership Unit                                  34,189
Valuation of one Common Unit                                          10.50
                                                                -----------
     Number of Common Units per Partnership Unit                    3,256.1
                                                                ===========

Cash Consideration per
 Partnership Unit:
Valuation per Partnership Unit                                  $    34,189
Less:  estimated cost of New Equity Investment (7.2%)                (2,462)
       (cost of funds used to acquire Units)                    -----------
     Cash Consideration per Partnership Unit                    $    31,727
                                                                ===========

                                                                               6
(1)  Partnership liabilities include the following:
     Mortgage debt, including accrued interest     $1,903,565
     loans payable, Affiliates                         15,924
     Accounts payable, accrued expenses                 3,523
                                                   ----------
           Total Partnership liabilities           $1,923,012
                                                   ==========

          In light of the opportunity presented by the sale of Harbor View Apartments to the adjoining property owner at a higher sales price, the Operating Partnership has agreed to extend the time period during which the Exchange Offer is open from August 15, 1997, to October 1, 1997.

III.     PROCEDURES FOR VOTING.
         ---------------------

          Enclosed with this Supplement is an addendum (the "Addendum") to the Letter of Transmittal that accompanied the June 19, 1997 Original Solicitation. The Addendum contains a proxy to vote on the modified Exchange Offer described above, together with the other transactions contemplated in the Exchange Offer, and requests Limited Partners who have previously tendered their Units to ratify their earlier tender. All Limited Partners are requested to respond to the vote presented in the Addendum, regardless of whether they are in favor of the modified Exchange Offer.

          Limited Partners who have previously submitted a completed Letter of Transmittal in accordance with the procedures set forth in the June 19, 1997 Original Solicitation will only be required to complete and return a completed Addendum, and will not be required to complete another Letter of Transmittal.

          Limited Partners who have not previously completed and tendered a Letter of Transmittal that accompanied the Original Solicitation must complete and submit both the original Letter of Transmittal, as well as the enclosed Addendum.

IV.     ADDITIONAL FEDERAL INCOME TAX CONSEQUENCES.
        ------------------------------------------

          As discussed above, the sale of the Harbor View Apartments to the Prospective Purchaser on the terms described above will result in the distribution of cash, as well as the allocation of taxable gain, to the Limited Partners of Coastal. Each Limited Partner is urged to consult its own tax advisor with respect to the federal, state, local and foreign tax consequences to it of the sale of Harbor View Apartments and participating in the modified Exchange Offer.

V.     QUESTIONS CONCERNING THE MODIFIED EXCHANGE OFFER.
       ------------------------------------------------

          Any questions or requests for assistance or for additional copies of either the Original Solicitation, this Supplement, the Letter of Transmittal, the Addendum, or any other tender offer materials should be directed to the persons identified below.

By Hand or Overnight Delivery               Facsimile Transmission:
c/o Grove Property Trust                    (860) 527-0401
598 Asylum Avenue                           To Confirm Receipt of
Hartford, Connecticut 06105                 Facsimile Transmissions:
                                            (800) 246-1126 ext. 143 or 128

                             GROVE OPERATING, L.P.
                            c/o Grove Property Trust
                               598 Asylum Avenue
                          Hartford, Connecticut 06105
                                   Telephone:
                                 (860) 246-1126
                                ext. 143 or 128
                      Att'n: Sheila Daley or Michele Hull

                             LETTER OF TRANSMITTAL
                      To Tender Limited Partnership Units
                                       OF
                          GROVE-COASTAL ASSOCIATES II
                              LIMITED PARTNERSHIP
           Tendered Pursuant to Offer to Exchange Dated June 19, 1997

  THIS LETTER OF TRANSMITTAL ALSO CONSTITUTES A PROXY TO VOTE WITH RESPECT
                                      TO
  CERTAIN AMENDMENTS TO THE PARTNERSHIP AGREEMENT OF GROVE-COASTAL ASSOCIATES LIMITED PARTNERSHIP AND MAY BE USED BY A LIMITED PARTNER WITHOUT PARTICIPATING
                             IN THE EXCHANGE OFFER.

                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                          AT 5:00 P.M., NEW YORK TIME
                    FRIDAY, AUGUST 15, 1997, UNLESS EXTENDED

                    Letters of Transmittal must be sent to:
                             Grove Operating, L.P.

By:  Hand or Overnight Delivery:                                       Facsimile:
c/o Grove Property Trust                                             (860) 527-0401
598 Asylum Avenue                                      Confirm facsimile transmission by telephone:
Hartford, Connecticut  06105                                         (860) 246-1126
                                                                     ext. 143 or 128

     Delivery of this Letter of Transmittal or any other required documents to an address other than the one set forth above or transmissions of instructions via facsimile other than as set forth above does not constitute valid delivery.

     This Letter of Transmittal is to be completed by Limited Partners of Grove-Coastal Associates Limited Partnership, a Connecticut limited partnership ("GROVE-COASTAL"), pursuant to the procedures set forth in the Offer to Exchange (as defined below).


              PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS

--------------------------------------------------------------------------------
                         DESCRIPTION OF UNITS TENDERED

  Limited partners of the Grove-Coastal Associates Limited Partnership must submit a separate Letter of Transmittal for each partnership in which Units are being tendered. THIS LETTER OF TRANSMITTAL MAY ONLY BE USED TO TENDER UNITS OF GROVE-COASTAL ASSOCIATES II LIMITED PARTNERSHIP.
--------------------------------------------------------------------------------
  The aggregate number of Units owned by the undersigned in the Property Partnership is set forth on the label below. Pursuant to the Offer to Exchange, all of the Units owned in the Property Partnership by the undersigned must be tendered if the undersigned intends to tender any such Units, and, therefore, all such Units of the Property Partnership will be deemed to be tendered upon delivery of this Letter of Transmittal if any such Units are tendered.
--------------------------------------------------------------------------------

Ladies and Gentlemen:

     In the event the transactions described in the Offer to Exchange are approved by the requisite partnership vote, the undersigned limited partner(s) ("LIMITED PARTNERS") of Grove-Coastal Associates II Limited Partnership (the "PROPERTY PARTNERSHIP") hereby tenders to Grove Operating, L.P., a Delaware limited partnership (the "Purchaser"), all of the Units (as defined below) in the Property Partnership in return for consideration per Unit of the number of units of limited partnership interest in the Purchaser (the "COMMON UNITS") specified in the Exchange Offer, or in the case of Non-Accredited Investors (as defined below), or Limited Partners who elect to take cash, hereby approve the amendments to the Partnership Agreement and the transactions described in the Exchange Offer, upon the terms and subject to the conditions set forth in the Offer to Exchange dated June 19, 1997 (including the annexes thereto, as the same may be amended or supplemented, the "OFFER TO EXCHANGE"), receipt of which is hereby acknowledged, and this Letter of Transmittal (which together constitute the "EXCHANGE OFFER"). As used in this Letter of Transmittal, "Unit" and "Units" shall mean, where the context requires, units of limited partnership interest in the Property Partnership, and includes any fractional Units.

     By signing this Letter of Transmittal, the undersigned agrees that the undersigned:

          (I) IF A NON-ACCREDITED INVESTOR OR A LIMITED PARTNER WHO ELECTS TO TAKE CASH, WILL RECEIVE, UPON CONSUMMATION OF THE TRANSACTIONS DESCRIBED IN THE EXCHANGE OFFER AND LIQUIDATION OF THE PROPERTY PARTNERSHIP, PROCEEDS COMPUTED AT THE RATE OF THE AGGREGATE DOLLAR AMOUNT SET FORTH IN THE EXCHANGE OFFER (THE "CASH CONSIDERATION") FOR EACH UNIT OF THE PROPERTY PARTNERSHIP (TO BE PRO-RATED IN RESPECT OF FRACTIONAL UNITS);

          (II) IF AN ACCREDITED INVESTOR AND A LIMITED PARTNER WHO DOES NOT ELECT TO TAKE CASH, UPON CONSUMMATION OF THE EXCHANGE OFFER, WILL RECEIVE THE AGGREGATE NUMBER OF COMMON UNITS SET FORTH IN THE EXCHANGE OFFER (THE "EQUITY CONSIDERATION") FOR EACH UNIT SO TENDERED AND NOT WITHDRAWN BY THE UNDERSIGNED (TO BE PRO-RATED IN RESPECT OF FRACTIONAL UNITS); AND

          (III) HEREBY CONSENTS TO THE PROPOSED AMENDMENTS TO THE PARTNERSHIP AGREEMENT OF GROVE-COASTAL DESCRIBED IN THE OFFER TO EXCHANGE, ATTACHED TO THE EXCHANGE OFFER AS APPENDIX "A".

     The undersigned understands that, notwithstanding anything herein to the contrary, if it is a "benefit plan investor," as defined in 29 CFR Section 2510.3-101, and the Purchaser determines, in its sole discretion, that the ownership of Common Units by benefit plan investors should be restricted to avoid having the assets of the Purchaser deemed to be "plan assets" for purposes of the fiduciary requirements of the Employee

Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provision of ERISA and/or Internal Revenue Code of 1986, as amended (the "CODE") Section 4975, (a) the number of Common Units received by the undersigned will be limited to the extent that the Purchaser, in its sole discretion, deems necessary or appropriate, and (b) the undersigned will receive Cash Consideration upon liquidation of the Property Partnership for each Property Partnership Unit tendered pursuant to the Exchange Offer for which it dies not receive Common Units (to be pro-rated in respect of tenders of fractional Units).

     Subject to and effective upon acceptance for payment of any Units tendered hereby in accordance with the terms of the Exchange Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to such Units being tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to deliver such Units and transfer ownership thereof on the Property Partnership's books maintained by the general partner of the Property Partnership, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser and upon receipt by the undersigned of the consideration in respect of such Units, to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units, all in accordance with the terms of the Exchange Offer. Upon the exchange or purchase of such Units pursuant to the Exchange Offer, all prior proxies and consents given by the undersigned with respect thereto will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective).

     The undersigned hereby irrevocably appoints Damon Navarro, Brian Navarro, Joseph LaBrosse, singly, or any other designees of the Purchaser, as the attorneys and proxies of the undersigned (each, an "ATTORNEY"), each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall in his sole discretion deem proper, with respect to all Units tendered hereby which have been accepted for payment or exchange by the Purchaser prior to the time of any vote or other action to be taken, by written consent or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for exchange or payment of such Units by the Purchaser in accordance with the terms of the Exchange Offer. Such acceptance for payment or exchange shall revoke any other proxy granted by the undersigned at any time with respect to such Units, and no subsequent proxies will be given (and if given, will not be deemed to be effective) with respect thereto by the undersigned. The Purchaser reserves the right to require that, in order for the Units to be deemed validly tendered, immediately upon the Purchaser's acceptance for exchange or payment of such Units the Purchaser must be able to exercise full voting rights with respect to such Units.

     The undersigned hereby represents and warrants that the undersigned owns, and has full power and authority to validly tender, sell, assign and transfer, the Units tendered hereby, and that when any such Units or any portion thereof are accepted for exchange or payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units or any portion thereof will not be subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Purchaser to be necessary or desirable to complete the sale, assignment, purchase, pledge or transfer of the Units tendered hereby.

     The undersigned further represents and warrants that, unless the Substitute Form W8 (Box C) is completed, the undersigned is a "United States Person," as defined in Section 7701(a)(30) of the Code.

     The undersigned understands that, if the Purchaser determines, in its sole discretion, that the undersigned is not an "ACCREDITED INVESTOR" (as that term is defined in Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any applicable state securities laws), or if the undersigned has not completed an Accredited Investor Questionnaire in a manner satisfactory to the Purchaser (in its sole discretion) (each such person is referred to in this Letter of Transmittal as a "NON-ACCREDITED INVESTOR"), or if the undersigned is an Accredited Investor and elects to take cash, the undersigned will receive, upon consummation of the transactions contemplated in the Offer to Exchange, including liquidation of the Property Partnership, Cash Consideration for each Property Partnership Unit (to be prorated in respect of tenders of fractional Units).

     The undersigned, if an Accredited Investor, hereby represents and warrants that he or she has completed the Accredited Investor Questionnaire that accompanies this Letter of Transmittal, and further represents and warrants that the information contained in such Accredited Investor Questionnaire remains true and correct as of the date hereof.

     The undersigned understands that, if the undersigned is an Accredited Investor who has completed an Accredited Investor Questionnaire and does not elect to take cash, the undersigned will receive, upon consummation of the Offer to Exchange, aggregate Equity Consideration for each Property Partnership Unit tendered pursuant to the Offer to Exchange (to be pro-rated in respect of tenders of fractional Units).

     The undersigned understands that, notwithstanding anything herein to the contrary, if it is a "benefit plan investor," as defined in 29 CFR Section 2510.3-101, and the Purchaser determines, in its sole discretion, that the ownership of Common Units by benefit plan investors should be restricted to avoid having the assets of the Purchaser deemed to be "plan assets" for purposes of the fiduciary requirements of ERISA and the

                                                                               5
prohibited transaction provisions of ERISA and/or Code Section 4975, (a) the number of Common Units received by the undersigned will be limited to the extent that the Purchaser, in its sole discretion, deems necessary or appropriate, and
(b) the undersigned will receive Cash Consideration upon liquidation of the Property Partnership for each Unit tendered pursuant to the Exchange Offer for which it does not receive Common Units (to be pro-rated in respect of tenders of fractional Units).

     Each Limited Partner of the Property Partnership, whether or not such Limited Partner is a Non-Accredited Investor, will have the right upon liquidation of the Property Partnership to receive cash equal to the aggregate Cash Consideration rather than aggregate Equity Consideration.

     The undersigned understands that a valid tender of Units of the Property Partnership to the Purchaser pursuant to the procedures described in the Offer to Exchange and in the Instructions hereto and the acceptance thereof will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Exchange Offer.

     The undersigned recognizes that under certain circumstances set forth in the Offer to Exchange, the Purchaser may not accept for payment any Units tendered hereby. In such event, the undersigned understands that this Letter of Transmittal will be of no force or effect.

     The undersigned acknowledges that the offering and sale of the Common Units to be acquired pursuant to the Exchange Offer are intended to be exempt from registration under the Securities Act and any applicable state securities laws. In furtherance thereof, the undersigned represents and warrants to each Attorney, for the benefit of the Purchaser, that:

      a) The undersigned is acquiring the Common Units solely for the undersigned's own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any Common Units in violation of the Securities Act or any Blue Sky or state securities laws. The undersigned agrees and acknowledges that the undersigned will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, "TRANSFER") any of the Common Units unless such Transfer complies with this Letter of Transmittal, the Offer to Exchange, the Purchaser's partnership agreement (the "OP PARTNERSHIP AGREEMENT") and any lock-up agreement entered into by the undersigned or by an Attorney with respect to the undersigned's Common Units, and either (i) the Transfer is pursuant to an effective registration statement under the Securities Act and qualification or other compliance under applicable Blue Sky or state securities laws, or (ii) counsel for the undersigned (which counsel shall be reasonably acceptable to

                                                                               6
the Purchaser) shall have furnished the Purchaser with an opinion, reasonably satisfactory in form and substance to the Purchaser, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and qualification or other compliance under applicable Blue Sky or state securities laws.

      b) The undersigned, by reason of the undersigned's business and financial experience, has such knowledge, sophistication and experience in business and financial matters and in making investment decisions of this type that the undersigned is capable of evaluating the merits and risks of an investment in the Purchaser and making an informed decision; the undersigned has previously invested in securities similar to the Common Units and fully understands the limitations on transfer described in this Letter of Transmittal, the Offer to Exchange and the OP Partnership Agreement. The undersigned is able to bear the economic risk of holding the Common Units for an indefinite period and is able to afford the complete loss of the undersigned's investment in the Common Units; the undersigned has received and reviewed this Letter of Transmittal and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about the Letter of Transmittal, the Offer to Exchange and the Purchaser, and the business and prospects of the Purchaser, which the undersigned deems necessary to evaluate the merits and risks related to the investment in the Common Units; and the undersigned understands and has taken cognizance of all risk factors related to the purchase of the Common Unit, including, without limitation, those set forth in the Offer to Exchange.

      c)  The undersigned acknowledges that he, she or it has been advised that
(i) the Common Units must be held for a minimum period of one year, and the undersigned must continue to bear the economic risk of the investment in the Common Units unless they are subsequently registered under the Securities Act of an exemption from such registration is available, (ii) it is not anticipated that there will be any public market for the Common Units, (iii) Rule 144 promulgated under the Securities Act is not available with respect to the sale of any securities of the Purchaser, and the Purchaser has made no covenant to make such Rule available, (iv) a restrictive legend shall be placed on the certificates or instruments representing the Common Units, (v) a notation shall be made in the appropriate records of the Purchaser indicating that the Common Units are subject to restrictions on transfer, (vi) the Company's and the Purchaser's reliance on the exemption from registration under the Securities Act and any applicable state securities laws of the offering and sale of Common Units to the undersigned is predicated in part on the accuracy and completeness of the representations and warranties of the undersigned contained herein and
(vii) the Purchaser has no obligation or intention to register the Common Units for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws.

                                                                               7
      d) The undersigned acknowledges that (i) the redemption of Common Units for cash or, at the election of Grove Property Trust ("GREAT"), the exchange of Common Units for Common Shares, is subject to certain substantial restrictions contained in the OP Partnership Agreement, including a prohibition on any redemptions/exchanges of Common Units for at least one year from the date of issuance and a prohibition on exchanges which would cause a violation of the ownership restrictions set forth in the Declaration of Trust of GREAT; (ii) the Common Shares which may be received upon such an exchange may, under certain circumstances, be restricted securities under federal or state securities laws and be subject to limitations as to transfer, and therefore subject to the risks referred to in paragraph (b) above; (iii) the Common Shares which may be received upon such an exchange will be subject to certain limitations on ownership, transfer or redemption set forth in the Declaration of Trust of GREAT; and (iv) the Attorney may enter into agreements on behalf of the undersigned limiting the ability of the undersigned to sell, transfer or otherwise dispose of any Common Shares for a period following the issuance of Common Shares to the undersigned.

      e) the undersigned will, or the Attorney may, for and on behalf of the undersigned, execute a registration rights or other agreement granting the undersigned certain registration rights with respect to any Common Shares issued by the Company in exchange for Common Units.

     The undersigned acknowledges that the number of Common Units and Common Shares that are not registered for resale under the Securities Act that can be owned by "benefit plan investors" will be limited in order to avoid having the assets of the Purchaser or GREAT deemed to be plan assets subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and/or Code Section 4975, and are therefore subject to the risks referred to in paragraph (d) above.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, administrators, executors, successors, assigns and trustees in bankruptcy and other legal representatives of the undersigned. Except as stated in the Offer to Exchange, this tender is irrevocable.

                                 PROXY TO VOTE

PLEASE COMPLETE THE FOLLOWING, WHETHER OR NOT YOU WISH TO TENDER UNITS:

     The undersigned hereby irrevocably appoints Damon Navarro, Brian Navarro, Joseph LaBrosse, singly, or any other designees of the Purchaser, as the attorneys and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall in his sole discretion deem proper. This proxy is irrevocable and shall revoke any other proxy granted by the undersigned at any time with respect to the Units represented hereby, and no subsequent proxies will be given (and if given, will not be deemed to be effective) with respect thereto by the undersigned.

     This Proxy, when properly executed, will be voted in the manner directed below with respect to the following proposal:

     TO CONSIDER AND ACT UPON PROPOSALS TO CONSUMMATE A TAX-FREE DIVISION OF GROVE-COASTAL INTO TWO PARTNERSHIPS, TO LIQUIDATE AND DISSOLVE THE PROPERTY PARTNERSHIP AND TO AMEND GROVE-COASTAL'S PARTNERSHIP AGREEMENT, ALL AS DESCRIBED IN THE OFFER TO EXCHANGE.

 [ ] FOR (Cash or Common Units) [ ] AGAINST               [ ] ABSTAIN


                                   _____________________________________
                                              SIGNATURE

                                   _____________________________________
                                              PLEASE PRINT NAME

                                   _____________________________________
                                              SIGNATURE IF HELD JOINTLY

                                   _____________________________________
                                              PLEASE PRINT NAME

GROVE-COASTAL
ASSOCIATES LIMITED
PARTNERSHIP                        Dated:__________________________, 1997

                         DESCRIPTION OF UNITS TENDERED
                IN GROVE-COASTAL ASSOCIATES LIMITED PARTNERSHIP


                                  TOTAL NUMBER
                                 OF UNITS HELD


                               [Affix Label here]



Tendered for:

[ ] Cash Consideration upon liquidation of the Property Partnership
[ ] Common Units (Available only to Accredited Investors who have completed an Accredited Investor Questionnaire to the satisfaction of the Purchaser)



                     NAME AND ADDRESS OF REGISTERED HOLDER
                             (Please print or type)

                                ___________________________________
                                ___________________________________
                                ___________________________________
                                ___________________________________
                                ___________________________________
                                Social Security or TIN ___-___-_____

                          SIGN HERE TO TENDER UNITS OF
                GROVE-COASTAL ASSOCIATES II LIMITED PARTNERSHIP

Certification - Under penalties of perjury, the undersigned hereby certifies the following:

     (1) The TIN shown in Part 2 of the Substitute Form W-9 below is the correct TIN of the person who is submitting this Letter of Transmittal (and who is required by law to provide such TIN), or such person is waiting for a TIN to be issued and such person either (a) has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (b) intends to mail or deliver an application in the near future (it being understood that if such person does not provide a TIN within sixty (60) days, 31% of all reportable payments made to such person thereafter will be withheld until such person provides a number), and

     (2) The person who is submitting this Letter of Transmittal and who is required by law to provide such TIN is not subject to backup withholding either because such person has not been notified by the IRS that such person is subject to backup withholding as a result of a failure to report all interest or dividends or because the IRS has notified such person that he or she is no longer subject to backup withholding, such person should so indicate by striking through certification (2) above.

     (3) If the FIRPTA Affidavit or the Substitute Form W-8 have been completed, the information provided by the undersigned therein is true and accurate.
     (4) If the ERISA Certification has been completed, the information provided by the undersigned therein is true and accurate.
SIGNATURE(S) OF LIMITED PARTNER(S).
All registered Limited Partners must sign exactly as their name(s) appear(s) on the register of the Property Partnership (see label above).

(Signature)_____________________________

(Print Name)____________________________

(Signature)_____________________________                Date:           ,1997

(Print Name)____________________________

     If signing as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instructions 1 and 3.

Name(s) and Capacity:_____________________________________________
                                    (Please print)

Address:__________________________________________________________

City, State:______________________________________________________

Area Code and Telephone No.:______________________________________


                              SIGNATURE GUARANTEE
                       (IF REQUIRED -- SEE INSTRUCTION 1)

--------------------------------------------------------------------------------
                          Name of Eligible Institution

--------------------------------------------------------------------------------
               Address and Telephone No. of Eligible Institution

Signature________________________Name_________________________Title

IF YOU DO NOT WISH TO TENDER, BUT WISH TO PROVIDE THE PURCHASER WITH YOUR NAME AND ADDRESS FOR PURPOSES OF FUTURE COMMUNICATIONS, PLEASE COMPLETE THE FOLLOWING INFORMATION AND RETURN IT TO THE PURCHASER.

Name(s) and Capacity:
                     -----------------------------------------------------------
                                    (Please print)

Address:
        ------------------------------------------------------------------------

                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

     1. Guarantee of Signatures. No signature guarantee on this Letter of Transmittal is required if this Letter of Transmittal is signed by the registered Limited Partner(s) of the Property Partnership. In all other cases, all signatures on this Letter of Transmittal and any other documents required hereby must be guaranteed to a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, called the "ELIGIBLE INSTITUTIONS"). See Instruction 3.

     2. DELIVERY OF LETTER OF TRANSMITTAL AND OTHER DOCUMENTS. For Units to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Purchaser prior to the Expiration Date (as defined in the Offer to Exchange) at its address set forth herein. A return self-addressed postage prepaid envelope is enclosed for your convenience.

     THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING LIMITED PARTNER. IT IS SUGGESTED THAT AN OVERNIGHT COURIER SERVICE BE USED. However, a Limited Partner may use the postage-paid envelope provided.

     No alternative, conditional or contingent tenders will be accepted. All tendering Limited Partners, by execution of this Letter of Transmittal (or facsimile thereof), waive any right to receive any notice of the acceptance of their tender.

     3. SIGNATURES ON LETTER OF TRANSMITTAL. This Letter of Transmittal must be signed by the Limited Partner(s) and the signature(s) must correspond exactly with the name(s) as they appear on the register of the Property Partnership (which name(s) corresponds to the label affixed to this Letter of Transmittal) without alteration, enlargement or any change whatsoever. If any tendered Units are registered in the names of two or more joint administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit, along with this Letter of Transmittal, proper evidence satisfactory to the Purchaser of their authority to so act.

     4. TRANSFER TAXES. The Purchaser will pay or cause to be paid all transfer taxes, if any, payable on the transfer to it of Units accepted for exchange or payment pursuant to the Exchange Offer.

     5. TENDERS. A Limited Partner must tender all Units owned by it in the Property Partnership if it wishes to tender any such Units. By signing and returning this Letter of

Transmittal the Limited Partner will be deemed to have tendered all its Units in the Property Partnership.

     6. SUBSTITUTE FORM W-9. In order to avoid 31% Federal income tax backup withholding on the payment of the purchase price pursuant to the Exchange Offer, each tendering Limited Partner should verify to the Purchaser its correct taxpayer identification number or Social Security number (Box A of the Substitute Form W-9 set forth below). Failure to provide the information on the form may subject the Limited Partner to 31% Federal income tax withholding on the payments made to the Limited Partner or other payee with respect to Units tendered.

     7. To avoid special withholding requirements applicable to certain foreign persons, the FIRPTA Affidavit (Box B) must be completed.

     8. Exempt foreign persons not subject to tax backup withholding should complete the Substitute W-8 (Box C).

     9. ERISA CERTIFICATION. In order to avoid having the assets of the Purchaser deemed to be "plan assets" for purposes of the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and/or Code Section 4975, the Purchaser has determined to qualify for the "insignificant participation" exception contained in 29 CFR 2510.101 (the "DOL REGULATION"). Therefore, (a) the number of Common Units received by "benefit plan investors", as defined in the DOL Regulation, will be limited to the extent that the Purchaser, in its sole discretion, deems necessary or appropriate to qualify for such exception, and (b) benefit plan investors will receive Cash Consideration upon liquidation of the Property Partnership for each Property Partnership Unit tendered pursuant to the Exchange Offer for which they do not receive Common Units (to be prorated in respect of tenders of fractional Units). In order to permit the Purchaser to comply with this restriction, each Limited Partner that is not a natural person, and is an Accredited Investor that has previously completed an Accredited Investor Questionnaire and is tendering any Units for Common Units, must complete the ERISA Certification (Box D).

     10. DELIVERY OF PAYMENTS. All payments to be made in respect of tendered Units will be made to the registered holder at the address specified on the label affixed to this Letter of Transmittal.

     Failure to provide the information on these forms may subject the Limited Partner to Federal income tax withholding on payments made to the Limited Partners or other payee with respect to the Units tendered.

     IMPORTANT: IN ORDER TO VALIDLY TENDER UNITS IN THE EXCHANGE OFFER, THIS LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF) MUST BE RECEIVED BY THE PURCHASER, PRIOR TO 5:00 P.M., NEW YORK TIME ON AUGUST 15, 1997, UNLESS THE EXCHANGE OFFER IS EXTENDED. IF

YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE COMPLETING THIS LETTER OF TRANSMITTAL, PLEASE CALL THE PURCHASER AT (860) 246-1126; ATTENTION: SHEILA DALEY (EXT. 143) OR MICHELE HULL (EXT. 128).

                           IMPORTANT TAX INFORMATION

     Under Federal income tax law, a Limited Partner whose tendered Units are accepted for payment is required to verify to the Purchaser such Limited Partner's correct Taxpayer Identification Number ("TIN") (Box A). If the tendering Limited Partner has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the tendering Limited Partner should so certify. If the Purchaser is not provided with the correct TIN, the tendering Limited Partner may be subject to a $50 penalty imposed by the Internal Revenue Service ("IRS"). In addition, liquidation proceeds that are paid to such Limited Partner with respect to Units may be subject to backup withholding. See Instruction 6 and the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. Certain foreign Limited Partners may be subject to special withholding requirements. A Limited Partner must complete the FIRPTA Affidavit (Box B) to avoid such withholdings. See Instruction 7. Certain Limited Partners (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. To advise the Purchaser of such status, a Limited Partner who is an "exempt foreign person" must complete the Substitute Form W-8 (Box-C). See Instruction 8.

     If backup withholding applies, the Purchaser is required to withhold 31% of any payment made to the tendering Limited Partner. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup Federal income tax withholding with respect to payment of the purchase price for Units purchased pursuant to the Exchange Offer, a tendering Limited Partner must verify to the Purchaser its correct TIN. If the Units are held in more than one name or are not held in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitution Form W-9" for additional guidance on which number to report. Failure to provide the information on the form may subject the Limited Partner to 31% Federal income tax withholding on the payments made to the Limited Partner or other payee with respect to Units tendered in the Exchange Offer.

--------------------------------------------------------------------------------
                                     BOX A
                 GROVE-COASTAL ASSOCIATES LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
SUBSTITUTE FORM W-9     Please provide the TIN of the person submitting this
                        Letter of Transmittal on the line below or, if such
TAXPAYER                person is awaiting a TIN, check the box.
IDENTIFICATION
NUMBER                          Social Security Number or
                                Employer Identification Number _________________ Awaiting TIN [_]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     BOX B
--------------------------------------------------------------------------------
             (ATTACH ADDITIONAL COPIES FOR JOINT LIMITED PARTNERS)
                               FIRPTA AFFIDAVIT
                              (SEE INSTRUCTION 7)
                 GROVE-COASTAL ASSOCIATES LIMITED PARTNERSHIP

   Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership in which 50 percent or more of the value of gross assets consists of U.S. real property interest and 90 percent or more of the value of the gross assets consist of U.S. real property interests plus cash or cash equivalents, if the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Units tendered in the Exchange Offer, the Limited Partner hereby certifies the following under penalties of perjury:

   (1) The Limited Partner, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

   (2) The Limited Partner's U.S. social security number (for individuals) or employer identification number (for non-individuals) is ______________________;

   (3) The Limited Partner's home address (for individuals) or office address and (if applicable) place of incorporation (for non-individuals) is ____________

_______________________________________________________________________________.

The Limited Partner understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     BOX C
--------------------------------------------------------------------------------
             (ATTACH ADDITIONAL COPIES FOR JOINT LIMITED PARTNERS)
                              SUBSTITUTE FORM W-8
                              (SEE INSTRUCTION 8)
                 GROVE-COASTAL ASSOCIATES LIMITED PARTNERSHIP

   By checking this box [_], the Limited Partner certifies that it is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. Federal income tax laws, because the Limited Partner:

   (1) is a nonresident alien individual or a foreign corporation, partnership, estate or trust;

   (2) if an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

   (3) neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     BOX D
--------------------------------------------------------------------------------
             (ATTACH ADDITIONAL COPIES FOR JOINT LIMITED PARTNERS)
                              ERISA CERTIFICATION
                              (SEE INSTRUCTION 9)
                 GROVE-COASTAL ASSOCIATES LIMITED PARTNERSHIP

   The United States Department of Labor (the "DOL") has promulgated 29 CFR 2510.101 (the "DOL REGULATION") defining the term "plan assets" for purposes of the fiduciary requirements of Employee Retirement Income Security Act of 1974, as amended (the "ERISA") and the prohibited transaction provisions of ERISA and Code Section 4975. Under the DOL Regulation, when an employee benefit plan or an entity that holds the assets of an employee benefit plan ("BENEFIT PLAN INVESTORS") makes an equity investment in another entity, the underlying assets of that entity generally will be considered plan assets unless one of the exceptions contained in the DOL Regulation is met. In order to avoid having its assets deemed to be plan assets of any Benefit Plan Investor that owns Common Units, the Purchaser has determined to use its best effort to qualify for the "insignificant participation" exception contained in the DOL Regulation, which requires that Benefit Plan Investors must own less than 25% of the Common Units (excluding any Common Units owned by non-Benefit Plan Investors that have discretionary authority over the Purchaser's assets or that provide investment advice to it for a fee). In order to permit the Purchaser to comply with this restriction, each Limited Partner that is not a natural person, and is an Accredited Investor that has previously completed an Accredited Investor Questionnaire and is tendering any Units for Common Units, hereby certifies the following under penalties of perjury [check one]:

   [_] It is a Benefit Plan Investor because it is [check applicable category]:
       [_] an employee welfare benefit plan or employee pension benefit plan, as those terms are defined in ERISA Section 3, whether or not such plan is subject to ERISA (including, without limitation: (i) a pension, profit sharing, stock bonus or employee stock ownership plan that is qualified under Code Section 401(a), and is established for the benefit of the employees of any employer or is a "Keogh" plan established for the benefit of a self-employed individual (or the partners of a partnership), or (ii) a governmental plan (as defined in ERISA));
       [_] an individual retirement account or annuity described in Code Section
           408k; or

       [_] any other entity or account the underlying assets of which are deemed to be "plan assets," within the meaning of 29 CFR Section 2510.3-101 (including, without limitation, a bank collective investment vehicle or group trust or an insurance company separate account) as follows [describe]:
           _____________________________________________________________________
           _____________________________________________________________________
           _____________________________________________________________________
           _____________________________________________________________________

       [_] It is not a Benefit Plan Investor.
--------------------------------------------------------------------------------

                    Letters of Transmittal must be sent to:

                             Grove Operating, L.P.

By:  Hand or Overnight Delivery:                 Facsimile:
      c/o Grove Property Trust                 (860) 527-0401
         598 Asylum Avenue
    Hartford, Connecticut  06105   Confirm facsimile transmission by telephone:
                                              (860) 246-1126
                                            (ext. 143 or 128)

                 For information regarding this Exchange Offer
                           contact the Purchaser at:

                           c/o Grove Property Trust
              Sheila Daley (ext. 143) or Michele Hull (ext. 128)
                                (860) 246-1126

                                   ADDENDUM
                                      To
                             LETTER OF TRANSMITTAL
                      To Tender Limited Partnership Units
                                      OF
                          GROVE-COASTAL ASSOCIATES II
                              LIMITED PARTNERSHIP
          Tendered Pursuant to Offer to Exchange Dated June 19, 1997
                         AS AMENDED ON AUGUST 13, 1997

            THIS ADDENDUM TO LETTER OF TRANSMITTAL ALSO CONSTITUTES
A PROXY TO VOTE WITH RESPECT TO CERTAIN PARTNERSHIP PROPOSALS AND MAY BE USED BY
        A LIMITED PARTNER WITHOUT PARTICIPATING IN THE EXCHANGE OFFER.

             THE MODIFIED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                          AT 5:00 P.M., NEW YORK TIME
                  WEDNESDAY, OCTOBER 1, 1997, UNLESS EXTENDED

                        This Addendum must be sent to:
                             Grove Operating, L.P.

By:  Hand or Overnight Delivery:                   Facsimile:
   c/o Grove Property Trust                      (860) 527-0401
      598 Asylum Avenue             Confirm facsimile transmission by telephone:
 Hartford, Connecticut  06105                    (860) 246-1126
                                                 ext. 143 or 128

     Delivery of this Addendum to Letter of Transmittal or any other required documents to an address other than the one set forth above or transmissions of instructions via facsimile other than as set forth above does not constitute valid delivery.

     This Addendum to Letter of Transmittal is to be completed by Limited Partners of Grove-Coastal Associates Limited Partnership, a Connecticut limited partnership ("GROVE-COASTAL"), pursuant to the procedures set forth in the August 13, 1997 Supplement to the June 19, 1997 Offer to Exchange (as defined below). Please sign this Addendum on the bottom of page 2, and indicate your vote on the matter described in the attached Proxy to Vote. Please sign the attached proxy and return it to the address set forth above.

Ladies and Gentlemen:

     This Addendum to the Letter of Transmittal ("ADDENDUM") supplements that certain Letter of Transmittal ("LETTER OF TRANSMITTAL") that accompanied the Offer to Exchange dated June 19, 1997 (the "ORIGINAL SOLICITATION") from Grove Operating, LP (the "OPERATING PARTNERSHIP") to the holders of limited partnership interests (the "LIMITED PARTNERS") in Grove-Coastal Associates Limited Partnership. The Original Solicitation was amended and modified by that certain Supplement, dated August 13, 1997 (the "SUPPLEMENT"), receipt of which is hereby acknowledged. Capitalized terms used but not defined in this Addendum shall have the meanings set forth in the Original Solicitation, Letter of Transmittal or Supplement.

     By signing this Addendum below, the undersigned hereby ratifies and confirms the vote taken, consents granted or withheld, the units tendered, and the representations, covenants and agreements set forth in, the Letter of Transmittal which either accompanies this Addendum or was previously submitted by the undersigned to the Operating Partnership, all subject to the modifications described in the Supplement to the Original Solicitation, as the same may be amended or supplemented (hereinafter, the "OFFER TO EXCHANGE"), and subject to the vote which is part of this Addendum. The undersigned represents and warrants that all agreements, representations, warranties, appointments, covenants, understandings, and undertakings contained in the Letter of Transmittal remain accurate and true, and in full force and effect, subject only to the express modifications thereof set forth in this Addendum.


                                    ___________________________
                                    SIGNATURE

                                    ___________________________
                                    Please print name

                                    ___________________________
                                    SIGNATURE IF HELD JOINTLY

                                    ___________________________
                                    Please print name


                                    Dated:  ____________, 1997

                                 PROXY TO VOTE

PLEASE COMPLETE THE FOLLOWING, WHETHER OR NOT YOU WISH TO TENDER UNITS:

     The undersigned hereby irrevocably appoints Damon Navarro, Brian Navarro, Joseph LaBrosse, singly, or any other designees of the Purchaser, as the attorneys and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall in his sole discretion deem proper. This proxy is irrevocable and shall revoke any other proxy granted by the undersigned at any time with respect to the Units represented hereby (other than the proxy contained in the Letter of Transmittal), and no subsequent proxies will be given (and if given, will not be deemed to be effective) with respect thereto by the undersigned.

     This Proxy, when properly executed, will be voted in the manner directed below with respect to the following proposal:

     TO CONSIDER AND ACT UPON A PROPOSAL TO LIQUIDATE AND DISSOLVE THE PROPERTY PARTNERSHIP AND TO AMEND GROVE-COASTAL'S PARTNERSHIP AGREEMENT, ALL IS DESCRIBED IN THE ORIGINAL SOLICITATION, AS MODIFIED BY THE TERMS SET FORTH IN THE SUPPLEMENT.

     [_] FOR (Cash or Common Units) [_] AGAINST               [_] ABSTAIN


                              _____________________________________
                                            SIGNATURE

                              _____________________________________
                                        PLEASE PRINT NAME

                              _____________________________________
                                   SIGNATURE IF HELD JOINTLY

                              _____________________________________
                                       PLEASE PRINT NAME

GROVE-COASTAL
ASSOCIATES LIMITED
PARTNERSHIP                   Dated:__________________________, 1997

            This Addendum to Letter of Transmittal must be sent to:

                             Grove Operating, L.P.

By:  Hand or Overnight Delivery:                     Facsimile:
c/o Grove Property Trust                           (860) 527-0401
598 Asylum Avenue
Hartford, Connecticut  06105        Confirm facsimile transmission by telephone:
                                                   (860) 246-1126
                                                 (ext. 143 or 128)

                 For information regarding this Exchange Offer
                           contact the Purchaser at:

                            c/o Grove Property Trust
               Sheila Daley (ext. 143) or Michele Hull (ext. 128)
                                 (860) 246-1126